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Exhibit 18

CREDIT AGREEMENT
(CANADA)

BETWEEN:

PETRO-CANADA
(AS BORROWER)

–AND–

THE FINANCIAL INSTITUTIONS SIGNATORY HERETO
(AS LENDERS)

–AND–

BANK OF MONTREAL
(AS ADMINISTRATIVE AGENT)

–WITH–

BMO NESBITT BURNS
(AS LEAD ARRANGER AND BOOKRUNNER)

–AND–

RBC CAPITAL MARKETS AND SCOTIA CAPITAL
(AS CO-SYNDICATION AGENTS)

MARCH 18, 2004

BURNET, DUCKWORTH & PALMER LLP
FRASER MILNER CASGRAIN LLP

5.7	Interest on Overdue Amounts	55
5.8	Standby Fees	55
5.9	Agent's Fees	56
5.10	Maximum Rate Permitted by Law	56
5.11	Waiver	56
5.12	Interest and Fee Adjustment	56
ARTICLE 6 PAYMENT AND TAXES
6.1	Time, Place and Currency of Payment	57
6.2	Application of Payments Prior to an Event of Default	57
6.3	Taxes	57
ARTICLE 7 CONDITIONS PRECEDENT TO DISBURSEMENT OF THE BORROWINGS
7.1	Conditions Precedent	59
7.2	Continuing Conditions Precedent	61
7.3	Waiver of a Condition Precedent	61
ARTICLE 8 COVENANTS OF THE BORROWER
8.1	Covenants of the Borrower	61
8.2	Financial Covenants	67
8.3	Designation of Designated Subsidiaries	67
ARTICLE 9 EVENTS OF DEFAULT
9.1	Events of Default	67
9.2	Acceleration and Demand	70
9.3	Waiver of Default	70
9.4	Application of Payments Following Demand and Acceleration	71
9.5	Remedies Cumulative	71
9.6	Set-Off	72
9.7	Cash Collateral Accounts	72
9.8	Lenders May Perform Covenants	72
ARTICLE 10 EXPENSES AND INDEMNITIES
10.1	Reimbursement of Expenses and Indemnity	72
10.2	Increased Cost	73
10.3	Illegality	74
10.4	Substitute Basis of Borrowing	74
10.5	Funding Indemnity	75
10.6	General Indemnity	76
ARTICLE 11 THE AGENT AND THE LENDERS
11.1	Authorization	77
11.2	Responsibility of Agent	77
11.3	Acknowledgement of Lenders	77
11.4	Rights and Obligations of Each Lender	78
11.5	Determinations by Lenders	78
11.6	Notices between the Lenders, the Agent and the Borrower	78
11.7	Agent's Duty to Deliver Documents Obtained from the Borrower	78
11.8	Arrangements for Borrowings	79
11.9	Arrangements for Repayment of Borrowings	79
11.10	Repayment by Lenders to Agent	80
11.11	Adjustments Among Lenders	80
11.12	Lenders' Consents to Waivers, Amendments, etc.	81

ii

11.13	Reimbursement of Agent's Expenses	82
11.14	Reliance by Agent on Notices, etc.	82
11.15	Relations with Borrower	82
11.16	Sharing of Information	83
11.17	Successor Agent	83
11.18	Dealing with the Agent	83
11.19	Indemnity of Agent	83
ARTICLE 12 SUCCESSORS AND ASSIGNS AND JUDGMENT CURRENCY
12.1	Successors and Assigns	84
12.2	Exchange and Confidentiality of Information	85
12.3	Judgment Currency	86
ARTICLE 13 MISCELLANEOUS
13.1	Severability	86
13.2	Survival of Undertakings	86
13.3	Failure to Act	86
13.4	Waivers	87
13.5	Amendments	87
13.6	Notice	87
13.7	Further Assurances	87
13.8	Governing Law	87
13.9	Whole Agreement	87
13.10	Term of Agreement	88
13.11	Time of Essence	88
13.12	Jurisdiction	88
13.13	Counterpart Execution	89
SCHEDULES
Schedule A	Notice of Borrowing, Repayment, Prepayment or Cancellation of Commitment
Schedule B	Notice of Borrowing by way of Bankers' Acceptances
Schedule C	Conversion Notice
Schedule D	Rollover Notice
Schedule E	Compliance Certificate
Schedule F	Lender Assignment Agreement
Schedule G	Request for Offer of Extension
Schedule H	Power of Attorney Terms—Bankers' Acceptances
Schedule I	Form of Direct Letter of Credit
Schedule J	Reallocation Request

iii

  THIS CREDIT AGREEMENT is dated as of March 18, 2004.

BETWEEN:

  PETRO-CANADA, a corporation incorporated under the laws of Canada, having an office in Calgary, Alberta

OF THE FIRST PART

AND

  EACH OF THE FINANCIAL INSTITUTIONS NAMED ON THE SIGNATURE PAGES HERETO OR AS FROM TIME TO TIME BECOME LENDERS HEREUNDER, in their capacities as Lenders

OF THE SECOND PART

AND

  BANK OF MONTREAL, a Canadian chartered bank having a branch in Toronto, Ontario, in its capacity as Agent

OF THE THIRD PART

        WHEREAS

        1.     the Borrower has requested the Lenders to provide the Borrower with a credit facility in an amount not exceeding Cdn. $850,000,000; and

        2.     the Agent, the Lenders and the Borrower wish to enter into this Agreement to provide the credit facility referred to in paragraph 1 to the Borrower on the terms and conditions of this Agreement;

        NOW THEREFORE, in consideration of the premises, the covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

ARTICLE 1
INTERPRETATION

1.1   Definitions

        In this Agreement and the Schedules hereto and in all notices pursuant to this Agreement, unless something in the subject matter or context is inconsistent therewith, the following words and phrases shall have the following meanings:

        "Acceleration Notice" means a written notice delivered by the Agent to the Borrower pursuant to Section 9.2 declaring all indebtedness and liabilities of the Borrower outstanding to the Lenders hereunder to be immediately due and payable;

        "Acceptance Fees" has the meaning given to it in Section 5.4;

        "Accommodations" means the advance of Loans by the Lenders, the acceptance of Bankers' Acceptances or, if applicable, the advance of BA Equivalent Advances by the Lenders and the issuing of Letters of Credit executed by the Agent as attorney for and on behalf of the Lenders or issued by a Fronting Lender for the account of the Lenders;

        "Accounts" means the accounts and records established by the Agent pursuant to Section 4.6 to record the Borrower's liability to each of the Lenders in respect of the Borrowings and other amounts outstanding by the Borrower to each of the Lenders hereunder;

        "Additional Compensation" has the meaning given to it in Section 10.2;

        "Affected Lender" has the meaning given to it in Section 4.4;

        "Affiliate" means any person which, directly or indirectly, controls, is controlled by or is under common control with another person; and for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" or "under common control with") means the power to direct or cause the direction of the management and policies of any person, whether through the ownership of Voting Shares or by contract or otherwise;

        "Agent" means BMO when acting in its capacity as Agent hereunder and includes any successor agent appointed pursuant to Section 11.17;

        "Agent's Account for Payments" means with respect to payments made by the Borrower or a Lender, such accounts maintained by the Agent at the Agent's Branch of Account referred to in the definition thereof as the Agent may from time to time advise the Borrower or the Lenders, as applicable, in writing;

        "Agent's Branch of Account" means with respect to Accommodations and Borrowings, the principal office of the Agent in Toronto, Ontario or such other office or branch of the Agent in Canada as the Agent and the Borrower, each acting reasonably, may agree upon from time to time and as advised to the Lenders in writing;

        "Agreeing Lender" has the meaning given to it in Section 3.21(b);

        "Agreement" means this agreement, all Schedules attached hereto and any future amendments, variations or supplements thereto;

        "BA Equivalent Advance" means an advance made in Canadian Dollars by a Non-Acceptance Lender as part of an Accommodation by way of Bankers' Acceptances;

        "Bankers' Acceptances" means bankers' acceptances denominated in Canadian Dollars in the form of either a depository bill, as defined in the Depository Bills and Notes Act (Canada), or a blank non-interest bearing bill of exchange, as defined in the Bills of Exchange Act (Canada), in either case drawn by the Borrower and accepted and, if applicable, purchased by the Lenders at the request of the Borrower pursuant to either Section 3.5 or 3.18;

        "BMO" means Bank of Montreal and its successors and permitted assigns;

        "Borrower" means Petro-Canada, a corporation incorporated under the laws of Canada, having its principal office in Calgary, Alberta, Canada;

        "Borrowings" means, at any time, the principal amount outstanding by way of Loans together with the face amount outstanding of Bankers' Acceptances (and, if applicable, any related BA Equivalent Advances) issued by the Borrower and accepted and, if applicable, purchased by the Lenders and the undrawn amount of all outstanding Letters of Credit issued by the Agent and the Fronting Lenders for and on behalf of the Lenders;

        "bps" means one one-hundredth of one percent (.01%);

        "Branch of Account" means, with respect to each Lender, the branch or office of such Lender at the address set out opposite such Lender's name on the signature pages of this Agreement or in the Lender Assignment Agreement or such other branch or office in Canada as such Lender may from time to time advise the Borrower and the Agent in writing; but, for purposes of delivery of any notice required to be delivered by the Agent to a Lender pursuant to Section 11.8 and for the purposes of effecting any payments to a Lender in connection with this Agreement, a Lender may specify by notice in writing to the Borrower and the Agent any other branch or office of such Lender in Canada and such branch or office shall thereafter be the Branch of Account of such Lender for such purpose;

        "Business Day" means a day, excluding Saturday and Sunday, on which banking institutions are open for business in Calgary, Alberta and Toronto, Ontario and:

(a)
in respect of any matters hereunder relating to U.S. Dollars, a day on which banking institutions are also open for business in New York, New York;

(b)
in respect of any matters hereunder relating to determining Libor for any Libor Interest Period on Libor Loans denominated in Canadian Dollars, U.S. Dollars or Pounds Sterling, as applicable, a day on which dealings in Canadian Dollars, U.S. Dollars or Pounds Sterling, as applicable, by and between banks in the London, England interbank market may be conducted; and

(c)
in respect of any matters hereunder relating to Euros, a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System (or any successor system) is operating;

        "Canadian Dollars", "Cdn. Dollars" and the symbol "Cdn. $" each means lawful money of Canada;

        "Capital Adequacy Guidelines" means Guideline A, Part I, dated January 2001, entitled "Capital Adequacy Requirements" and Guideline A, Part II, dated November 1997, entitled "Capital Adequacy Requirements—Market Risk" each issued by the Office of the Superintendent of Financial Institutions Canada (which encompass the guidelines contained in the report dated July 1998 and entitled "International Convergence of Capital Measurement and Capital Standards" released by the Basel Committee on Banking Regulations and Supervisory Practices of the Bank for International Settlements) and all other guidelines or requirements relating to capital adequacy issued by the Office of the Superintendent of Financial Institutions of Canada or any other governmental or regulatory authority in Canada regulating or having jurisdiction with respect to any Lender, as amended, modified, supplemented, reissued or replaced from time to time;

        "Capital Lease" means any lease or charter of property, real or personal, which would, in accordance with Generally Accepted Accounting Principles, be required to be classified and accounted for as a capital lease on a balance sheet of a lessee, where the lessee is the Borrower or a Subsidiary;

        "Capitalized Lease Obligation" means, at any time, the amount of any obligation which would, in accordance with Generally Accepted Accounting Principles, be required to be classified and accounted for as a Capital Lease on the consolidated balance sheet of the Borrower and its Subsidiaries;

        "Cdn. Prime Loans" means the advances in Canadian Dollars made available by the Lenders to the Borrower pursuant to either Section 3.5 or 3.18 and on which the Borrower has agreed to pay interest in accordance with Section 5.1;

        "Cdn. Prime Rate" means, with respect to Cdn. Prime Loans, the greater of:

(a)
the annual rate of interest announced from time to time by the Agent as being its reference rate then in effect for determining interest rates on Canadian Dollar denominated commercial loans made by the Agent in Canada; and

(b)
a rate of interest per three hundred and sixty-five (365) day period equal to the One Month BA Rate plus three quarters of one percent (3/4%);

provided that, if the rates of interest in (a) and (b) above are equal, then the "Cdn. Prime Rate" shall be the rate specified in (a) above;

        "CDOR Rate" means, on any day:

(a)
for Bankers' Acceptances which have a Standard Term, the per annum rate of interest which is the rate determined as being the arithmetic average of the rates per annum (calculated on the basis of a year of three hundred and sixty-five (365) days) applicable to Canadian Dollar bankers'

  acceptances having identical issue and comparable maturity dates as the Bankers' Acceptances proposed to be issued by the Borrower displayed and identified as such on the display referred to as the "CDOR Page" (or any display substituted therefor) of Reuter Monitor Money Rates Service as at approximately 8:00 a.m. (Calgary time) on such day (as adjusted by the Agent in good faith after 8:00 a.m. (Calgary time) to reflect any error in a posted rate of interest or in the posted average annual rate of interest); and

(b)
for Bankers' Acceptance which do not have a Standard Term, the arithmetic average of the discount rate quoted by each Schedule I Reference Lender (determined by the Agent as of 8:00 a.m. (Calgary time) on such day) which would be applicable in respect of an issue of bankers' acceptances in a comparable amount and with identical maturity dates to the Bankers' Acceptances proposed to be issued by the Borrower on such day;

        "Claim" has the meaning given to it in Section 10.6;

        "Commitment" means each Lender's obligation hereunder to make Loans and BA Equivalent Advances available to, and accept and, if applicable, purchase Bankers' Acceptances from, and issue Letters of Credit for the account of, the Borrower in an aggregate principal amount in Cdn. Dollars or the Equivalent Amount thereof in U.S. Dollars, Euros or Pounds Sterling or any combination thereof, as applicable, in the amount set forth opposite such Lender's name on the signature pages hereto or in a Lender Assignment Agreement as such Lender's Commitment, as such amount may hereafter be increased, decreased, cancelled or terminated from time to time pursuant to this Agreement;

        "Compliance Certificate" means a compliance certificate substantially in the form attached hereto as Schedule E executed on behalf of the Borrower by any of the Chairman, the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, any Vice-President, the Treasurer or the Corporate Secretary of the Borrower;

        "Conflicted Lender" has the meaning given to it in Section 3.4(b);

        "Consolidated Capitalization" means, at any time and as determined in accordance with GAAP on a consolidated basis and without duplication, the aggregate of Consolidated Shareholders' Equity and Consolidated Debt;

        "Consolidated Debt" means, at any time and as determined in accordance with GAAP on a consolidated basis and without duplication, an amount equal to the aggregate of:

(a)
the aggregate amount of all obligations, liabilities and indebtedness of the Borrower and its Subsidiaries which would be classified as Indebtedness for Borrowed Money upon a consolidated balance sheet of the Borrower and its Subsidiaries; and

(b)
to the extent, if any, not included in paragraph (a) of this definition:

(i)
Guarantees by the Borrower or any Subsidiary of the Indebtedness for Borrowed Money of any other person; provided that any such Indebtedness for Borrowed Money of such other person shall for purposes of this clause include obligations of the kind described in paragraphs (i) through (vii) inclusive of this paragraph (b) of this definition of Consolidated Debt;

(ii)
reimbursement obligations of the Borrower or any Subsidiary in respect of letters of credit and letters of guarantee issued in respect of or to secure Indebtedness for Borrowed Money or any pension obligations of the Borrower;

(iii)
obligations of the Borrower or any Subsidiary:

(A)
to purchase Indebtedness for Borrowed Money or to advance or supply funds for the payment or purchase of such indebtedness of a person, including by way of the purchase of debt securities, other similar obligations or shares; or

    (B)
    to make any payment, loan, advance, capital contribution or other investment in or to a person or become or be bound by any agreement to do so, for the purpose of assuring a minimum equity, an asset base, a working capital or other balance sheet test or condition for any date or to provide funds for the payment of any debt liability, dividend or share liquidation payment, or otherwise to supply funds to or in any manner invest in a person if, in any such case, the purpose thereof may reasonably be considered to be to provide an assurance of payment of the Indebtedness for Borrowed Money of such person;

    other than where such person is the Borrower or a Subsidiary and provided that a Dealer Repurchase Agreement shall not constitute Consolidated Debt unless included therein by virtue of paragraph (a) of this definition;

  (iv)
  obligations of the Borrower or any Subsidiary with respect to Production Payments and deferred revenues relating to third party obligations;

  (v)
  Capitalized Lease Obligations;

  (vi)
  Purchase Money Obligations; and

  (vii)
  Non-Recourse Debt;

but shall exclude:

  (viii)
  any particular obligation, liability or indebtedness of the Borrower or any Subsidiary if, upon or prior to the maturity thereof, there shall have been irrevocably deposited with the proper depositary in trust the necessary funds (or evidences of indebtedness) for the payment, redemption or satisfaction of such obligation, liability or indebtedness, and thereafter such funds and evidences of such obligation, liability or indebtedness or other security so deposited are not included in any computation of the assets of such person in accordance with GAAP; and

  (ix)
  any indebtedness of the Borrower or any Subsidiary which is expressed to be subordinate in all respects (including in right of payment) to Borrowings and all other amounts owing hereunder upon the occurrence of an Event of Default, provided that any maturity date in respect of any such indebtedness is after the Maturity Date of any Lender;

        "Consolidated Debt to Capitalization Ratio" means, as of the last day of a Fiscal Quarter, the ratio of Consolidated Debt to Consolidated Capitalization;

        "Consolidated Net Tangible Assets" means the total amount of assets as shown on the most recent annual audited or quarterly unaudited consolidated balance sheet of the Borrower and computed in accordance with GAAP, including investments in unconsolidated Subsidiaries, after deducting therefrom:

(a)
all amounts attributable to goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other similar intangibles; and

(b)
appropriate adjustments on account of minority interests of other persons holding stock of a Subsidiary;

        "Consolidated Shareholders' Equity" means, at any time and as determined in accordance with GAAP, the consolidated shareholders' equity of the Borrower;

        "Conversion" means a conversion of one type of Borrowing into another type of Borrowing pursuant to Section 3.18;

        "Conversion Date" means a Business Day that the Borrower has notified the Agent at the Agent's Branch of Account as the date on which a Conversion is to take effect pursuant to Section 3.18;

        "Conversion Notice" means a notice of a Conversion, substantially in the form of Schedule C hereto;

        "Core Business" means, in respect of the Borrower on a consolidated basis, the business of exploring for, developing and producing petroleum and natural gas in all areas of the world, including in offshore areas and from in situ and other bitumen reserves, and refining, extracting, fractionating, transporting, storing and marketing petroleum and natural gas products, including retail marketing of such products and ancillary retail marketing;

        "Credit Facility" means the credit facility made available hereunder by the Lenders and represented by each Lender's Commitment;

        "Damages" has the meaning given to it in Section 10.6;

        "Dealer Repurchase Agreement" means any arrangement between the Borrower and any Subsidiary, on the one hand, and any lender to a person who operates a retail establishment or wholesale business at or from which products of the Borrower or such Subsidiary are sold, on the other hand, pursuant to which the Borrower or such Subsidiary agrees to purchase from such person or lender all or a portion of the inventory of such person at a fixed or determinable price upon the occurrence of certain stated events;

        "Default" means any event or circumstance which, with the giving of notice or lapse of time, would constitute an Event of Default;

        "Default Rate" means the applicable rate of interest set forth in Section 5.7;

        "Designated Subsidiary" means, at any time:

(a)
any wholly-owned Subsidiary of the Borrower which owns greater than 10% of Consolidated Net Tangible Assets; and

(b)
each Subsidiary of the Borrower which the Borrower has designated as a Designated Subsidiary under Section 8.3 and in respect of which such designation has not been revoked under Section 8.3;

provided that for the purposes of this definition a Subsidiary that becomes a Designated Subsidiary pursuant to paragraph (a) of this definition shall continue to be a Designated Subsidiary notwithstanding that at a later date it is no longer wholly-owned by the Borrower unless and until such designation is validly revoked pursuant to Section 8.3(b) hereof;

        "Direct Letter of Credit" means any Letter of Credit executed by the Agent in the name and on behalf of, and as attorney-in-fact for, the Lenders;

        "Discount Proceeds" means, in respect of any Bankers' Acceptance required to be purchased by a Lender pursuant to Sections 3.7(a) or 3.7(h), an amount (rounded to the nearest whole cent with one-half of one cent being rounded-up) determined as of the applicable Drawdown Date, Conversion Date or Rollover Date which is equal to:

Face Amount × Price

where "Face Amount" is the face amount of such Bankers' Acceptance and "Price" is equal to:

             1
1+(Rate × Term)

where the "Rate" is the applicable Discount Rate (or, as applicable, Non-Acceptance Discount Rate) expressed as a decimal on the Drawdown Date, Conversion Date or Rollover Date, as the case may be; the "Term" is the term of such Bankers' Acceptance expressed as a number of days divided by three hundred and sixty-five (365); the Price as so determined is rounded up or down to the fifth decimal place with .000005 being rounded-up; and the annual rate of interest to which the "Rate" used in the foregoing determination of Discount Proceeds is equal, is the "Rate" multiplied by the actual number of days in a period of one (1) year commencing on the day such Discount Proceeds are determined and divided by three hundred and sixty-five (365);

        "Discount Rate" means on any day:

(a)
with respect to an issue of Bankers' Acceptances issued by a Schedule I Lender, the CDOR Rate on such day; and

(b)
with respect to an issue of Bankers' Acceptances issued by a Schedule II Lender, the lesser of (i) the rate set out in paragraph (a) of this definition plus seven (7) bps, and (ii) the average of the rates on such day, at or about 8:00 a.m. (Calgary time) on such day, quoted by each Schedule II Reference Lender as being the discount rate (expressed as a rate per annum based on a year of three hundred and sixty-five (365) days) at which such Schedule II Reference Lender is offering at such time on such day for the purchase of Bankers' Acceptances denominated in Canadian Dollars having a comparable face value and identical issue and maturity dates to the face value and issue and maturity date of the Bankers' Acceptances proposed to be issued by the Borrower and accepted by such Schedule II Reference Lender on such day;

        "Drawdown" means an advance of Borrowings hereunder but does not include a Rollover or Conversion;

        "Drawdown Date" means a Business Day on which the Borrower has requested Borrowings pursuant to Section 3.5;

        "Drawdown Notice" means a notice of Drawdown substantially in the form of Schedule A hereto;

        "Effective Date" has the meaning given to it in Section 7.1;

        "EMU" means economic monetary union as contemplated in the Treaty on European Union;

        "EMU Legislation" means legislative measures of the European Council for the introduction of, change over to or operation of a single or unified European currency (whether known as the Euro or otherwise), being in part the implementation of the third stage of EMU;

        "Environmental Laws" means any and all federal, provincial, local and foreign statutes, laws, regulations, ordinances, rules, decrees or other governmental restrictions relating to the environment, to the release of any materials into the environment or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, industrial substances, toxic substances, hazardous substances or wastes but only to the extent such Environmental Laws are legally applicable to the Borrower or any of its Subsidiaries;

        "Environmental Liabilities" means, in respect of the Borrower or any Subsidiary, any and all legal obligations and liabilities for any Release, any environmental damage, any contamination or any other environmental problem caused by the Borrower or such Subsidiary and which adversely impacts any person, property or the environment as a result of any Release or the condition of any property or asset having a significant adverse impact on the environment, whether or not caused by a breach of any applicable laws (including, but not limited to, any Environmental Laws), including, without limitation, all obligations and liabilities arising from or related to: any surface, underground, air, ground water, or surface water contamination; the abandonment or plugging of any well; restorations and reclamations; the removal of or failure to remove any foundations, structures or equipment; the cleaning up or reclamation of storage sites; violation of pollution standards; and personal injury (including sickness, disease or death) and property damage arising from the foregoing;

        "Equivalent Amount" in one currency (the "First Currency") of an amount in another currency (the "Other Currency") means, as of the date of determination, the amount of the First Currency which would be required to purchase such amount of the Other Currency at the Bank of Canada noon (Toronto time) rate for such currencies on such date of determination (as quoted or published from time to time by the Bank of Canada) or, if such date of determination is not a Business Day, on the Business Day immediately preceding such date of determination, or at such other rate as may have been agreed to by the Borrower and the Agent;

        "Euro" means the single currency of Participating Member States of the European Union;

        "Event of Default" means any of the events or circumstances specified in Section 9.1;

        "Excluded Taxes" means Taxes imposed by Canada or any political subdivision thereof with respect to payments made by a Lender hereunder where:

(a)
such Taxes are imposed on or are measured by reference to or in respect of the overall net income, gains or capital of a Lender; or

(b)
such Taxes are imposed pursuant to a Part XIII.1 or Part XIV of the Income Tax Act (Canada) or are in the nature of franchise taxes;

(c)
such Taxes are imposed by reason of a Lender being (or being deemed to be) a non-resident of Canada for the purposes of Part XIII of the Income Tax Act (Canada); or

(d)
the representation and warranty set out in Section 6.3(d) is in fact not true in respect of a Lender, regardless of whether such representation and warranty has been or is required to be made by any such Lender;

        "Exempt Lenders" means a Lender which is not subject to the U.S. Economic Sanctions;

        "Extending Lenders" has the meaning given to it in Section 3.21(e);

        "Fed Funds Rate" means, on any day, the rate of interest per annum for that day set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (the "H.15(519)") opposite the caption "Federal Funds (Effective)" and, if on any day such rate is not yet published in H.15(519), the rate for such day shall be the rate set forth in the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, for such day published by the Federal Reserve Board (the "Composite 3:30 p.m. Quotations") under the caption "Federal Funds Effective Rate"; provided that if such rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, such rate shall be the average of the interest rates per annum quoted for such day on overnight Federal funds (such words to have the meaning generally given to them by money market brokers of recognized standing doing business in the United States of America) transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent, acting reasonably;

        "Fiscal Quarter" means the three month period commencing on the first day of each Fiscal Year and each successive three month period thereafter during such Fiscal Year;

        "Fiscal Year" means the Borrower's fiscal year which at present commences on January 1 of each year and ends on December 31 of such year;

        "Forms" has the meaning given to it in Section 6.3(b);

        "Fronted LC Commitment" means each Fronting Lender's obligation hereunder to issue Fronted Letters of Credit for the account of the Borrower in an aggregate principal amount in Cdn. Dollars (or the Equivalent Amount in U.S. Dollars, Euros or Pounds Sterling) equal to the amount set forth opposite such Fronting Lender's name on the signature pages hereto or in a Lender Assignment Agreement as such Fronting Lender's Fronted LC Commitment or in an agreement between the Borrower and such Lender of which the Agent has received a copy, in any case, as such amount may hereafter be increased, decreased, cancelled or terminated from time to time pursuant to this Agreement;

        "Fronted Letter of Credit" means a Letter of Credit issued by a Fronting Lender for the account of the Lenders;

        "Fronting Fee" has the meaning given to it in Section 5.5(b);

        "Fronting Fee Rate" means the per annum fee of 12 1/2 bps to be charged by a Fronting Lender for the issuance of Fronted Letters of Credit by such Fronting Lender;

        "Fronting Lender" means each Lender who from time to time agrees with the Borrower to issue Fronted Letters of Credit for so long as such Lender has a Fronting LC Commitment hereunder or has issued Fronted Letters of Credit hereunder which remain outstanding;

        "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles which are in effect from time to time in Canada;

        "Guarantee" means any undertaking to assume, guarantee, endorse (other than the routine endorsement of cheques in the ordinary course of business), contingently agree to purchase or to provide funds for the payment of, or otherwise become liable in respect of, any obligation of any person;

        "Indebtedness for Borrowed Money" means all obligations for money borrowed including reimbursement obligations in respect of bankers' acceptances and note purchase facilities and obligations evidenced by a note, bond, debenture, acceptance or other similar instrument;

        "Indemnified Party" has the meaning given to it in Section 10.6;

        "Information" has the meaning given to it in Section 12.2;

        "Interest Date" means the last day of each month;

        "Interest Determination Date" means, with respect to a Libor Loan, the date which is two (2) Business Days prior to the first day of the Libor Interest Period applicable to such Libor Loan;

        "International Credit Facility" means the credit facility, in the initial amount of Cdn. $300,000,000, to be made available to the Borrower pursuant to the provisions of the Credit Agreement (International) made as of March 18, 2004 between the Borrower, the financial institutions signatory thereto and the Bank of Montreal as Administrative Agent;

        "Issue Date" means as to any Letter of Credit the date on which such Letter of Credit is issued;

        "Judgment Currency" has the meaning given to it in Section 12.3;

        "LC Application" means an application on the Agent's or a Fronting Lender's, as applicable, standard form of letter of credit application submitted to the Agent or such Fronting Lender by the Borrower requesting the Agent or such Fronting Lender to issue a Letter of Credit hereunder subject to such changes thereto as are requested by the Borrower and agreed to by the Agent or such Fronting Lender, acting reasonably, and in any event consistent with the terms of this Agreement;

        "LC Disbursement" means any payment by a Lender or, if applicable, a Fronting Lender under a Letter of Credit plus all taxes and reasonable and customary fees, charges and other costs and expenses incurred by such Lender or, if applicable, a Fronting Lender in connection with such payment;

        "LC Expenses" has the meaning given to it in Section 3.13(a);

        "LC Fees" has the meaning given to it in Section 5.5(a);

        "LC Obligations" means the obligation of the Borrower at any time for an amount equal to the aggregate face amount of all undrawn and unexpired Letters of Credit then outstanding;

        "Lender Assignment Agreement" means an agreement substantially in the form of Schedule F with the blanks completed;

        "Lenders" means each of the financial institutions named on the signature pages hereto as Lenders and each financial institution which has entered into a Lender Assignment Agreement and including BMO in its capacity as Lender but excluding BMO in its capacity as Agent, and "Lender" means any one of them;

        "Letter of Credit" means any letter of credit or bank letter of guarantee issued by the Agent for and on behalf of the Lenders or by a Fronting Lender, in each case as the same may be amended, supplemented, extended or otherwise modified from time to time in accordance with the terms hereof and thereof. Each such Letter of Credit shall be designated pursuant to Section 3.9(b)(i)(B) as either:

(a)
a standby letter of credit (a "Standby LC"), if it serves as a direct credit substitute of the Borrower's financial obligations for purposes of the Capital Adequacy Guidelines; or

(b)
a performance letter of credit (a "Performance LC"), if it does not constitute a direct credit substitute for the purposes of the Capital Adequacy Guidelines;

but does not include any documentary letter of credit and "Letters of Credit" shall refer collectively to all Letters of Credit outstanding at any time;

        "Libor" means, with respect to any Libor Interest Period applicable to a Libor Loan, the per annum rate of interest determined by the Agent, based on a three hundred sixty (360) day year in the case of Canadian Dollars, U.S. Dollars or Euros and a three hundred sixty-five (365) day year in the case of Pounds Sterling, rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16th%), as the average of the offered quotations appearing on the display referred to as the "LIBOR 01 Page" (or any display substituted therefor) of Reuter Monitor Money Rates Service or, if such "LIBOR 01 Page" shall not be available, the average of the offered quotations appearing on page 3740 of the AP/Dow Jones Telerate Systems Monitor (or any page substituted therefor) for deposits in Canadian Dollars and on page 3750 of the AP/Dow Jones Telerate Systems Monitor (or any page substituted therefor) for deposits in U.S. Dollars, Euros or Pounds Sterling, as applicable, for a period equal to the number of days in the applicable Libor Interest Period, at or about 11:00 a.m. (London, England time) on the second Business Day prior to the first day of such Libor Interest Period; provided, however, that the Agent and the Borrower may from time to time, each acting reasonably, jointly determine to use a different quotation page provided by Reuter Monitor Money Rates Service or the AP/Dow Jones Telerate Systems Monitor or by any other generally accepted provider of similar services for purposes of determining Libor in respect of Euros, and the Agent shall give prior written notice of such determination to the Lenders. If neither such "LIBOR 01 Page" nor such page 3740 or 3750, as applicable, is available, or in the event the Agent and the Borrower have determined to use an alternate page in respect of Euros and such alternate page is not available, then "Libor" shall mean, with respect to any such Libor Interest Period, the per annum rate of interest, based on a three hundred sixty (360) day year in the case of Canadian Dollars, U.S. Dollars or Euros and a three hundred sixty-five (365) day year in the case of Pounds Sterling, (rounded upwards, if necessary, to the nearest one-sixteenth of one percent (1/16th%)) determined by the Agent at approximately 11:00 a.m. (London, England time) (or so soon thereafter as practicable) on the second Business Day prior to the first day of such Libor Interest Period offered to the Agent by leading banks in the London interbank market for the placing of Canadian Dollar, U.S. Dollar, Euro or Pounds Sterling deposits, as applicable, with the Agent having a term comparable to such Libor Interest Period and in an amount comparable to the principal amount of the Pro-Rata Share of the Agent in respect of the applicable Libor Loan;

        "Libor Interest Date" means the date falling on the last day of each Libor Interest Period; provided that if the Borrower selects a Libor Interest Period for a period longer than three (3) months, the Libor Interest Date shall be each date falling every three (3) months after the beginning of such Libor Interest Period and the date falling on the last day of such Libor Interest Period;

        "Libor Interest Period" means, with respect to each Libor Loan, the initial period (subject to availability) of approximately one (1) month, two (2) months, three (3) months or six (6) months (as selected by the Borrower and notified to the Agent pursuant to Section 3.6) commencing on and including the Drawdown Date or Conversion Date, as the case may be, applicable to such Libor Loan and ending on and including the last day of such initial period, and thereafter, each successive period (subject to availability) of approximately one (1) month, two (2) months, three (3) months or six (6) months (as selected by the Borrower and notified to the Agent pursuant to Section 3.6) commencing on and including the last day of the prior Libor Interest Period;

        "Libor Loans" means the advances in Canadian Dollars, U.S. Dollars, Euros or Pounds Sterling made available by the Lenders to the Borrower pursuant to Sections 3.5, 3.18 or 3.19 and on which the Borrower has agreed to pay interest in accordance with Section 5.3;

        "Loan Documents" means this Agreement and all other certificates, instruments and documents delivered from time to time by or on behalf of the Borrower in connection herewith;

        "Loans" means Cdn. Prime Loans, Libor Loans and U.S. Base Rate Loans;

        "Majority Lenders" means, prior to the occurrence of an Event of Default, any Lender or group of Lenders having Pro-Rata Shares, in aggregate, of fifty-one (51%) or more and, after the occurrence of an Event of Default, any Lender or group of Lenders having the Equivalent Amount in Canadian Dollars of Borrowings, in aggregate, of fifty-one percent (51%) or more of the Equivalent Amount in Canadian Dollars of the total Borrowings then outstanding;

        "Margin" means, at any time, a margin, expressed as a per annum rate of interest based on a year of three hundred and sixty-five (365) days or, in the case of Libor Loans denominated in Canadian Dollars, U.S. Dollars or Euros, of three hundred and sixty (360) days, payable to the Lenders with respect to Loans and Bankers' Acceptances equal to the rate set out in the following table opposite the applicable rating category assigned by the applicable Rating Agency to the long term senior unsecured and unsubordinated debt of the Borrower from time to time:

Rating Category (Moody's/S&P)	One A3/A- or higher	Two Baa1/BBB+	Three Baa2/BBB	Four Baa3/BBB-	Five Lower than Baa3/BBB- or unrated
Libor Loans/Bankers' Acceptances/Standby Letters of Credit	45 bps	50 bps	60 bps	95 bps	120 bps
Cdn. Prime Loans/U.S. Base Rate Loans	nil	nil	nil	nil	20 bps

provided that:

(a)
if at any time the long term senior unsecured and unsubordinated debt of the Borrower is rated by each Rating Agency and the rating so assigned by one Rating Agency is in a category which is one category higher than the rating assigned by the other Rating Agency, then the Margin shall be the rate opposite the higher of the categories so assigned and if the rating so assigned by one Rating Agency is in a category which is more than one category higher than the rating assigned by the other Rating Agency, then the Margin shall be the average of the rates opposite each such category so assigned; and

(b)
the Margin in respect of each Lender shall increase from and after the Term Date of such Lender by 15 bps for any period during which the long term senior unsecured and unsubordinated debt of the Borrower is in rating category One, Two or Three and by 25 bps for any period during which the long term senior unsecured and unsubordinated debt of the Borrower is in Rating Category Four or Five, subject to adjustment to take into account the circumstances described in paragraph (a) above; and

(c)
for a Letter of Credit which is a Performance LC, the Margin shall be 50% of the Margin applicable to a Standby LC;

        "Material Adverse Effect" means a material adverse effect on the ability of the Borrower (including by reason of a material adverse change in the financial condition of a Designated Subsidiary) to perform any of its financial obligations hereunder;

        "Maturity Date" means, in respect of a Lender, the date which is two (2) years after the Term Date of such Lender;

        "Miscellaneous Encumbrances" means Security Interests on property of the Borrower or any Designated Subsidiary which are not otherwise Permitted Encumbrances described in paragraphs (a) through (v) of the definition of Permitted Encumbrances and, if so described in paragraphs (m) or (v) of such definition and notwithstanding the threshold amount attributable thereto is exceeded, the Security Interest described in paragraphs (m) or (v) of such definition; provided that the aggregate amount of indebtedness and liabilities or other obligations secured by all such Security Interests, exclusive of such threshold amounts, is not at any time in excess of 10% of Consolidated Net Tangible Assets and that such Security Interests do not attach generally to all or substantially all of the property of the Borrower or any Designated Subsidiary, as the case may be, such as a floating charge or similar type Security Interest on all or substantially all of the assets of the Borrower or any Designated Subsidiary;

        "Moody's" means Moody's Investors Service Inc. and its successors;

        "Non-Acceptance Discount Rate" means, for any day, the Discount Rate in paragraph (b) of such definition, provided, however, that if there are no Schedule II Lenders to act as Reference Lenders for purposes of the determination required by paragraph (b) of the definition of Discount Rate, then the rate determined pursuant to such paragraph (b) shall be the percentage discount rate (expressed to 5 decimal places) quoted to the Agent as at approximately 8:00 a.m. (Calgary time) on such day by the Non-Acceptance Lender (or, if on such day there are two or more Non-Acceptance Lenders, by the Non-Acceptance Lender agreed to by the Borrower and the Agent from time to time) at which it would issue and sell a non-interest bearing promissory note having an identical issue and maturity date and principal amount as the BA Equivalent Advance to be made by such Non-Acceptance Lender on such day;

        "Non-Acceptance Lenders" means a Lender which is not a Schedule I Lender or a Schedule II Lender;

        "Non-Agreeing Lender" has the meaning given to it in Section 3.21(b);

        "Non-Conflicted Lender" has the meaning given to it in Section 3.4(b);

        "Non-Recourse Debt" means, at any particular time, in respect of any person:

(a)
Indebtedness for Borrowed Money incurred by the person to finance all or part of the costs of acquisition, development, construction, exploitation, improvement or operation of any property or assets of the person; or

(b)
proceeds received by the person under a Production Payment;

in each case where at such particular time the recourse of the lender thereof or purchaser thereunder, as the case may be, or any agent, trustee, receiver or other person acting on behalf of the lender or purchaser, as the case may be, in respect of such indebtedness, obligation or Production Payment or any judgment in respect thereof is limited in all circumstances to (i) the property or assets acquired, developed, constructed, exploited, improved or operated or to which the Production Payment relates and in respect of which such indebtedness, obligation or Production Payment has been incurred, (ii) any and all facilities relating to such other property or assets and forming an integral and direct part of the same project, venture or other arrangement of which such property or assets forms an integral and direct part, whether or not such facilities are in whole or in part located (or from time to time located) at or on any such property and (iii) the receivables, inventory, equipment, chattel payables, contracts, intangibles and other assets, rights or collateral directly connected with such property or assets and the proceeds thereof, other than recourse (which shall be on an unsecured basis) against the other property or assets of the person for a breach of representations and warranties or non-financial covenants made by such person in connection with such indebtedness, obligation or Production Payment to the extent such representations and warranties or non-financial covenants are customarily given in similar type financings;

        "Old System Issuer" means a Lender who is not able to issue Bankers' Acceptances as depository bills under the Depository Bills and Notes Act (Canada);

        "One Month BA Rate" means, on any day, the per annum rate of interest determined as being the arithmetic average of the "BA 1 month" rate applicable to Canadian Dollar Bankers' Acceptances for Schedule I banks under the Bank Act (Canada) displayed and identified as such on the display referred to as the "CDOR Page" (or any display substituted therefor) of Reuter Monitor Money Rates Service as at approximately 8:00 a.m. (Calgary time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Agent in good faith as soon after 8:00 a.m. (Calgary time) on such Business Day as practicable to reflect any error in a posted rate of interest or in the posted average annual rate of interest); provided, however, if such a rate does not appear on such CDOR Page as contemplated, the "One Month B/A Rate" on any day shall be the thirty (30) day discount rate of the Agent (determined as at approximately 8:00 a.m. (Calgary time) on such day) which would be applicable in respect of an issuance of Bankers' Acceptances with a term to maturity of one month in an aggregate amount of Cdn. $10,000,000 issued on such day, or if such day is not a Business Day, then on the immediately preceding Business Day;

        "Participating Member State" means each such state so described in any EMU Legislation;

        "Permitted Assignee" has the meaning given to it in Section 12.1;

        "Permitted Encumbrances" means any of the following:

(a)
Security Interests for taxes, assessments or governmental charges which are not due or delinquent, or the validity of which the Borrower or any Designated Subsidiary is contesting in good faith, provided that the Borrower has established adequate reserves in accordance with GAAP for the payment of any such amount if and to the extent required by GAAP;

(b)
the Security Interests of any judgment rendered, or claim filed, against the Borrower or any Designated Subsidiary which the Borrower or any such Designated Subsidiary is contesting in good faith, provided that the Borrower has established adequate reserves in accordance with GAAP for the payment of any such amount if and to the extent required by GAAP;

(c)
Security Interests imposed or permitted by law such as carriers' liens, builders' liens, materialmens' liens and other liens, privileges or other charges of a similar nature which relate to obligations not due or delinquent or, if due or delinquent, any lien, privilege or charge which the Borrower or any Designated Subsidiary is contesting in good faith, provided that the Borrower has established adequate reserves in accordance with GAAP for the payment of any such amount if and to the extent required by GAAP;

(d)
Security Interests arising in the ordinary course of and incidental to construction or current operations which have not been filed pursuant to law against the Borrower or any Designated Subsidiary or in respect of which no steps or proceedings to enforce such Security Interests have been initiated or which relate to obligations which are not due or delinquent or, if due or delinquent or if a filing or proceeding in respect thereof has been made or initiated, any Security Interest which the Borrower or such Designated Subsidiary is contesting in good faith, provided that the Borrower has established adequate reserves in accordance with GAAP for the payment of any such amount if and to the extent required by GAAP;

(e)
Security Interests incurred or created in the ordinary course of business and in accordance with sound oil and gas industry practice in the jurisdiction in which the business is being conducted in respect of the joint operation of oil and gas properties or related production or processing facilities as security in favour of any other person conducting or liable for the development, operation, abandonment or reclamation of the property to which such liens relate, for the Borrower's or any Designated Subsidiary's portion of the costs and expenses of such development, operation, abandonment or reclamation, provided that such costs or expenses are not due or delinquent or, if due or delinquent, any Security Interests which the Borrower or any such Designated Subsidiary shall be contesting in good faith, provided that the Borrower has established adequate reserves in accordance with GAAP for the payment of any such amount if and to the extent required by GAAP;

(f)
overriding royalty interests, net profit interests, reversionary interests and carried interests or other similar burdens on production in respect of the Borrower's or any Designated Subsidiary's oil and gas properties (including Crown royalties whether imposed by law or granted by contract) that are entered into with or granted to arm's length third parties or to the Borrower or any Designated Subsidiary in the ordinary course of business and in accordance with sound oil and gas industry practice in the jurisdiction in which the business is being conducted;

(g)
Security Interests for penalties arising under non-participation provisions of operating agreements in respect of the Borrower's or any Designated Subsidiary's oil and gas properties if such Security Interests would not reasonably be expected to have a Material Adverse Effect;

(h)
easements, rights-of-way, servitudes, zoning or other similar rights or restrictions in respect of land held by the Borrower or any Designated Subsidiary (including, without limitation, rights-of-way and servitudes for railways, sewers, drains, pipe lines, gas and water mains, electric light and power and telephone or telegraph or cable television conduits, poles, wires and cables) which, either alone or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(i)
Security Interests arising in connection with workers' compensation, unemployment insurance, pension and employment or similar laws or regulations;

(j)
Security Interests in favour of a public utility or any municipality or governmental or other public authority when required by such public utility or municipality or other governmental authority in the ordinary course of the business of the Borrower or any Designated Subsidiary in connection with operations of the Borrower or any such Designated Subsidiary which, either alone or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(k)
the right reserved to or vested in any governmental body by the terms of any lease, license, grant or permit or by any statutory or regulatory provision to terminate any such lease, license, grant or permit or to require annual or other periodic payments as a condition of the continuance thereof;

(l)
all reservations in the original grant from the Crown or any other governmental body of any lands and premises or any interests therein and all statutory exceptions, qualifications and reservations in respect of title;

(m)
Risk Management Liens in an amount not exceeding in the aggregate Cdn. $75,000,000 or the Equivalent Amount in any other currency;

(n)
Security Interests in cash or marketable securities of the Borrower or any Designated Subsidiary granted in favour of any exchange recognized for the purposes of the Securities Act (Alberta) pursuant to the normal requirements of such exchange;

(o)
Security Interests existing on any property or assets owned by a Subsidiary at the time such Subsidiary becomes a Designated Subsidiary, provided such Security Interests (i) existed prior to the Subsidiary becoming a Designated Subsidiary, (ii) are not created in contemplation of the Subsidiary becoming a Designated Subsidiary, (iii) do not extend or attach to any assets of the Borrower or any other Designated Subsidiary, and (iv) are released in their entirety within 180 days of the Subsidiary becoming a Designated Subsidiary or, if not so released, otherwise constitute a Permitted Encumbrance;

(p)
Security Interests existing on any property or assets owned by a person at the time such person becomes a Subsidiary, provided such Security Interests (i) existed prior to the person becoming a Subsidiary, (ii) are not created in contemplation of the person becoming a Subsidiary, and (iii) do not extend or attach to any assets of the Borrower or any other Subsidiary;

(q)
rights of first refusal (to the extent the same constitute a Security Interest) in favour of any person granted in the ordinary course of business with respect to all or any of the oil and gas properties of the Borrower or any Designated Subsidiary;

(r)
Security Interests the satisfaction of which has been provided for by deposit with the Agent of cash or a surety bond or other security satisfactory to the Agent in an amount sufficient to pay such portion of the liability secured by such Security Interests as the Agent may reasonably require;

(s)
Security Interests in respect of Non-Recourse Debt of the Borrower or any Designated Subsidiary;

(t)
any amounts deposited in trust as described in the exclusion set forth in paragraph (viii) of the definition of Consolidated Debt;

(u)
undetermined or inchoate liens, privileges, preferences and charges incidental to current operations which have not at such time been filed pursuant to law against such person's property or assets or which relate to obligations not due or delinquent;

(v)
Purchase Money Mortgages, provided that the Purchase Money Obligations (other than those which are Non-Recourse Debt) secured thereby do not exceed, in the aggregate, Cdn.$250,000,000 or the Equivalent Amount in any other currency;

(w)
Miscellaneous Encumbrances;

(x)
Security Interests in favour of the Borrower, any Designated Subsidiary provided by other than the Borrower or the Agent in its capacity as such hereunder;

(y)
an extension, renewal or replacement of any Security Interest permitted under paragraphs (a) to (t) hereof or of any indebtedness secured thereby, provided that any such extension, renewal or replacement Security Interest does not secure repayment of an amount in excess of any principal amount of indebtedness outstanding with respect thereto immediately prior to such extension, renewal or replacement and that such extension, renewal or replacement is limited to all or a part of the property which was subject to the Security Interest so extended, renewed or replaced and the proceeds thereof; and

(z)
any Security Interest from time to time disclosed by the Borrower or any Designated Subsidiary to the Agent and which is consented to by the Majority Lenders;

provided that nothing in this definition shall, in and of itself, constitute or be deemed to constitute an agreement or acknowledgment by the Agent or any Lender that the indebtedness subject to or secured by any such Permitted Encumbrance ranks (apart from the effect of any Security Interest included in or inherent in any such Permitted Encumbrance) in priority to the indebtedness of the Borrower hereunder;

        "Permitted Title Defects" means, in respect of any asset or property of the Borrower or any Designated Subsidiary, the following defects in its title thereto:

(a)
Permitted Encumbrances;

(b)
title defects or irregularities which impair the use of the asset or property for the purposes for which it is held, or impair its saleability, or cause a disruption or reduction in the production or cash flow (if any) associated therewith; provided that, in the aggregate, such title defects or irregularities do not have or would not reasonably be expected to have a Material Adverse Effect; and

(c)
title defects which are disclosed to and expressly consented to by the Majority Lenders as constituting Permitted Title Defects hereunder, such consent not to be unreasonably withheld;

        "Pounds Sterling" and the symbol "£" each means lawful money of the United Kingdom;

        "Pro-Rata Share" means, for each Lender, the proportion that such Lender's Commitment bears to the Total Commitment and, where applicable in circumstances where there are Lenders with different Maturity Dates, the proportion that any such Lender's Commitment bears to the aggregate Commitment of all Lenders having the same Maturity Date as such Lender;

        "Production Payment" means:

(a)
the sale or other transfer of any petroleum substances, whether in place or when produced, for a period of time until, or of an amount such that, the purchaser will realize therefrom a specified amount of money (however determined, including by reference to interest rates or other factors which may not be fixed) or a specified amount of such products; or

(b)
any other interest in property of the character commonly referred to as a "production payment";

        "Purchase Money Mortgage" means a Security Interest created, issued or assumed by the Borrower or a Subsidiary which secures a Purchase Money Obligation, provided that such Security Interest is limited to the property and assets (including the rights associated therewith and any proceeds thereof) acquired, constructed, installed or improved in connection with such Purchase Money Obligation and any Security Interest existing on any property or assets at the time such property or assets are acquired by the Borrower or any Subsidiary;

        "Purchase Money Obligation" means indebtedness of the Borrower or a Subsidiary incurred or assumed to finance the purchase, in whole or in part, of any property or incurred to finance the cost, in whole or in part, of construction or installation of, or improvement to any property, provided, however, that such indebtedness is incurred or assumed at the time of or within one hundred and eighty (180) days after the purchase of such property or the completion of such construction, installation or improvement, as the case may be, and includes any extension, renewal or refinancing of any such indebtedness so long as the principal amount thereof outstanding at the date of such extension, renewal or refinancing is not increased but excludes obligations under Capital Leases and operating leases;

        "Rating Agency" means either of Moody's or S&P;

        "Reallocation Request" means a request from the Borrower in the form attached as Schedule J;

        "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, leeching or migration of any contaminant in or into the indoor or outdoor environment (including the abandonment or disposal of any barrels, tanks, containers or receptacles containing any contaminant), or in, into or out of any vessel or facility, including the movement of any contaminant through the air, soil, subsoil, surface, water, ground water, rock formation or otherwise;

        "Remaining Lenders" has the meaning given to it in Section 11.17;

        "Request for an Offer of Extension" means a request substantially in the form of Schedule G requesting an offer of extension of the Term Date pursuant to Section 3.21;

        "Requested Lenders" has the meaning given to it in Section 3.21(a);

        "Risk Management Liens" means any Security Interest on cash or marketable securities of the Borrower or a Designated Subsidiary granted in connection with any foreign exchange, interest rate or commodity price risk management agreements, including Swaps, or in connection with physical delivery commodity price risk management agreements provided that:

(a)
if such Security Interest is granted in connection with any foreign exchange, interest rate or commodity price risk management agreements, including Swaps, such Security Interest only secures such foreign exchange, interest rate or commodity price risk management agreements, or if such Security Interest is granted in connection with such physical delivery commodity price risk management agreements, such Security Interest only secures the obligations of the Borrower or a Designated Subsidiary to deliver the subject commodity or to make a payment at a future date pursuant to such arrangements and the Borrower reasonably expects the Borrower or such Designated Subsidiary to produce sufficient commodities in the ordinary course of business equal to or greater than the amount of production subject to such physical delivery price risk management arrangements; and

(b)
the obligations secured by such Security Interest are not due or delinquent or, if due or delinquent, the Borrower or such Designated Subsidiary is contesting payment of such obligations in good faith;

        "Rollover" means a confirmation of a Libor Loan for a new Libor Interest Period pursuant to Section 3.19, the issuance of new Bankers' Acceptances (subject to the provisions hereof) in respect of all or a portion of Bankers' Acceptances which are maturing or the extension of the expiry date of an outstanding Letter of Credit;

        "Rollover Date" means a Business Day that the Borrower has notified the Agent at the Agent's Branch of Account as the date on which a Rollover will take effect;

        "Rollover Notice" means a notice of a Rollover substantially in the form of Schedule D;

        "S&P" means Standard & Poor's, a division of McGraw-Hill Companies, Inc., and its successors;

        "Schedule I Lender" means a Lender which is a Canadian chartered bank listed on Schedule I to the Bank Act (Canada);

        "Schedule I Reference Lender" means initially, BMO and one other Schedule I Lender agreed to by the Borrower and the Agent, each acting reasonably, and thereafter means such other Schedule I Lenders as are agreed to from time to time by the Borrower and the Agent, each acting reasonably; provided that there shall be no more than two Schedule I Reference Lenders at any one time;

        "Schedule II Lender" means a Lender which is a financial institution listed on Schedule II to the Bank Act (Canada) or a financial institution listed on Schedule III to the Bank Act (Canada) that is not subject to the restrictions and requirements referred to in Section 524(2) of the Bank Act (Canada);

        "Schedule II Reference Lender" means such Schedule II Lenders as are agreed to from time to time by the Borrower and the Agent, each acting reasonably; provided that there shall be no more than two Schedule II Reference Lenders at any one time;

        "Security Interest" means any assignment, mortgage, charge, pledge, lien, encumbrance, title retention agreement (excluding Capital Leases and operating leases) or any other security interest whatsoever, howsoever created or arising, whether fixed or floating, legal or equitable, perfected or not;

        "Standard Term" means the term to maturity of a Bankers' Acceptance for which a quote is available in respect of such Bankers' Acceptance on the display referred to as the "CDOR Page" (or any display substituted therefor) of Reuter Monitor Money Rates Service provided such term to maturity is not less than one (1) month and not greater than six (6) months;

        "Standby Fee Rate" means, at any time, the rate, expressed as a rate per annum based on a year of three hundred and sixty five (365) days, as set out in the following table opposite the applicable rating category assigned by the applicable Rating Agency to the long term unsecured and unsubordinated debt of the Borrower from time to time:

Rating Category (Moody's/S&P)	Standby Fee Rate
A3/A- or higher	11.5 bps
Baa1/BBB+	12.5 bps
Baa2/BBB	12.5 bps
Baa3/BBB-	17.5 bps
Less than Baa3/BBB- or unrated	20 bps

provided that if at any time the long term senior unsecured and unsubordinated debt of the Borrower is rated by each Rating Agency and the rating so assigned by one Rating Agency is in a category which is one category higher than the rating assigned by the other Rating Agency, then the Standby Fee Rate shall be the rate opposite the higher of the categories so assigned and if the rating as assigned by one Rating Agency is in a category which is more than one category higher than the rating assigned by the other, then the Standby Fee Rate shall be the average of the rates opposite each such category so assigned;

        "Subsidiary" means:

(a)
a corporation of which another person alone or in conjunction with its other Subsidiaries owns an aggregate number of Voting Shares sufficient to enable the election of a majority of the directors regardless of the manner in which other Voting Shares are voted;

(b)
a corporation of which another person alone or in conjunction with its other Subsidiaries has, through the operation of any agreement or otherwise, the ability to elect or cause the election of a majority of the directors or otherwise exercise control over the management and policies of such corporation; and

(c)
any partnership of which at least a majority of the outstanding income or capital interests and at least a majority of the voting interests are owned by a person alone or in conjunction with its other Subsidiaries;

and shall include any person in like relation to a Subsidiary. Unless otherwise specifically indicated herein, "Subsidiary" refers to a Subsidiary of the Borrower and includes, for greater certainty, each Designated Subsidiary;

        "Successor" has the meaning given to it in Section 8.1(x);

        "Swaps" means any transaction which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, forward sale, exchange traded futures contract or any other similar transaction (including any option with respect to any of these transactions or any combination of these transactions);

        "Takeover" has the meaning given to it in Section 3.4;

        "Takeover Loan" has the meaning given to it in Section 3.4(c);

        "Target" has the meaning given to it in Section 3.4;

        "Tax Refund" has the meaning given to it in Section 6.3(b);

        "Taxes" means all taxes, rates, levies, imposts, assessments, dues, government fees, stamp taxes, deductions, charges or withholdings, and all liabilities with respect thereto and any interest, additions to tax and penalties imposed with respect thereto other than, in the case of a Lender, Excluded Taxes imposed on such Lender;

        "Term Date" means in respect of each Lender:

(a)
March 16, 2005; or

(b)
if such date is extended by such Lender pursuant to Section 3.21, the date to which it has been extended;

        "Term Period" means, for each Lender, the period commencing on such Lender's Term Date and ending on such Lender's Maturity Date;

        "Total Commitment" means the aggregate of the Commitments of each of the Lenders, as hereafter increased, decreased, cancelled or terminated from time to time pursuant to this Agreement, not to exceed Cdn. $850,000,000 except in the circumstances described in Section 3.22;

        "Transaction" has the meaning given to it in Section 8.1(x);

        "Treaty on European Union" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993) and as it may be further amended from time to time;

        "Uniform Customs" the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended, supplemented or replaced from time to time;

        "U.S. Base Rate" means, with respect to U.S. Base Rate Loans, the greater of:

(a)
the annual rate of interest announced from time to time by the Agent as being its reference rate then in effect for determining interest rates on U.S. Dollar denominated commercial loans made by the Agent in Canada; and

(b)
a rate of interest per three hundred sixty-five (365) day period equal to the Fed Funds Rate plus three-quarters of one percent (3/4%);

provided that, if the rates of interest in (a) and (b) above are equal, then the "U.S. Base Rate" shall be the rate specified in (a) above;

        "U.S. Base Rate Loans" means the advances in U.S. Dollars made available by the Lenders to the Borrower pursuant to either Section 3.5 or 3.18 and on which the Borrower has agreed to pay interest in accordance with Section 5.2;

        "U.S. Dollars" and the symbol "U.S. $" each means lawful money of the United States of America;

        "U.S. Economic Sanctions" means the restrictions with respect to funding operations, or financing investments, in any country, or making payments to any country or person, targeted by any of the economic sanctions of the United States administered by the United States Treasury Department's Office of Foreign Assets Control or contained in the United States' Iran and Libya Sanctions Act of 1996, as amended by the ILSA Extension Act of 2001;

        "Utilization Fees" has the meaning given to it in Section 5.6; and

        "Voting Shares" means capital stock of any class of any corporation which carries voting rights to elect the board of directors under all circumstances.

1.2   Headings and Table of Contents

        The headings, the table of contents and the Article and Section titles are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3   References

        Unless something in the subject matter or context is inconsistent therewith, all references to Sections, Articles and Schedules are to Sections, Articles and Schedules to this Agreement. The words "hereto", "herein", "hereof", "hereunder" and similar expressions mean and refer to this Agreement.

1.4   Rules of Interpretation

        In this Agreement, unless otherwise specifically provided, the singular includes the plural and vice versa, "month" means calendar month, "quarter" means calendar quarter, "person" includes any individual, firm, partnership, company, trust, corporation, government, governmental body, agency or instrumentality, unincorporated body of persons or association, "includes" and "including" mean "includes (or including) without limitation", "in writing" or "written" includes printing, typewriting, or any electronic means of communication capable of being visibly reproduced at the point of reception, including telex, facsimile, telegraph or electronic mail and "financial institution" includes any commercial or investment bank, trust company, insurance company, credit union, savings and loan association and any government-owned entity (such as Alberta Treasury Branches and Export Development Canada) which from time to time extends credit on terms and conditions similar to any of the foregoing but excludes any loan fund or similar investment fund or entity formed to invest in loans, however organized, including any fund or entity having as an investment objective the acquisition of debt, the payment of which is in default unless such fund or entity is an Affiliate of a Lender.

1.5   Generally Accepted Accounting Principles

        All financial statements required to be furnished by the Borrower to the Lenders hereunder shall be prepared in accordance with Generally Accepted Accounting Principles consistently applied. Each accounting term used in this Agreement, unless otherwise defined herein, has the meaning assigned to it under Generally Accepted Accounting Principles consistently applied and reference to any balance sheet item, statement of income and retained earnings item or statement of cash flows or changes in cash position item means such item as computed from the applicable financial statement prepared in accordance with Generally Accepted Accounting Principles consistently applied.

1.6   Time

        Unless otherwise provided herein, all references to a time in this Agreement shall mean local time in Calgary, Alberta.

1.7   Payment for Value

        All payments required to be made hereunder shall be made for value on the required day in same day immediately available funds.

1.8   Incorporation of Schedules

        The following schedules are attached to this Agreement and shall, for all purposes of this Agreement, form an integral part of it:

Schedule A	Notice of Borrowing, Repayment, Prepayment or Cancellation of Commitment
Schedule B	Notice of Borrowing by way of Bankers' Acceptances
Schedule C	Conversion Notice
Schedule D	Rollover Notice
Schedule E	Compliance Certificate
Schedule F	Lender Assignment Agreement
Schedule G	Request for Offer of Extension
Schedule H	Power of Attorney Terms—Bankers' Acceptances
Schedule I	Form of Direct Letter of Credit
Schedule J	Reallocation Request

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

2.1   Representations and Warranties

        The Borrower represents and warrants to each of the Lenders and the Agent, all of which representations and warranties shall survive the execution and delivery of this Agreement, that as of the date hereof but subject to Sections 2.2 and 7.2:

(a)
Corporate Existence of the Borrower: the Borrower is a corporation duly incorporated, validly subsisting and in good standing with respect to the filing of annual returns under the laws of Canada and is duly registered and qualified as a corporation authorized to carry on business under the laws of each jurisdiction in which the nature of any material business conducted by it or the character of any material property and assets owned or leased by it requires such registration and qualification except where failure to obtain and maintain such registration or qualification would not reasonably be expected to have a Material Adverse Effect;

(b)
Corporate Existence of Designated Subsidiaries: each Designated Subsidiary is a corporation or partnership duly incorporated or created, as applicable, validly subsisting under the laws of its jurisdiction of incorporation or creation, as applicable, and is duly registered and qualified as a corporation or partnership authorized to carry on business under the laws of each jurisdiction by which the nature of any material business conducted by it or the character of any material properties or assets owned or leased by it requires such registration and qualification except where failure to obtain and maintain such registration or qualification would not reasonably be expected to have a Material Adverse Effect;

(c)
Power to Carry on Business: the Borrower and each Designated Subsidiary has full corporate or partnership power and capacity to own its properties and assets and conduct its business as presently conducted;

(d)
Authority: the execution and delivery by the Borrower of each Loan Document:

(i)
has been or will be, when executed and delivered, duly authorized by all necessary corporate action;

  (ii)
  is within its corporate power and capacity;

  (iii)
  will not violate any provision of law or of its constitutional documents or by-laws;

  (iv)
  will not result in the breach of or constitute a default or require any consent under, or result in the creation of any Security Interest (other than a Permitted Encumbrance) upon any of its property or assets, pursuant to any indenture or other agreement or instrument to which it is a party or by which it or its property or assets may be bound or affected; and

  (v)
  does not require any material license, consent or approval of or advance notice to or advance filing with any governmental agency or regulatory authority other than those which have already been obtained and are in full force and effect;

(e)
Execution and Delivery of Documents: each Loan Document has been or will be, when executed and delivered, duly executed and delivered by the Borrower;

(f)
Enforceability: each Loan Document is, or will be when executed and delivered, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject only to the discretion that a court may exercise in granting of equitable remedies and any limitation under laws relating to bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by moratorium laws from time to time in effect;

(g)
Financial Condition: the most recent audited consolidated financial statements of the Borrower provided to the Agent (being on the Effective Date those for the Fiscal Year ended December 31, 2002) as required pursuant to Section 8.1(m);

(i)
fairly present in all material respects the financial condition of the Borrower on a consolidated basis as at the date thereof and the results of its operations for the period covered thereby; and

(ii)
have been prepared in accordance with Generally Accepted Accounting Principles consistently applied;

(h)
Litigation: there are no suits or proceedings (including proceedings by or before any arbitrator, government commission, board, bureau or other administrative agency) pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Designated Subsidiary which would reasonably be expected to have a Material Adverse Effect;

(i)
Compliance with Laws and Contracts: the Borrower and each Designated Subsidiary is in compliance with all federal, provincial, state and local laws, statutes and regulations applicable to them and all contracts, agreements and employee benefit plans to which they are respectively a party except, in each case, to the extent failure to so comply does not and would not reasonably be expected to have a Material Adverse Effect;

(j)
Environmental Matters: the Borrower and each Designated Subsidiary has obtained all permits, licenses and other authorizations which are required under Environmental Laws in order to own, lease or operate its properties and assets as presently owned, leased or operated by it and to conduct its business as presently conducted by it, except to the extent failure to have any such permit, license or authorization has not had and would not reasonably be expected to have a Material Adverse Effect; and the Borrower and each such Designated Subsidiary is in compliance with all Environmental Laws and all terms and conditions of all such permits, licenses and authorizations except to the extent failure to be in compliance has not had and would not reasonably be expected to have a Material Adverse Effect;

(k)
Events of Default: no Default or Event of Default has occurred which is continuing;

(l)
Title to Assets: subject only to Permitted Title Defects, the Borrower and each Designated Subsidiary has good and marketable title to all assets and properties owned or purported to be owned by it, except to the extent that the absence thereof would not reasonably be expected to have a Material Adverse Effect, and, except for Permitted Encumbrances, such assets and properties are not subject to any Security Interest;

(m)
Taxes: the Borrower and each Designated Subsidiary has filed all income tax returns which were required to be filed by it, has paid or made provision for payment of all amounts in respect of Taxes (including interest and penalties), except to the extent failure to do so would not have a Material Adverse Effect, and, to the extent payment of any such Taxes is being contested by it, has established adequate reserves in accordance with GAAP for the payment of any such Tax, if, and to the extent, required by GAAP;

(n)
Insurance: the Borrower or the applicable Designated Subsidiary has in full force and effect such policies of insurance in such amounts issued by insurers of recognized standing covering the material properties and operations of the Borrower and each such Designated Subsidiary including, without limitation, their respective oil and gas properties and related production facilities, as are available to the Borrower or the applicable Designated Subsidiary on commercially reasonable terms and are customarily maintained by persons of comparable size and financial standing to the Borrower and its Designated Subsidiaries engaged in the same or similar business in the localities where their properties and operations are located except to the extent failure to have such policies of insurance in place would not reasonably be expected to have a Material Adverse Effect;

(o)
Ownership: as at the date hereof, the Borrower (or one or more Subsidiaries of the Borrower of which the Borrower owns, directly or indirectly, all of the share capital, partnership interests or other equity interests, as the case may be) owns all of the share capital, partnership interests or other equity interests, as the case may be, of each Designated Subsidiary;

(p)
Ranking with Other Debt: all payment obligations of the Borrower hereunder rank at least pari passu in right of payment with the other most senior unsecured and unsubordinated Indebtedness for Borrowed Money of the Borrower; and

(q)
U.S. Economic Sanctions: the Borrower has implemented procedures and controls sufficient to ensure that the Borrowings hereunder are used only for the purposes provided for herein.

2.2   Deemed Representation and Warranty

        Each request by the Borrower for Borrowings shall be deemed to be a representation and warranty by the Borrower to the Lenders that the representations and warranties referred to in Section 7.2(a)(ii) are, as of the date of such request, and will be, as of the applicable Drawdown Date, true and correct in all respects as of such date and that as of the date of such request and as of the applicable Drawdown Date, there exists no Default or Event of Default, in each case except to the extent that the Borrower discloses otherwise to the Lenders in writing at the time of making such request.

ARTICLE 3
THE CREDIT FACILITY

3.1   Obligations of Each Lender

        Relying on each of the representations and warranties set out in Article 2 and subject to the terms and conditions of this Agreement, each Lender agrees to make Accommodations available to the

Borrower up to the amount of its Commitment, in each case commencing on the Effective Date and ending on the Maturity Date applicable to such Lender or sooner as herein provided, by way of:

(a)
the advance of Loans by each such Lender;

(b)
either:

(i)
the acceptance of Bankers' Acceptances or the making of a BA Equivalent Advance by such Lender and the delivery of the discounted proceeds of sale received by such Lender or the amount of BA Equivalent Advance (less the applicable Acceptance Fees payable by the Borrower to such Lender) in respect thereof for the account of the Borrower through the Agent at the Agent's Account for Payments; or

(ii)
the purchase of Bankers' Acceptances or the making of a BA Equivalent Advance by such Lender and the delivery of the Discount Proceeds in respect of such Bankers' Acceptances or BA Equivalent Advance (less the applicable Acceptance Fees payable by the Borrower to such Lender) for the account of the Borrower through the Agent at the Agent's Account for Payments; and

(c)
the issuance of Letters of Credit by the Agent or the Fronting Lenders for and on behalf of the Lenders through the Agent at the Agent's Branch of Account.

        The Credit Facility is a revolving credit facility and prior to the Term Date of each Lender, the Borrower may increase or decrease Borrowings from each such Lender by obtaining Loans or Bankers' Acceptances and BA Equivalent Advances, as applicable, or Letters of Credit, and by making repayments in respect thereof. From and after the Term Date of each Lender, the credit facility represented by the Commitment of such Lender shall cease to be a revolving credit facility and shall be converted into a non-revolving term credit facility and the Borrower may effect Conversions and Rollovers thereunder as provided for herein but may not obtain further advances or increase Borrowings from such Lender during the Term Period of such Lender.

        A Lender shall not have any obligation to make any Loans or accept Bankers' Acceptances or make BA Equivalent Advances or become liable under a Letter of Credit at any time if, after giving effect thereto, the Equivalent Amount in Canadian Dollars of Borrowings from such Lender would exceed the Commitment of such Lender.

3.2   Re-Allocation

        The Borrower shall be entitled from time to time to cancel all or any portion of the unutilized Commitment of each Exempt Lender (a "Switching Exempt Lender" and collectively, the "Switching Exempt Lenders") in respect of whom the Term Period has not yet commenced (collectively, the "Cancelled Canadian Commitment") provided that concurrently therewith the Borrower increases the "Total Commitment" and the "Commitment" of such Switching Exempt Lenders under the International Credit Facility by an equal amount. In order to give effect to any such cancellation, the Borrower shall deliver a Reallocation Request to each of the Agent and the "Agent" under the International Credit Facility provided that:

(a)
the Reallocation Request shall be given at least ten (10) Business Days prior to it becoming effective;

(b)
at the time the Reallocation Request becomes effective, no Default or Event of Default has occurred and is continuing and no "Default" or "Event of Default" has occurred and is continuing under the International Credit Facility;

(c)
the Cancelled Canadian Commitment shall be in a minimum amount of Cdn. $50,000,000 and shall be made on a pro-rata basis among the Switching Exempt Lenders based upon the Pro-Rata Share of each such Switching Exempt Lender and the aggregate of the Commitments of such Switching Exempt Lenders;

(d)
the Agent and the Lenders shall take all such steps as are reasonably necessary to ensure that after giving effect to any such cancellation Borrowings are outstanding on a Pro-Rata Share based on the revised Total Commitment and Commitment of each Switching Exempt Lender as soon as reasonably possible given the nature of the Borrowings then outstanding and, until such time, the Lenders acknowledge and agree that Borrowings will not be outstanding on the basis of the Pro-Rata Shares after giving effect to such cancellation; and

(e)
a Reallocation Request shall not be given more than two (2) times in any calendar year.

        The Agent and the Lenders acknowledge that under the International Credit Facility the Borrower has the same rights it has hereunder to provide the "Agent" thereunder and the Agent with a "Reallocation Request" whereby the Commitment of the Exempt Lenders hereunder in respect of whom the Term Period has not commenced, and correspondingly the Total Commitment, will be increased by the same amount as the "Total Commitment" under the International Credit Facility is being concurrently cancelled. Accordingly, in such circumstances, the Agent and Lender acknowledge that Borrowings will not be outstanding in accordance with the revised Pro-Rata Share of each Lender and the Agent shall take all such steps as are reasonably necessary to ensure that after giving effect to any such increases, Borrowings are outstanding on a Pro-Rata Share based on the revised Total Commitment and Commitment of each Lender which is a "Switching Exempt Lender" under the International Credit Facility as soon as reasonably possible given the nature of the Borrowings then outstanding.

3.3   Purpose

        Borrowings shall only be used by the Borrower for general corporate purposes (including, without limiting the generality of the foregoing, capital expenditures, acquisitions, liquidity support for a commercial paper program of the Borrower and repayment of indebtedness). Notwithstanding the foregoing or anything else contained herein, no Borrowings shall be used to fund operations, or finance investments, in any country targeted by the U.S. Economic Sanctions or to make payments to any country or any person targeted by the U.S. Economic Sanctions.

3.4   Takeover Notification

        Terms defined in the Securities Act (Alberta) are used with the same meaning in this Section 3.4. In the event the Borrower wishes to utilize Borrowings to, or to provide funds to any Subsidiary to, offer to acquire outstanding securities of any person (other than a private company or a corporation whose shares are directly or indirectly held by one person and associates of such person) (the "Target") where, as of the date of the offer to acquire, the securities that are subject to the offer to acquire, together with the securities of such person that are beneficially owned, or over which control or direction is exercised, by the Borrower and its Subsidiaries and any person acting jointly or in concert with any thereof on the date that the offer to acquire is made, constitute in the aggregate the lesser of such percentage of outstanding securities as is considered to be a "takeover bid" under any law or regulation applicable to the Target and twenty percent (20%) or more of all of the outstanding securities of that class of securities of the person (a "Takeover") except where such Takeover is made pursuant to exemptions from formal takeover bid requirements under applicable securities legislation or any order of any applicable securities regulatory authority, then either:

(a)
Agreement of the Target Entity: the Borrower shall provide to the Agent evidence satisfactory to the Agent of the agreement of the board of directors or like body of the Target approving the Takeover; or

(b)
No Conflict by Lenders: the following steps shall be followed:

(i)
no later than the close of business (Calgary time) on the fifth Business Day prior to the delivery of any notice to the Agent pursuant to Section 3.5 requesting Accommodations intended to be utilized for such Takeover, the President, Chief Financial Officer or Treasurer of the Borrower (or such other senior officer of the Borrower as may be designated by any such officer of the Borrower from time to time) shall notify the Agent of the particulars of such Takeover in sufficient detail to enable each Lender to determine whether it is a Conflicted Lender;

(ii)
within one Business Day of being so notified, the Agent shall notify a Vice President or more senior officer of each Lender (or such other senior officer of such Lender as may be designated by such Lender from time to time) from whom Accommodations will be requested to fund such Takeover of the particulars of such Takeover;

(iii)
no later than the third Business Day following the day on which notice is given by the Borrower to the Agent pursuant to Section 3.4(b)(i) each Lender which determines that it is a Conflicted Lender shall notify the Agent of its determination, acting reasonably, and as to whether it wishes to waive its status as a Conflicted Lender; and

(iv)
the Agent shall promptly notify the President, Chief Financial Officer, Treasurer or other applicable senior officer of the Borrower of such Conflicted Lender's determination.

        In the event that any Lender is a Conflicted Lender and has not waived its status as such pursuant to Section 3.4(b)(iii), then upon the Agent so notifying the Borrower, such Lender shall have no obligation to provide Accommodations for such Takeover notwithstanding any other provision of this Agreement to the contrary; provided, however, that each other Lender (a "Non-Conflicted Lender") shall have an obligation, up to the amount of its Commitment to provide Accommodations for such Takeover, and any such Accommodations for such Takeover shall be provided by each Non-Conflicted Lender in accordance with the ratio that its Pro-Rata Share bears to the aggregate of the Pro-Rata Shares of all the Non-Conflicted Lenders.

        For the purposes of this Section 3.4, a Lender shall be a "Conflicted Lender" only if such Lender:

    (A)
    has existing commitments (whether funded or unfunded) to provide credit to the person subject to the Takeover (including the Target);

    (B)
    is providing financial advisory or other similar services to the person subject to the Takeover (including the Target);

    (C)
    has other established business relationships with the person subject to the Takeover (including the Target); or

    (D)
    has advised the Borrower of other circumstances which would make such Lender a Conflicted Lender and the Borrower, acting reasonably, has agreed such is the case.

(c)
Adjustment: If Accommodations are utilized for the purposes of a Takeover (a "Takeover Loan") and there are Conflicted Lenders, the Pro-Rata Share in respect of each Non-Conflicted Lender shall be temporarily adjusted in accordance with Section 3.4(b) and subsequent Accommodations shall be funded firstly by Conflicted Lenders and subsequent repayments shall be applied firstly to amounts owed to Non-Conflicted Lenders, in each case, until such time as the Pro-Rata Share in respect of each Non-Conflicted Lender and Conflicted Lender is equal to such Pro-Rata Share in effect immediately prior to the advance of the Takeover Loan.

3.5   Borrowings

        Subject to the provisions of this Agreement, the Borrower may borrow by way of Accommodations from each Lender up to such Lender's Commitment and may repay and reborrow such Accommodations:

(a)
Cdn. Prime Loans: by way of Cdn. Prime Loans from the Lenders in minimum aggregate amounts of at least Cdn. $5,000,000 and in multiples of Cdn. $1,000,000 thereafter upon same day prior written notice for amounts less than or equal to Cdn. $10,000,000 and upon at least one (1) Business Day prior written notice for amounts greater than Cdn. $10,000,000;

(b)
U.S. Base Rate Loans: by way of U.S. Base Rate Loans from the Lenders in minimum aggregate amounts of at least U.S. $5,000,000 and in multiples of U.S. $1,000,000 thereafter upon same day prior written notice for amounts less than or equal to U.S. $10,000,000 and upon at least one (1) Business Day prior written notice for amounts greater than U.S. $10,000,000;

(c)
Libor Loans: by way of Libor Loans from the Lenders in minimum aggregate amounts of at least Cdn. $10,000,000 or the same amount in U.S. Dollars, Euros or Pounds Sterling and multiples of Cdn. $1,000,000 or the same amount in U.S. Dollars, Euros or Pounds Sterling thereafter upon at least three (3) Business Days prior written notice;

(d)
Bankers' Acceptances: by way of Bankers' Acceptances accepted by the Lenders (or by way of BA Equivalent Advances) in minimum aggregate amounts of at least Cdn. $10,000,000 and in multiples of Cdn. $1,000,000 thereafter upon at least two (2) Business Days prior written notice; and

(e)
Letters of Credit: by way of Letters of Credit in Canadian Dollars, U.S. Dollars, Euros or Pounds Sterling issued by the Agent or a Fronting Lender, for and on behalf of the Lenders, upon at least two (2) Business Days' prior written notice;

each such notice to be given to the Agent at the Agent's Branch of Account by 10:00 a.m. (Calgary time) on the day such notice is to be given and to be substantially in the form of Schedule A hereto, except where no more than same day prior written notice is required to be given in which case notice must be given by 9:00 a.m. (Calgary time).

3.6   Selection of Libor Interest Periods

        If the Borrower elects to borrow by way of a Libor Loan pursuant to Section 3.5, elects to convert a Borrowing into a Libor Loan pursuant to Section 3.18 or elects to Rollover a Libor Loan pursuant to Section 3.19, the Borrower shall, prior to the beginning of the Libor Interest Period applicable to such Libor Loan, in accordance with the same period of notice required for the initial drawdown of a Libor Loan as set forth in Section 3.5, select and notify the Agent at the Agent's Branch of Account in writing, of the Libor Interest Period (which shall begin and end on a Business Day) applicable to such Libor Loan.

3.7   Conditions Applicable to Bankers' Acceptances and BA Equivalent Advances

(a)
Acceptance of Bankers' Acceptances: Subject to the terms and conditions of this Agreement, each Lender hereby agrees to accept its Pro-Rata Share of Bankers' Acceptances issued by the Borrower pursuant to Sections 3.5 and 3.18. The Lenders shall purchase all Bankers' Acceptances accepted by such Lenders at the applicable Discount Rate and provide to the Agent for the account of the Borrower the Discount Proceeds less the applicable Acceptance Fees payable by the Borrower to such Lender unless the Borrower elects, pursuant to Section 3.7(h), to market on its own all Bankers' Acceptances accepted by such Lenders (except for Old System Issuers which shall in all instances purchase the Bankers' Acceptances accepted by them). Notwithstanding that the Borrower has elected to market on its own the Bankers' Acceptances issued by it, the Borrower may request that any Lender quote for the purchase of Bankers' Acceptances accepted by any such Lender and any such Lender may or may not so quote; provided that in such circumstances nothing herein shall obligate any such Lender to purchase Bankers' Acceptances or require the Borrower to sell Bankers' Acceptances to any such Lender. Any Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances purchased by it.

(b)
Delivery of Notice: If the Borrower has elected to market on its own Bankers' Acceptances to be issued by it, the Borrower shall, at or prior to 8:30 a.m. (Calgary time) on the Drawdown Date, Conversion Date or Rollover Date relating to any Bankers' Acceptances to be issued hereunder, deliver to the Agent at the Agent's Branch of Account written notice with respect to such Bankers' Acceptances substantially in the form of Schedule B hereto.

(c)
Payment to Borrower: On the Drawdown Date, Conversion Date or Rollover Date relating to any issue of Bankers' Acceptances:

(i)
on any Drawdown Date, each Lender shall:

(A)
if the Borrower has elected to market on its own such Bankers' Acceptances pursuant to Section 3.7(h), deliver the discounted proceeds of the sale of such Bankers' Acceptances received by it (less the applicable Acceptance Fees payable to such Lender in respect thereof), for the account of the Borrower through the Agent at the Agent's Account for Payments; and

(B)
if the Borrower has not elected to market on its own such Bankers' Acceptances on its own pursuant to Section 3.7(h), deliver the Discount Proceeds of Bankers' Acceptances purchased by it (less the applicable Acceptance Fees payable to such Lender in respect thereof), for the account of the Borrower through the Agent at the Agent's Account for Payments;

(ii)
on any Rollover Date relating to any Rollover of Bankers' Acceptances, the Borrower shall be liable to each Lender for the principal amount of maturing Bankers' Acceptances accepted by such Lender; in order to satisfy the continuing liability of the Borrower to each Lender for the principal amount of the maturing Bankers' Acceptances, each Lender shall receive and retain for its own account the discounted proceeds of sale of such new Bankers' Acceptances or the Discount Proceeds from the purchase by such Lender of such Bankers' Acceptances, as applicable, and the Borrower shall on the maturity date of the maturing Bankers' Acceptances pay to each Lender, through the Agent at the Agent's Account for Payments, an amount equal to the difference between the principal amount of the maturing Bankers' Acceptances and the discounted proceeds of sale or the Discount Proceeds, as applicable, from the new Bankers' Acceptances together with the applicable Acceptance Fee to which each Lender is entitled; and

(iii)
on any Conversion Date relating to Bankers' Acceptances:

(A)
in the case of a Conversion from a Cdn. Prime Loan into Bankers' Acceptances, in order to satisfy the continuing liability of the Borrower to each Lender for the amount of the converted Borrowing, each Lender shall receive for its own account the discounted proceeds of sale of the Bankers' Acceptances or the Discount Proceeds from the purchase by such Lender of such Bankers' Acceptances, as applicable, and the Borrower shall on the Conversion Date pay to each Lender, through the Agent at the Agent's Account for Payments, the difference between the principal amount of the converted Borrowing and the discounted proceeds of sale or the Discount Proceeds, as applicable, from such Bankers' Acceptances together with the applicable Acceptance Fee to which each Lender is entitled;

    (B)
    in the case of a Conversion from a Libor Loan or U.S. Base Rate Loan into a Bankers' Acceptance, the Borrower shall be responsible for the payment to each Lender of the Libor Loan or U.S. Base Rate Loan being converted and may use the discounted proceeds of sale of such Bankers' Acceptances or the Discount Proceeds from the purchase by such Lender for such Bankers' Acceptances, as applicable, less any Acceptance Fees to which such Lender is entitled, to purchase U.S. Dollars, Euros or Pounds Sterling, as applicable, in order to make such payment; and

    (C)
    in the case of a Conversion of Bankers' Acceptances, in order to satisfy the continuing liability of the Borrower to each Lender for an amount equal to the face amount of such Bankers' Acceptances, the Agent and each Lender shall record the obligation of the Borrower to each Lender as a Borrowing of the type into which the maturing Bankers' Acceptance has been converted; provided that in the case of a conversion into U.S. Dollars, Euros or Pounds Sterling, the Borrower shall be responsible for payment to each Lender of an amount in Canadian Dollars equal to the principal amount of the Bankers' Acceptance being converted.

(d)
Waiver of Presentment and Other Conditions: The Borrower waives presentment for payment and, except to the extent of the gross negligence or wilful misconduct of the Lenders referred to in the Power of Attorney Terms—Bankers' Acceptances as outlined in Schedule H hereto, any other defence to payment of any amounts due to a Lender in respect of a Bankers' Acceptance accepted and, if applicable, purchased by it pursuant to this Agreement which might exist solely by reason of such Bankers' Acceptance being held, at the maturity thereof, by such Lender in its own right and the Borrower agrees not to claim any days of grace if such Lender as holder sues the Borrower on the Bankers' Acceptance for payment of the amount payable by the Borrower thereunder. On the specified maturity date of a Bankers' Acceptance, or such earlier date as may be required or permitted pursuant to the provisions of this Agreement, the Borrower shall pay the Agent on behalf of the Lender that has accepted such Bankers' Acceptance, the full face amount of such Bankers' Acceptance or, if applicable, shall effect a Conversion or Rollover of such Bankers' Acceptance and make such additional payments, if any, as are required pursuant to Section 3.7(c).

(e)
Terms of Each Bankers' Acceptance: Each Bankers' Acceptance shall:

(i)
have a maturity date which shall be on a Business Day;

(ii)
subject to availability, have a Standard Term or, with respect to up to two Drawdowns only in any month, a term of seven (7) or fourteen (14) days (in each case excluding days of grace) or, with the consent of all of the Lenders such consent not to be unreasonably withheld, and subject to availability, have any other term which is not a Standard Term;

(iii)
be denominated in the amount of Cdn. $100,000 and whole multiples thereof; and

(iv)
shall be in the standard form of each Lender.

        It is the intention of the parties that pursuant to the Depository Bills and Notes Act (Canada) ("DBNA"), all Bankers' Acceptances accepted by the Lenders (other than the Old System Issuers) under this Agreement shall be issued in the form of a "depository bill" (as defined in the DBNA), deposited with the Canadian Depository for Securities Ltd. ("CDS") and will be made payable to CDS & Co. In order to give effect to the foregoing, the Agent for the Lenders (other than the Old System Issuers) shall, subject to the approval of the Borrower and such Lenders, establish and notify the Borrower and such Lenders of any additional procedures, consistent with the terms of this Agreement, as are reasonably necessary to accomplish such intention, including, without limitation:

    (A)
    any instrument held by the Agent for the purposes of Bankers' Acceptances shall have marked prominently and legibly on its face and within its text, at or before the time of issue, the words "This is a depository bill subject to the Depository Bills and Notes Act (Canada)";

    (B)
    any reference to the authentication of the Bankers' Acceptance will be removed; and

    (C)
    any reference to "bearer" will be removed and such Bankers' Acceptance shall not be marked with any words prohibiting negotiation, transfer or assignment of it or of an interest in it.

(f)
Grant of Power of Attorney: As a condition precedent to each Lender's obligation to accept and, if applicable, purchase Bankers' Acceptances hereunder, the Borrower hereby agrees to the Power of Attorney Terms—Bankers' Acceptances set out in Schedule H hereto and hereby grants to each applicable Lender a power of attorney on the terms set out in such Schedule H; provided that if the Borrower revokes such power of attorney, it shall not be entitled to issue Bankers' Acceptances hereunder unless the Borrower, the Agent and all of the Lenders have agreed on amendments to this Agreement which would allow the Borrower to again issue Bankers' Acceptances;

(g)
Failure to Give Notice of Repayment: If the Borrower fails to give notice to the Agent at the Agent's Branch of Account of the method of repayment of a Bankers' Acceptance prior to the date of maturity of such Bankers' Acceptance in accordance with the same period of notice required for the original acceptance of such Bankers' Acceptance as set forth in Section 3.5, the face amount of such Bankers' Acceptance shall be converted on its maturity to a Cdn. Prime Loan pursuant to Section 3.18.

(h)
Lenders Not to Purchase: The Borrower shall be entitled to elect to market on its own all, but not less than all, of any Bankers' Acceptances issued by the Borrower and accepted by each such Lender and forming a part of the same issue of Bankers' Acceptances by advising the Agent of such election in any written notice of Borrowing by way of Bankers' Acceptances in the form of Schedule A, in a Conversion Notice or in a Rollover Notice; provided that each Old System Issuer shall purchase all Bankers' Acceptances accepted by it. If the Borrower fails to advise the Lenders of any such election in any such written notice, it shall be deemed to have elected to have the Lenders purchase such Bankers' Acceptances.

(i)
BA Equivalent Advances: Notwithstanding the foregoing provisions of this Section 3.7, a Non-Acceptance Lender shall, in lieu of accepting and, if applicable, purchasing, Bankers' Acceptances, make a BA Equivalent Advance. The amount of each BA Equivalent Advance shall be equal to the Discount Proceeds which would be realized from a hypothetical sale of those Bankers' Acceptances on the basis the Borrower was purchasing such Bankers' Acceptances and which, but for this Section 3.7(i), such Non-Acceptance Lender would otherwise be required to accept and purchase as part of such a Borrowing by way of Bankers' Acceptances. To determine the amount of such Discount Proceeds, the hypothetical sale shall be deemed to take place at the Non-Acceptance Discount Rate. Any BA Equivalent Advance shall be made on the relevant Drawdown Date, Conversion Date or Rollover Date, as the case may be, and shall remain outstanding for the term of the Bankers' Acceptances issued concurrently therewith. Concurrent with the making of a BA Equivalent Advance, a Non-Acceptance Lender shall be entitled to deduct therefrom an amount equal to the applicable Acceptance Fee which, but for this Section 3.7(i), such Non-Acceptance Lender would otherwise be entitled to receive as part of such issue of Bankers' Acceptances. The BA Equivalent Advance shall accrue interest at a rate per annum equal to the Non-Acceptance Discount Rate for such Bankers' Acceptance for the term of such BA Equivalent Advance. Upon the maturity date for such Bankers' Acceptances, the Borrower shall pay to each Non-Acceptance Lender, in satisfaction of the BA Equivalent Advance and interest accrued thereon, an amount equal to the face amount of the Bankers' Acceptance which, but for this Section 3.7(i), such Lender would otherwise have been required to accept as part of such Accommodation by way of Bankers' Acceptance, failing which such amount shall be converted to a Cdn. Prime Loan.

        All BA Equivalent Advances made by a Non-Acceptance Lender shall, if necessary, be evidenced by promissory notes of the Borrower in a form satisfactory to the Borrower and such Non-Acceptance Lender, each acting reasonably.

        All references in this Agreement to "Bankers' Acceptances" shall, unless otherwise expressly provided herein or unless the context otherwise requires, be deemed to include BA Equivalent Advances made by a Non-Acceptance Lender as part of an Accommodation by way of Bankers' Acceptances.

3.8   Agent's Duties re Bankers' Acceptances and BA Equivalent Advances

(a)
Advice to the Lenders: The Agent, promptly following receipt of a notice of Borrowing by way of Bankers' Acceptance in the form of Schedule A or of a Conversion Notice or of a Rollover Notice, shall:

(i)
advise the Borrower and the Lenders of the allocation of Bankers' Acceptances and, if applicable, BA Equivalent Advances to each such Lender such that the aggregate amount of Bankers' Acceptances required to be accepted or BA Equivalent Advances required to be made by such Lender hereunder is in a whole multiple of Cdn. $100,000; or

(ii)
if the Borrower has elected not to market on its own such Bankers' Acceptances pursuant to Section 3.7(h), advise each such Lender of the face amount of each Bankers' Acceptance to be purchased by it and the term thereof which term shall be identical for all such Lenders. By no later than 8:00 a.m. (Calgary time), on each Drawdown Date, Conversion Date or Rollover Date, as the case may be, on which such Lenders are required to purchase Bankers' Acceptances hereunder, each Schedule I Reference Lender (in the case of Bankers' Acceptances which do not have a Standard Term) and each Schedule II Reference Lender shall notify the Agent and the Borrower of the applicable rate (as contemplated in the definition of Discount Rate) to be used by the Agent in the calculation of the Discount Rate in respect of the issuance and purchase of such Bankers' Acceptances.

(b)
Bankers' Acceptances Not Being Purchased: If the Borrower has elected to market on its own Bankers' Acceptances issued by it hereunder, the Agent, promptly following receipt of a notice of Borrowing by way of Bankers' Acceptance in the form of Schedule B and in any event prior to 9:30 a.m. (Calgary time), shall provide either written notice or telephone advice with respect to such Bankers' Acceptances to each such Lender of the amount of each issue of Bankers' Acceptances to be accepted by it or BA Equivalent Advance to be made by it, the face amount of each Bankers' Acceptance, the discounted proceeds of sale deliverable in respect thereof or the amount of the BA Equivalent Advance, the person to whom the Bankers' Acceptances have been sold and from whom the discounted proceeds of sale in respect thereof should be received, and the term thereof, which term shall be identical for all such Lenders. Such advice, if provided by telephone, shall be confirmed in writing prior to 2:30 p.m. (Calgary time) on the applicable Drawdown Date, Conversion Date or Rollover Date, as the case may be, by delivery by the Agent to each such Lender of a written confirmation.

(c)
Bankers' Acceptances Being Purchased: If the Borrower has not elected to market on its own Bankers' Acceptances issued by it pursuant to Section 3.7(h), then on or prior to 9:30 a.m. (Calgary time) on the Drawdown Date, Conversion Date or Rollover Date relating to all Bankers' Acceptances to be purchased by such Lenders on such date, the Agent shall provide either written notice or telephone notice with respect to such Bankers' Acceptances to the Borrower and each Lender confirming the particulars with respect to such Bankers' Acceptances and related BA

  Equivalent Advances. Such advice, if provided by telephone, shall be confirmed in writing prior to 2:30 p.m. (Calgary time) on the applicable Drawdown Date, Conversion Date or Rollover Date, as the case may be, by delivery by the Agent to each such Lender of a written confirmation.

(d)
Completion of Bankers' Acceptance When Not Being Purchased: Upon receipt of notice pursuant to Section 3.8(b), each Lender is thereupon authorized to complete and sign bankers' acceptances on behalf of the Borrower in accordance with the Power of Attorney Terms—Bankers' Acceptances and the particulars advised by the Agent. Such Lenders shall then deliver such Bankers' Acceptances to the person designated to receive such Bankers' Acceptances upon receipt by each such Lender of the discounted proceeds of sale payable in respect thereof, in accordance with the particulars so advised by the Agent.

(e)
Completion of Bankers' Acceptance When Being Purchased: Upon receipt of notice pursuant to Section 3.8(c), each Lender is thereupon authorized to complete and sign Bankers' Acceptances on behalf of the Borrower in accordance with the Power of Attorney Terms—Bankers' Acceptances and the particulars advised by the Agent.

3.9   Letters of Credit

(a)
Issuance: Subject to the terms and conditions set forth herein, the Agent shall issue, on behalf of the Lenders, each as to their Pro-Rata Share, Direct Letters of Credit for the account of the Borrower upon receiving an LC Application for the issuance thereof on any day on or after the Effective Date and before the last Term Date to occur. If, pursuant to an LC Application, the Borrower has requested a Fronted Letter of Credit from a Fronting Lender, such Fronting Lender shall, subject to the terms of this Agreement, issue such Fronted Letter of Credit for the account of the Borrower on any day on or after the Effective Date and before the last Term Date to occur. No Letter of Credit shall be issued (which shall include any extension of the expiry date of a then outstanding Letter of Credit) on behalf of any Lender in the case of a Direct Letter of Credit or, in the case of a Fronted Letter of Credit, by any Fronting Lender where a Lender has liability in respect thereof:

(i)
if the Term Period of any such Lender has commenced except in the case of a Rollover of a Letter of Credit in place at the commencement of such Lender's Term Period where such Rollover does not extend the expiry date of such Letter of Credit beyond six (6) years from the Term Date of such Lender;

(ii)
that expires more than six (6) years from the Issue Date thereof; and

(iii)
if after giving effect thereto the amount of the LC Obligations under Fronted Letters of Credit issued by a Fronting Lender exceeds the Fronted LC Commitment of such Fronting Lender.

        Each Direct Letter of Credit shall be substantially in the form of Schedule I and each Fronted Letter of Credit shall be substantially in the applicable Fronting Lender's standard form with modifications thereto consistent with the applicable provisions of Schedule I, in each case with any such changes to such form as:

  (iv)
  the Agent or, if applicable, such Fronting Lender shall determine in good faith and on a commercially reasonable basis does not materially increase the obligations, or diminish the rights, of any Lender relative to such form; or

  (v)
  the Lenders, acting reasonably, shall approve;

provided that, without the prior consent of each Lender, no Direct Letter of Credit may be issued that would vary the several and not joint nature of the obligations of the Lenders thereunder as provided in the next following sentence. Each Direct Letter of Credit shall be issued by the Agent on behalf of all

Lenders as a single multi-Lender letter of credit, but the obligation of each such Lender thereunder shall be several and not joint, based upon its Pro-Rata Share in effect on the Issue Date of such Direct Letter of Credit, subject to any change thereto as provided for therein.

(b)
Conditions Precedent: The Agent and the Lenders and, if applicable, any Fronting Lender, shall not be required to issue any Letter of Credit if on the Issue Date for such Letter of Credit the Agent determines that any of the following conditions has not been satisfied:

(i)
the Agent shall have received a Notice of Borrowing requesting that a Letter of Credit be issued, such Notice of Borrowing to be accompanied by an originally executed LC Application satisfactory to the Agent and, in the case of Fronted Letters of Credit, the applicable Fronting Lender, specifying:

(A)
the proposed Issue Date (which shall be a Business Day at least two (2) Business Days following the date of such request);

(B)
the purpose for which such Letter of Credit is to be used, and, if the Agent, acting reasonably, determines that the requested Letter of Credit will constitute a Standby LC, the Borrower has agreed with such characterization, failing which such Letter of Credit shall not be issued;

(C)
the expiry date which shall not be more than six (6) years from the Issue Date;

(D)
the name and address of the beneficiary;

(E)
the face amount and currency of such Letter of Credit; and

(F)
the terms and conditions of the requested Letter of Credit and other relevant details (provided that no Letter of Credit that provides for the automatic extension thereof unless notice is given to the beneficiary thereof shall be issued which requires that notice of the non-extension of the expiry date thereof be given more than 30 days prior to the scheduled expiry thereof); and

(ii)
the Agent shall have received such other customary administrative documents as it, any Lender or, if applicable, the applicable Fronting Lender, through the Agent, shall have reasonably requested as a condition to the issuance of such Letter of Credit; provided that in the event of any conflict between the terms of such other documents and this Agreement, the terms of this Agreement shall prevail and further provided that the Borrower's obligations in respect of Letters of Credit shall be determined solely by reference to the provisions of this Agreement.

(c)
Notice to Lenders: Promptly upon its receipt of an LC Application for a Letter of Credit, the Agent shall notify each Lender and, if applicable, the applicable Fronting Lender, thereof, which notice shall also specify each Lender's share of the amount of such Letter of Credit based upon such Lender's Pro-Rata Share. If the Agent or, if applicable, a Fronting Lender determines not to issue such Letter of Credit by reason of the failure to satisfy the conditions specified in Section 3.9(b)):

(i)
the Agent shall give prompt notice thereof to the Borrower and each Lender (in the case of a Direct Letter of Credit); or

(ii)
the Fronting Lender shall give prompt notice thereof to the Agent (in the case of a Fronted Letter of Credit) and in turn the Agent shall provide notice thereof to the Borrower and each Lender.

(d)
Direct Letters of Credit: Each Direct Letter of Credit shall be executed and delivered by the Agent in the name and on behalf of, and as attorney-in-fact for, each Lender party to such Letter of Credit. The Agent shall act under each Direct Letter of Credit as the agent of each Lender to:

(i)
receive drafts, other demands for payment and other documents presented by the beneficiary under such Direct Letter of Credit;

(ii)
determine whether such drafts, demands and documents are in compliance with the terms and conditions of such Direct Letter of Credit; and

(iii)
notify such Lender and the Borrower that a valid drawing has been made and the date that the related LC Disbursement is to be made; provided that the Agent (in such capacity) shall have no obligation or liability for any LC Disbursement under any Direct Letter of Credit and each Direct Letter of Credit shall expressly so provide.

        Each Lender hereby irrevocably appoints and designates the Agent as its attorney-in-fact, acting through any duly authorized officer of the Agent, to execute and deliver in the name and on behalf of such Lender each Direct Letter of Credit to be issued by such Lender hereunder. Promptly upon the request of the Agent, each Lender will furnish to the Agent such powers of attorney or other evidence as any beneficiary of any Direct Letter of Credit may reasonably request in order to demonstrate that the Agent has the power to act as attorney-in-fact for such Lender to execute and deliver such Direct Letter of Credit. The Borrower, the Agent and the Lenders agree that each Direct Letter of Credit shall provide that all drafts and other documents presented thereunder shall be delivered to the Agent and that all payments thereunder shall be made by the Lenders obligated thereon through the Agent at the Agent's Branch of Account. Each Lender shall be severally liable under each Direct Letter of Credit in proportion to its Pro-Rata Share on the Issue Date of such Direct Letter of Credit and each Direct Letter of Credit shall specify each Lender's share of the amount payable thereunder.

(e)
Fronted Letters of Credit: Each Fronting Lender will exercise and give the same care and attention to each Fronted Letter of Credit issued by it hereunder as it gives to its other letters of credit and similar obligations, and such Fronting Lender's sole liability to each Lender shall be to promptly return to the Agent for the account of the Lenders, each Lender's Pro-Rata Share of any payments made to such Fronting Lender by the Borrower hereunder, excluding the Fronting Fee. Each Lender agrees that, in paying any drawing under a Fronted Letter of Credit, the applicable Fronting Lender shall not have any responsibility to obtain any document (other than as expressly required by such Fronted Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of any person delivering any such document. Neither any Fronting Lender nor any of its representatives, officers, employees or agents shall be liable to any Lender for:

(i)
any action taken or omitted to be taken in connection herewith at the request or with the approval of the Lenders;

(ii)
any action taken or omitted to be taken in connection with any Fronted Letter of Credit in the absence of negligence or wilful misconduct; or

(iii)
the execution, effectiveness, genuineness, validity, or enforceability of any Fronted Letter of Credit or any other document contemplated thereby.

        No Fronting Lender shall incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper Person.

(f)
Records: The Agent and, if applicable, the applicable Fronting Lender in the case of a Fronted Letter of Credit, shall maintain records showing the undrawn and unexpired amount of each

  Letter of Credit outstanding hereunder and each Lender's share of such amount and showing for each Letter of Credit issued hereunder:

  (i)
  the Issue Date and expiration date thereof;

  (ii)
  the amount thereof; and

  (iii)
  the date and amount of all payments made thereunder.

        With respect to any Letter of Credit issued hereunder, the Agent and, if applicable, the applicable Fronting Lender, shall make copies of such records available to the Borrower or any Lender party to that Letter of Credit upon its request.

3.10 Direct Letter of Credit Payments

(a)
Loans: The Borrower and each Lender agree that each LC Disbursement made by a Lender under any Direct Letter of Credit shall constitute a Cdn. Prime Loan in the case of Direct Letters of Credit in Canadian Dollars, Euros or Pounds Sterling (based upon the Equivalent Amount in Canadian Dollars of any LC Disbursement made in Euros or Pounds Sterling on the date of such LC Disbursement), and a U.S. Base Rate Loan in the case of Direct Letters of Credit in U.S. Dollars, even if any condition precedent to the making of such a Loan shall not have been satisfied, in each case on the date each LC Disbursement is made by a Lender.

(b)
LC Drawdown: The Borrower and each Lender hereby authorize the Agent to review on behalf of each Lender each draft and other document presented under each Direct Letter of Credit. The determination of the Agent as to the conformity of any documents presented under a Direct Letter of Credit to the requirements of such Direct Letter of Credit shall, in the absence of the Agent's negligence or wilful misconduct, be conclusive and binding on the Borrower and each Lender. The Agent shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under any Direct Letter of Credit. The Agent shall promptly after such examination:

(i)
notify each of the Lenders obligated under such Direct Letter of Credit and the Borrower by telephone (confirmed in writing) of such demand for payment and of each Lender's share of such payment;

(ii)
deliver to each such Lender a copy of each document purporting to represent a demand for payment under such Direct Letter of Credit; and

(iii)
notify each Lender and the Borrower whether said demand for payment was properly made under such Direct Letter of Credit.

(c)
LC Disbursement: With respect to any drawing determined by the Agent to have been properly made under a Direct Letter of Credit, each Lender will make an LC Disbursement in respect of such Direct Letter of Credit in accordance with its liability under such Direct Letter of Credit and this Agreement, such LC Disbursement to be made to the Agent's Branch of Account or such other account of the Agent as shall have been most recently designated by it for such purpose by notice to such Lenders. With respect to a LC Disbursement where the corresponding Letter of Credit was issued in Euros or Pounds Sterling, each Lender shall provide the Agent with an amount in Canadian Dollars sufficient to enable the Agent to purchase the necessary Euros or Pounds Sterling based on the exchange rate utilized by the Agent in accordance with its usual practices to purchase Euros or Pounds Sterling on the date such LC Disbursement is made by the Agent on behalf of such Lender. The Agent will make any such LC Disbursement available to the beneficiary of such Direct Letter of Credit by promptly remitting the amounts so received, in like funds, to the account identified by such beneficiary in connection with such demand for payment. Promptly following any LC Disbursement by any Lender in respect of any Direct Letter of Credit, the Agent will notify the Borrower of such LC Disbursement; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligations hereunder to the Lenders with respect to any such LC Disbursement. The responsibility of the Agent in connection with any draft presented for payment under any Direct Letter of Credit shall, in addition to any payment obligation expressly provided for in such Direct Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Direct Letter of Credit. The Agent shall not be required to make any payment under a Direct Letter of Credit in excess of the amount received by it from the Lenders for such payment.

3.11 Fronted Letter of Credit Payments

(a)
LC Drawdown: The Borrower and each Lender hereby authorize each Fronting Lender to review on behalf of each Lender each draft and other document presented under each Fronted Letter of Credit. The determination of a Fronting Lender as to the conformity of any documents presented under a Fronted Letter of Credit to the requirements of such Fronted Letter of Credit shall, in the absence of such Fronting Lender's negligence or wilful misconduct, be conclusive and binding on the Borrower and each Lender. Each Fronting Lender shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under any Fronted Letter of Credit. Such Fronting Lender shall promptly after such examination:

(i)
notify the Agent and the Borrower by telephone (confirmed in writing) of such demand for payment;

(ii)
deliver to the Agent a copy of each document purporting to represent a demand for payment under such Fronted Letter of Credit; and

(iii)
notify the Agent and the Borrower whether said demand for payment was properly made under such Fronted Letter of Credit.

(b)
LC Disbursement: In the event that any LC Disbursement shall be made under any Fronted Letter of Credit (the date any such LC Disbursement is made being the "Participation Date"):

(i)
the applicable Fronting Lender shall promptly notify the Agent who shall promptly notify the Borrower of such payment and of the amount thereof;

(ii)
each LC Disbursement shall constitute the making of a Cdn. Prime Loan in the case of a Fronted Letter of Credit in Canadian Dollars, Euros or Pounds Sterling (based upon the amount of Canadian Dollars utilized by the Agent in accordance with its usual practices to purchase Euros or Pounds Sterling, as applicable, on the date of any LC Disbursement to fund any LC Disbursement made in Euros or Pounds Sterling), or U.S. Base Rate Loan in the case of a Fronting Letter of Credit in U.S. Dollars, as applicable, to the Borrower by the applicable Fronting Lender on the Participation Date (without limiting each Lender's obligations hereunder to such Fronting Lender in respect of any such Loan and notwithstanding the otherwise pro-rata nature of Accommodations hereunder), even if any condition precedent to the making of such a Loan shall not have been satisfied;

(iii)
the Agent shall notify each applicable Lender by facsimile or by telephone (confirmed by facsimile) of such disbursement and the amount payable by such Lender to the Agent for the account of such Fronting Lender based on the applicable Lender's Pro-Rata Share; and

(iv)
immediately upon receipt of such notice, each applicable Lender shall make its Pro-Rata Share of such Loan in Cdn. Dollars or U.S. Dollars, as applicable, available to the Agent for the account of such Fronting Lender by wire transfer of immediately available funds to the Agent's Branch of Account for the account of such Fronting Lender.

(c)
Lenders' Participation: Each Fronting Lender irrevocably grants, and, in order to induce each Fronting Lender to issue its Fronted Letters of Credit hereunder, each Lender irrevocably accepts and hereby purchases from such Fronting Lender on the terms and conditions hereinafter stated, for its own account and risk, an undivided interest (equal to each Lender's Pro-Rata Share) in such Fronting Lender's obligations and rights under each Fronted Letter of Credit issued by it and the amount of each draft paid by such Fronting Lender thereunder and the deemed Canadian Prime Loan or U.S. Base Rate Loan made hereunder to the Borrower on the Participation Date. Each Lender unconditionally and irrevocably agrees with such Fronting Lender that, on or before the close of business on each Participation Date, such Lender will pay to the Agent for the account of such Fronting Lender at the Agent's Branch of Account the applicable Lender's Pro-Rata Share of any Canadian Prime Loan or U.S. Base Rate Loan deemed to be made to the Borrower by such Fronting Lender on the Participation Date. If any Lender fails to make any such payment on the Participation Date, then interest shall accrue and be payable by such Lender on such Lender's obligation to make such payment during the period from such Business Day to the day such Lender makes such payment at the Default Rate.

(d)
Absolute Obligation: Each Lender acknowledges that its obligations to each Fronting Lender in respect of any Fronted Letter of Credit issued by it, including the obligation to purchase and fund a participation in the obligations and rights of a Fronting Lender under each Fronted Letter of Credit and any drafts paid by it and the deemed Cdn. Prime Loan or U.S. Base Rate Loan made hereunder by such Fronting Lender on the Participation Date, are absolute and unconditional and shall not be affected by any circumstance whatsoever, including:

(i)
the occurrence and continuance of any Default or Event of Default;

(ii)
any failure or inability of any other Lender to purchase or fund such a participation hereunder; or

(iii)
any other failure by any other Lender to fulfil its obligations hereunder.

        Each payment by a Lender to a Fronting Lender shall be made, without any offset, compensation, abatement, withholding or reduction whatsoever.

3.12 Obligations Absolute re Letters of Credit

(a)
Absolute Obligation: The obligations of the Borrower under this Agreement in respect of Letters of Credit shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which any person may have or have had against the Agent, any Lender, any Fronting Lender or any beneficiary of a Letter of Credit.

(b)
No Defences: The Borrower agrees with the Agent, each Lender and each Fronting Lender that the obligations of the Borrower in respect of Letters of Credit shall not be affected by:

(i)
any lack of validity or enforceability of any Letter of Credit;

(ii)
any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

(iii)
a Default or an Event of Default that has occurred and is continuing.

(iv)
any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred;

(v)
any claims, compensation, set-off, defence or other right whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee;

  (vi)
  payment under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit;

  (vii)
  the non-perfection of any Lien granted to, or in favor of, the Agent, any of the Lenders or Fronting Lenders as security for any of the reimbursement obligations referred to in Section 3.10 or 3.11;

  (viii)
  the existence of any proceedings of the type described in Section 9.1(c) or 9.1(d) with respect to the Borrower; or

  (ix)
  any other event or circumstance whatsoever that might, but for the provisions of this Section 3.12(b), constitute a legal or equitable discharge of the obligations of the Borrower hereunder or in respect of any Letter of Credit;

  save and except only for payment under a Letter of Credit other than in substantial compliance with the terms thereof or other than as a result of the Agent's or, if applicable, the applicable Fronting Lender's negligence or wilful misconduct.

(c)
Notice Delays: None of the Agent, any Lender or any Fronting Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except, as to any such person, for errors or omissions caused by such Person's negligence or wilful misconduct.

(d)
Action Binding: The Borrower agrees that any action taken or omitted by the Agent or any Lender or, if applicable, any Fronting Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of negligence or wilful misconduct and in accordance with the standards of care specified in the Uniform Customs, shall be binding on the Borrower and shall not result in any liability of the Agent or any Lender or, if applicable, any Fronting Lender to the Borrower.

(e)
General: Without limiting the generality of the foregoing, the parties hereto agree that:

(i)
the Agent and, if applicable, a Fronting Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

(ii)
the Agent and, if applicable, a Fronting Lender shall have the right, in its discretion acting reasonably, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit;

(iii)
this sentence, together with Sections 3.10 and 3.11, shall establish the standard of care to be exercised by the Agent and each Lender and, if applicable, each Fronting Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing);

(iv)
in the event of any conflict or inconsistency between the provision of any LC Application and this Agreement, the provisions of this Agreement shall prevail.

(f)
Consequential Damages: Notwithstanding anything to the contrary contained herein, none of the Agent, any Lender or any Fronting Lender shall be liable to the Borrower for any consequential, indirect, punitive or exemplary damages with respect to action taken or omitted to be taken by it under any Letter of Credit.

3.13 Expenses re Letters of Credit

(a)
LC Expenses: The Borrower shall pay and reimburse the Agent, each Fronting Lender and each Lender for all Taxes (other than Taxes imposed on or measured by reference to or in respect of overall net income, gains or capital of the applicable party) and reasonable and customary fees, charges and other costs and expenses (other than LC Fees and Fronting Fees) incurred by the Agent, such Lender or such Fronting Lender in connection with any LC Disbursement ("LC Expenses"), as notified by the Agent (on its own behalf and on behalf of the Lenders) or a Fronting Lender to the Borrower through the Agent. Each payment in respect of LC Expenses shall be due and payable within ten (10) Business Days after the date on which the Agent notifies the Borrower of the amount of such LC Expenses and shall accrue interest if not paid on such date at the Default Rate.

(b)
Other Costs: The Borrower shall pay to the Agent, each Fronting Lender and each Lender its:

(i)
set-up fees, cable charges and other customary miscellaneous charges in respect of the issue of Letters of Credit and upon the amendment or transfer of each Letter of Credit and each drawing made thereunder; and

(ii)
documentary and administrative charges for amending, transferring or drawing under, as the case may be, Letters of Credit of a similar amount, term and risks.

3.14 Indemnification; Nature of Lender's Duties

(a)
Indemnity: In addition to amounts payable as elsewhere provided for in this Article 3, the Borrower hereby agrees to protect, indemnify, pay and save each Lender harmless from and against any and all claims or losses (including reasonable legal fees and expenses) which such Lender may incur or be subject to as a consequence, direct or indirect, of:

(i)
the application for or issuance of or drawing under any Letter of Credit, other than as a result of the negligence or wilful misconduct of such Lender as determined by a court of competent jurisdiction, provided that such Lender acts in good faith; or

(ii)
the failure of such Lender to honour a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority prohibiting the payment of such drawing (all such acts or omissions herein called "Government Acts").

(b)
Misuse: As between the Borrower and each Lender, the Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by, the beneficiary of such Letter of Credit. Except to ensure compliance with the applicable Letter of Credit, the Lenders shall not have any responsibility for:

(i)
the form, validity, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for, issuance of or drawing under any Letter of Credit (even if it should in fact prove to be in any or all respects invalid, inaccurate, fraudulent or forged);

(ii)
the validity or sufficiency of any instrument transferring or assigning (or purporting to transfer or assign) any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

(iii)
errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph or otherwise (whether or not they are in cipher);

(iv)
errors in interpretation of technical terms;

  (v)
  any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

  (vi)
  the misapplication by the beneficiary of any Letter of Credit or of the proceeds of any drawing under such Letter of Credit; and

  (vii)
  any consequences arising from causes beyond the control of the Lenders, including any Government Acts.

  None of the above shall affect, impair, or prevent the vesting of any of the Lenders' powers hereunder. Any action taken or omitted by any Lender under or in connection with any Letter of Credit issued by it or the related certificates if taken or omitted in good faith, shall not put such Lender under any resulting liability to the Borrower provided that such Lender acts without negligence and has not engaged in wilful misconduct.

(c)
No Liability: The Borrower shall have no obligation to indemnify a Lender in respect of any liability incurred by such Lender arising out of the gross negligence or wilful misconduct of such Lender as determined by a court of competent jurisdiction, or out of the wrongful dishonour by such Lender of a proper demand for payment made under any Letter of Credit issued by it.

3.15 Repayments re Letters of Credit

        If:

(a)
the Agent delivers an Acceleration Notice or an Event of Default occurs under Section 9.1(c) or 9.1(d);

(b)
the Borrower shall be required to repay Borrowings to a Lender pursuant to Article 4; or

(c)
any Letter of Credit is the subject matter of any order, judgement, injunction or other such determination (a "Judicial Order") restricting payment under and in accordance with such Letter of Credit or extending the Lender's or Fronting Lender's liability, as the case may be, beyond the expiration date stated in such Letter of Credit;

then the Borrower shall pay to the Agent an amount, in the currency in which the Letter of Credit is denominated, equal to the maximum amount available to be drawn under any unexpired Letter of Credit in respect of all of the Lenders in the case of paragraphs (a) and (c) and in respect of each Lender whose Borrowings are required to be repaid in accordance with Article 4 in the case of paragraph (b). Any such amounts paid by the Borrower to the Agent shall be held by the Agent in interest bearing cash collateral accounts (with interest payable for the account of the Borrower at the rates and in accordance with the then prevailing practices of the Agent for accounts of such type) as continuing collateral security for the obligations of the Borrower to reimburse the Lenders for LC Disbursements made in respect of any such Letter of Credit. Such cash collateral accounts shall be assigned to the Agent as security for the obligations of the Borrower in relation to such Letters of Credit and the Security Interest of the Agent thereby created in such cash collateral shall rank in priority to all other Security Interests and adverse claims against such cash collateral. Such cash collateral shall be applied to satisfy the obligations of the Borrower for such Letters of Credit as LC Disbursements are made thereunder. Amounts held in such cash collateral accounts may not be withdrawn by the Borrower; however, interest on such deposited amounts (at the rates and in accordance with the then prevailing practices of the Agent for accounts of such type) shall be for the account of the Borrower and may be withdrawn by the Borrower from time to time so long as no Event of Default is then continuing.

        The Agent shall release to the Borrower any amount remaining in the cash collateral accounts after applying the amounts necessary to discharge all obligations of the Borrower relating to such Letters of Credit, upon the later of:

(d)
the date on which any final and non-appealable order, judgement or other determination has been rendered or issued either terminating any applicable Judicial Order or permanently enjoining the Lenders or the Fronting Lender, as the case may be, from paying under such Letter of Credit;

(e)
the earlier of:

(i)
the date on which either the original counterpart of such Letter of Credit is returned to the Agent or the Fronting Lender, as the case may be, for cancellation or the Lenders or the Fronting Lender, as the case may be, are or is released by the beneficiary thereof from any other obligation in respect of such Letter of Credit; and

(ii)
the expiry of such Letter of Credit; and

(f)
if an Event of Default has occurred, the payment and satisfaction of all indebtedness and liabilities of the Borrower hereunder and cancellation or termination of the Credit Facility.

3.16 Notice of Repayment

        The Borrower shall give the Agent, at the Agent's Branch of Account, prior written notice of each repayment of Borrowings in accordance with the same period of notice required pursuant to Section 3.5 for the initial drawdown of the basis of Borrowing being repaid, such notice to be substantially in the form of Schedule A. Notwithstanding the foregoing, a Bankers' Acceptance and a BA Equivalent Advance shall, subject to Section 4.5, only be repaid on its maturity date and a Libor Loan shall, subject to Section 10.5, only be repaid on the last day of the Libor Interest Period related thereto.

3.17 Pro-Rata Treatment of Borrowings

(a)
Pro-Rata Borrowings: Subject to Section 3.2, Section 3.4(c), Section 3.9(a)(i), Section 3.18(b) and this Section 3.17(a) and that there may be Lenders whose Commitment is a revolving credit facility and Lenders whose Commitment is no longer a revolving credit facility, each Accommodation shall be made available by each Lender and all repayments and reductions in respect thereof shall be made and applied in a manner so that the proportion of Borrowings outstanding to each Lender will, to the extent possible, thereafter be in the same proportion as the Pro-Rata Share of such Lender. The Agent is authorized by the Borrower and each Lender to determine, in its discretion, acting reasonably, the amount of Borrowings to be made available by each Lender and the application of repayments and reductions of Borrowings to give effect to the provisions of this Section 3.17(a) and Section 6.2; provided that no Lender shall, as a result of any such determination, have Borrowings outstanding (determined with reference to the Equivalent Amount thereof in Canadian Dollars) in an amount which is in excess of the amount of its Commitment.

(b)
Agent's Discretion on Allocation: In the event it is not practicable to:

(i)
allocate each basis of Borrowing in accordance with Section 3.17(a) by reason of the occurrence of circumstances described in Section 10.2 or Section 10.3; or

(ii)
allocate Bankers' Acceptances and BA Equivalent Advances to each Lender in accordance with Section 3.17(a) such that the aggregate amount of Bankers' Acceptances required to be accepted or purchased or BA Equivalent Advances required to be made by such Lender hereunder is in a whole multiple of Cdn. $100,000;

  the Agent is authorized by the Borrower and each such Lender to make such allocation as the Agent determines in its discretion, acting reasonably, may be equitable in the circumstances but no Lender shall, as a result of any such allocation, have Borrowings outstanding (determined as the Equivalent Amount thereof in Canadian Dollars) in an amount which is in excess of the amount of its Commitment.

(c)
Further Assurances by Borrower: To the extent reasonably possible, the Borrower and each Lender agrees to be bound by and to do all things necessary or appropriate to give effect to the provisions of this Section 3.17.

3.18 Conversions

        The Borrower may, during the term of this Agreement, upon giving the Agent at the Agent's Branch of Account a Conversion Notice in accordance with the period of prior notice and other requirements set out in Section 3.5 (other than delivery of a notice in the form of Schedule A) in respect of the basis of Borrowing to which any Borrowing is being converted, convert any Borrowing to another basis of Borrowing. Notwithstanding the foregoing, a Bankers' Acceptance may only be converted on its maturity date and a Libor Loan may only be converted on the last day of the Libor Interest Period applicable to such Libor Loan or on any other day if the Borrower pays all amounts payable in respect thereof pursuant to Sections 4.5 or 10.5, respectively. A Letter of Credit may not be converted. If the requested conversion is either from or into Libor Loans or Bankers' Acceptances, then:

(a)
if a Default has occurred and is continuing, the Borrower, without limiting its rights to convert any Borrowing into a Cdn. Prime Loan or a U.S. Base Rate Loan, as applicable, shall only be entitled to request a conversion into a Libor Loan with a Libor Interest Period of one (1) month or into a Bankers' Acceptance with a term to maturity of one (1) month or less as provided for herein unless the Agent, in its discretion acting reasonably, otherwise permits; and

(b)
if an Event of Default has occurred and is continuing, such conversion shall not be permitted unless the Agent in its discretion otherwise agrees and all Libor Loans in respect of which any such conversion has been requested shall be converted to a Cdn. Prime Loan in the case of Libor Loans denominated in Canadian Dollars, Euros or Pounds Sterling or to a U.S. Base Rate Loan in the case of Libor Loans denominated in U.S. Dollars, in each case on the last day of the Libor Interest Period applicable thereto and all Bankers' Acceptances in respect of which any such conversion has been requested shall be converted to a Cdn. Prime Loan on the maturity of such Bankers' Acceptances.

        On each Conversion Date, the Borrower, subject to Section 3.7(c), shall be required to repay to the Agent the basis of Borrowing which is being converted and, subject to the provisions of this Agreement, the Lenders shall be required to make available to the Borrower the Borrowings into which such basis of Borrowing is being converted.

3.19 Rollovers

        The Borrower may, during the term of this Agreement, rollover all or any portion of a Bankers' Acceptance on its maturity date or all or any portion of a Libor Loan for an additional Libor Interest Period subsequent to the initial or any subsequent Libor Interest Period or extend the expiry date of a Letter of Credit, upon giving the Agent at the Agent's Branch of Account a Rollover Notice in accordance with the period of notice and other requirements set out in Section 3.5 applicable to Bankers' Acceptances or Libor Loans or Letters of Credit (other than delivery of a notice in the form of Schedule A), unless immediately prior to the issuance of any Bankers' Acceptances or Letter of Credit or the commencement of any subsequent Libor Interest Period, a Default or an Event of Default shall have occurred and be continuing, in which event the Borrower shall not be entitled to

Rollover such Letter of Credit and, in the case of a Default, shall only be entitled to request a Bankers' Acceptance with a term to maturity of one (1) month or less as provided for herein or a Libor Interest Period of one (1) month unless the Agent, in its discretion acting reasonably, otherwise permits and, in the case of an Event of Default, shall be deemed to have converted any Bankers' Acceptance to a Cdn. Prime Loan and any such Libor Loan which is denominated in Canadian Dollars, Euros or Pounds Sterling to a Cdn. Prime Loan and any such Libor Loan which is denominated in U.S. Dollars to U.S. Base Rate Loan, in each case pursuant to Section 3.18 on the maturity date of the Bankers' Acceptance or the last day of the Libor Interest Period applicable thereto, in each case unless the Agent in its discretion acting reasonably, otherwise permits. In the event a Rollover Notice in respect of an existing Bankers' Acceptance or Libor Loan is not given pursuant to this Section 3.19 or a Conversion Notice in respect of such existing Bankers' Acceptance or Libor Loan is not given pursuant to Section 3.18, any such Bankers' Acceptance shall be converted to a Cdn. Prime Loan on the maturity date of such Bankers' Acceptance and any such Libor Loan which is denominated in Canadian Dollars, Euros or Pounds Sterling shall be converted to a Cdn. Prime Loan and any such Libor Loan which is denominated in U.S. Dollars shall be converted to a U.S. Base Rate Loan, in each case on the last day of the Libor Interest Period applicable to such existing Libor Loan and the provisions of the last sentence of Section 3.10 shall apply to any such conversion.

3.20 Notices Irrevocable

        All notices delivered by the Borrower hereunder shall be irrevocable and shall oblige the Borrower, the Agent and the Lenders to take the action contemplated on the date specified therein.

3.21 Extension of Term Date

(a)
Request for an Offer of Extension: The Borrower may from time to time request an offer to extend the Term Date of each Lender whose Term Period has not yet commenced (each, a "Requested Lender") by sending to the Agent a Request for an Offer of Extension not later than forty-five (45) days prior to the then current Term Date and not earlier than ninety (90) days prior to the then current Term Date, and the Agent shall forthwith, and in any event within two (2) Business Days, notify each Requested Lender of such request. Each Requested Lender shall advise the Agent as to whether it agrees to make an offer to the Borrower to extend the Term Date in accordance with any such Request for an Offer of Extension within thirty (30) days of the delivery by the Borrower to the Agent of the Request for an Offer of Extension, provided that in the event any such Requested Lender does not so advise the Agent within such thirty (30) day period, such Requested Lender shall be deemed to have advised the Agent that it is not prepared to make an offer to the Borrower to extend the Term Date. Forthwith and in any event within two (2) Business Days of the Agent receiving from each Requested Lender its decision with respect to making an offer to the Borrower to extend the Term Date, the Agent shall, subject to Section 3.21(c), provide the Borrower with an offer to extend the Term Date in accordance with Section 3.21(d) or 3.21(e), as the case may be, and the Borrower, subject to Section 3.21(g), shall be entitled to accept any such offer at any time up to and including the last Business Day preceding the then current Term Date by written notice to the Agent of such acceptance.

(b)
Payment or Replacement by Borrower: Subject to Section 3.21(c), if a Requested Lender does not agree to make an offer to extend the Term Date (such Requested Lender being a "Non-Agreeing Lender" and any Requested Lender agreeing to make an offer to extend the Term Date applicable to it being an "Agreeing Lender") the Borrower may, but is not obligated, to:

(i)
so long as there exists no Default or Event of Default and subject to Section 10.5, repay all Borrowings and other amounts owing hereunder to any Non-Agreeing Lender on or prior to the then current Term Date and upon such payment any Non-Agreeing Lender shall cease to be a Lender hereunder and each such Non-Agreeing Lender's Commitment shall be terminated and the Total Commitment reduced accordingly; or

  (ii)
  arrange for a replacement lender or lenders (which may be one or more of the Lenders) to replace each Non-Agreeing Lender's Borrowings and its Commitment provided that any such replacement lender (if it is not a Lender) shall have been approved by the Agent and each Fronting Lender (such approval not to be unreasonably withheld or delayed) and shall be novated into the Loan Documents in the place and stead of the Non-Agreeing Lender by execution of all necessary documentation on or prior to the then current Term Date and in respect of which the Lenders shall do all things and make all such adjustments as are reasonably necessary to give effect to any such replacement.

(c)
Non-Extension: The Agent shall not provide the Borrower with an offer to extend the Term Date in accordance with Section 3.21(a) if Requested Lenders holding more than thirty-three and one third percent (33 1/3%) of the aggregate of the Commitments of all Requested Lenders do not agree or are deemed not to agree to make an offer to the Borrower to extend the Term Date pursuant to the Request for an Offer of Extension. In any such case, the Term Date of each Requested Lender shall not be extended and the Term Period shall commence for all Requested Lenders on the then current Term Date.

(d)
Extension for all Requested Lenders: If all Requested Lenders agree to make an offer to the Borrower to extend the Term Date pursuant to a Request for an Offer of Extension and the Borrower accepts the applicable offer in accordance with Section 3.21(a), then the Term Date of each Requested Lender shall be extended for a period of three hundred and sixty-four (364) days from the date of the acceptance by the Borrower of the offer made to it to extend the Term Date by the Agent on behalf of such Requested Lenders.

(e)
Partial Extension: If, with respect to any Request for an Offer of Extension, the provisions of Section 3.21(c) or 3.21(d) are not applicable and there are Non-Agreeing Lenders under Section 3.21(b), then:

(i)
the Term Date for all Agreeing Lenders in respect of whom the Borrower has accepted the offer made by them to extend the Term Date (such Agreeing Lenders being "Extending Lenders"), shall be extended for a period of three hundred and sixty-four (364) days from the date of the acceptance by the Borrower of the offer made to it to extend the Term Date by the Agent on behalf of such Lenders; and

(ii)
the Term Date for each such Non-Agreeing Lender shall not be extended and the Term Period of each such Non-Agreeing Lender shall commence on the then current Term Date.

(f)
Independent Decision: The Borrower understands that consideration of any Request for an Offer of Extension constitutes an independent credit decision which each Requested Lender retains the absolute and unfettered discretion to make and that no commitment in this regard is hereby given by any Requested Lender.

(g)
Default or Event of Default: Notwithstanding the foregoing, the Borrower shall not be entitled to provide to the Agent a Request for an Offer of Extension if an Event of Default has occurred and is then continuing and shall not be entitled to accept any offer made by the Agent on behalf of the Agreeing Lenders to extend the Term Date if a Default or Event of Default has occurred and is continuing at the time of purported acceptance unless either the Default was subsisting at the time any Request for an Offer of Extension was made by the Borrower and the Borrower had advised the Agent thereof or, in any other case, such Default or Event of Default is waived by all of the Agreeing Lenders; provided that any such waiver shall be effective only for the purposes of this Section 3.21 unless otherwise specified by the Agreeing Lenders but any such specification shall not bind any Lenders who are not Agreeing Lenders.

3.22 Increase of Total Commitment

        The Borrower may at any time and from time to time and provided the Term Period has not commenced for any Lender, add additional financial institutions hereunder as Lenders or, with the consent of the applicable Lender, increase the Commitment of a Lender and thereby increase the Total Commitment provided that at the time of any such addition:

(a)
no Default or Event of Default has occurred and is continuing;

(b)
the aggregate of the Total Commitment hereunder and the "Total Commitment" under the International Credit Facility does not exceed Cdn. $1,500,000,000;

(c)
the Agent and each Fronting Lender has consented to such financial institution becoming a Lender, if it is not already a Lender, such consent not to be unreasonably withheld or delayed;

(d)
concurrently with the addition of a financial institution as an additional Lender or the increase of a Lender's Commitment, such financial institution or Lender, as the case may be, shall purchase from each Lender such portion of the Borrowings of each such Lender as is necessary to ensure that all Borrowings of all Lenders in respect of whom the Term Period has not yet commenced and including therein such additional financial institution, are in accordance with the Pro-Rata Share of all such Lenders (including the new financial institution) and such financial institution shall execute such documentation as is required by the Agent, acting reasonably, to novate such financial institution as a Lender hereunder; and

(e)
the Borrower has provided to the Agent a certified copy of a directors' resolution of the Borrower authorizing any such increase in the Total Commitment (which may be the original directors' resolution authorizing the Credit Facility) together with a legal opinion with respect thereto in substantially the same form as the opinion of the Borrower's counsel delivered in connection with the closing of the Credit Facility.

ARTICLE 4
REPAYMENT AND PREPAYMENT

4.1   Reduction of Commitment and Repayment of Borrowings

        On the Term Date of each Lender, the Commitment of such Lender shall become equal to the lesser of the Equivalent Amount in Canadian Dollars of the Borrowings outstanding to such Lender on such Term Date and the Commitment of such Lender on such Term Date and, to the extent that the Equivalent Amount in Canadian Dollars of the Borrowings on such Term Date is in excess of such Commitment after giving effect to the foregoing, the Borrower shall, within five (5) Business Days, repay such excess. On the Maturity Date of each Lender, the Borrower shall repay all Borrowings then outstanding to such Lender (including, without limitation, posting cash collateral with respect to Letters of Credit as required by Section 3.15(a)) and the Commitment of such Lender shall be reduced to zero. The Borrower shall ensure that all Libor Loans and Bankers' Acceptances and BA Equivalent Advances forming a part of Borrowings of such Lender mature on or before the Maturity Date of such Lender.

4.2   Repayment of Borrowings due to Exchange Rate Fluctuations

        If, due to exchange rate fluctuations, the amount of Borrowings (determined in Canadian Dollars with all Borrowings denominated in U.S. Dollars, Euros and Pounds Sterling being converted to the Equivalent Amount in Canadian Dollars) outstanding on any Business Day to any Lender exceeds the amount of such Lender's Commitment:

(a)
by more than five percent (5%) on a day other than a Drawdown Date, Conversion Date or Rollover Date, the Agent shall advise the Borrower in writing of the amount of such excess and the Borrower shall, within five (5) Business Days thereafter, repay, provide cash cover to be held by the Agent on behalf of such Lender in the manner provided for in Section 9.7 or otherwise reduce a portion of such Borrowings to the extent of the amount of the excess then subsisting; or

(b)
by any amount on a Drawdown Date, Conversion Date or Rollover Date, the Borrower shall as part of such drawdown, Rollover or Conversion reduce or eliminate such excess on such date.

4.3   Cancellation and Prepayment

        The Borrower may, without penalty or premium, at any time during the term of this Agreement upon three (3) Business Days prior written notice substantially in the form of Schedule A, cancel all or any portion of the Total Commitment or the Fronted LC Commitment of any Fronting Lender, as determined by the Borrower in its discretion, in each case in minimum amounts equal to the lesser of Cdn. $5,000,000 and the remaining balance of such Total Commitment or Fronted LC Commitment, as applicable, and multiples of Cdn. $5,000,000 thereafter if, on or prior to the last day of such notice period, the Borrower has:

(a)
in the case of a cancellation of the Total Commitment, prepaid or otherwise reduced Borrowings outstanding to each Lender in an amount equal to the amount by which Borrowings outstanding to such Lender would otherwise be in excess of such Lender's Commitment immediately after the reduction of the Total Commitment provided for in such notice; and

(b)
in the event such cancellation is in respect of all of the Total Commitment or the Fronted LC Commitment, as applicable, paid all accrued interest and other charges and fees in respect of the Borrowings or Fronted LC Commitment being repaid or reduced as aforesaid; and

(c)
in the case of the cancellation of the entire Fronted LC Commitment of any Fronting Lender, the Borrower has, on or prior to the effective date of any such cancellation, returned to the Fronting Lender for cancellation all Fronted Letters of Credit issued by such Fronting Lender.

Any such notice of cancellation shall be irrevocable and the amount of the Total Commitment and the Commitment or the Fronted LC Commitment, as applicable, of each Lender or Fronting Lender, as applicable, so cancelled and reduced shall not be reinstated hereunder.

4.4   Cancellation or Transfer of a Lender's Commitment

        If:

(a)
any payment is required to be made by the Borrower to a Lender or Lenders (but not to all of the Lenders) pursuant to Section 6.3;

(b)
any Lender or Lenders give(s) notice to the Borrower that Additional Compensation is payable by the Borrower to such Lender or Lenders (but not to all of the Lenders) pursuant to Section 10.2;

(c)
a Lender (or Lenders) is (are) affected by the provisions of Section 10.3 or Section 10.4 but not all Lenders are so affected;

(d)
a Lender does not provide its consent or agreement to a request by the Borrower for a waiver or amendment which requires the consent of all of the Lenders as provided for in Section 11.12(a);

(e)
a Conflicted Lender does not waive its status as such pursuant to Section 3.4(b)(iii);

(f)
a Fronting Lender does not consent on a timely basis to a new or replacement Lender becoming a Lender pursuant to Section 3.21, 3.22 or this Section 4.4;

(g)
the Commitment of a Lender and its Affiliates is less than Cdn. $10,000,000; or

(h)
a Lender fails to provide an Accommodation or Borrowing as and when required hereunder and such failure remains uncured for a period of two (2) Business Days after notice thereof by the Borrower to such Lender;

(any such Lender being called herein the "Affected Lender")

then the Borrower may so long as no Default or Event of Default has occurred and is continuing and without regard to Section 4.3:

(i)
upon at least five (5) Business Days prior written notice to the Agent (other than in the case of Section 4.4(h) in which case written notice may be effective immediately), irrevocably cancel all but not part of the Affected Lender's Commitment (which shall include its Fronted LC Commitment, if any) if on or prior to the last day of such notice period the Borrower has prepaid or otherwise reduced all Borrowings outstanding to such Affected Lender, and paid all accrued interest and other charges and fees in respect of such Borrowings and Fronted Letters of Credit and, if such Lender is a Fronting Lender, returned to such Fronting Lender all Fronted Letters of Credit issued by it for cancellation; or

(j)
within sixty (60) days of a Lender becoming an Affected Lender, arrange for a replacement lender or lenders (provided that such lender or lenders, if not a Lender, shall be approved by the Agent and each Fronting Lender, such approval not to be unreasonably withheld or delayed) to replace the Affected Lender's Commitment and any such replacement lender shall be novated into this Agreement in the place and stead of the Affected Lender upon payment to the Affected Lender of the amounts referred to in Section 4.4(i) hereof.

provided that, notwithstanding the foregoing, the Borrower may exercise its rights under either Section 4.4(i) and 4.4(j) pursuant to Section 4.4(d) if a Default has occurred and is continuing provided that all Lenders other than the Affected Lender have provided the consent or agreement required pursuant to Section 11.12(a) and that by exercising such rights the Default is cured or waived by all Lenders after giving effect to any such cancellation or replacement, as the case may be. If, in any circumstance, there is more than one Affected Lender, the Borrower shall deal with all such Affected Lenders in an equivalent manner.

4.5   Early Repayment

        The Borrower shall not cancel all or any portion of the Total Commitment pursuant to Sections 4.3 or 4.4 if the Borrowings required to be repaid to a Lender as a result thereof include Libor Loans with a Libor Interest Period ending subsequent to the date of such cancellation or Bankers' Acceptances with a maturity date falling subsequent to the date of such cancellation or Letters of Credit with an expiry date ending subsequent to the date of such cancellation unless, on the date of such cancellation, the Borrower pays to the Agent at the Agent's Account for Payments, for the account of such Lender in respect of Libor Loans, the amount required to be paid pursuant to Section 10.5 and, in respect of Bankers' Acceptances, the face amount of any such Bankers' Acceptance (in which case the Agent shall pay to the Borrower its then current best rate for deposits of equal amounts for a term equal to the remaining term of such Bankers' Acceptance) and, in respect of Letters of Credit, an amount equal to the undrawn amount of all such outstanding Letters of Credit in accordance with Section 3.15(a).

4.6   Evidence of Indebtedness

        The Agent shall open and maintain on the books of the Agent's Branch of Account, accounts and records evidencing the Borrowings and other amounts owing by the Borrower to the Agent and each Lender under this Agreement. The Agent shall debit therein the amount of such Borrowings and shall enter therein each payment of the Borrowings and interest thereon and fees and other amounts payable pursuant to this Agreement and shall record the Bankers' Acceptances accepted by each Lender and all other amounts becoming due to the Agent and each Lender under this Agreement. The Accounts constitute, in the absence of manifest error, prima facie evidence of the indebtedness of the Borrower to the Agent and each Lender pursuant to this Agreement, the date each Lender made each Borrowing available to the Borrower and the amounts the Borrower has paid from time to time on account of the Borrowings and interest thereon and fees payable pursuant to this Agreement and other amounts owing hereunder.

ARTICLE 5
PAYMENT OF INTEREST AND FEES

5.1   Interest on Cdn. Prime Loans

        The Borrower shall pay interest in Canadian Dollars to the Agent on behalf of each Lender on each Cdn. Prime Loan made by each Lender at a rate per three hundred sixty-five (365) day period or three hundred sixty-six (366) day period, as the case may be, equal to the Cdn. Prime Rate plus the applicable Margin. A change in the Cdn. Prime Rate or the Margin will, in accordance with Section 5.12, simultaneously cause a corresponding change in the interest payable for a Cdn. Prime Loan. Such interest is payable monthly in arrears on the first Business Day following each Interest Date for the period commencing on and including the day after the immediately prior Interest Date up to and including the Interest Date and shall be calculated on a daily basis and on the basis of the actual number of days elapsed in a year of three hundred sixty-five (365) days or three hundred sixty-six (366) days, as applicable. The annual rates of interest to which the rates determined in accordance with the foregoing provisions of this Section are equivalent, are the rates so determined multiplied by the actual number of days in a period of one (1) year commencing on the first day of the period for which such interest is payable and divided by three hundred sixty-five (365) or three hundred sixty-six (366), as applicable.

5.2   Interest on U.S. Base Rate Loans

        The Borrower shall pay interest in U.S. Dollars to the Agent on behalf of each Lender on each U.S. Base Rate Loan made by each Lender at a rate per three hundred sixty-five (365) day period or three hundred sixty-six (366) day period, as the case may be, equal to the U.S. Base Rate plus the applicable Margin. A change in the U.S. Base Rate or the Margin will, in accordance with Section 5.12, simultaneously cause a corresponding change in the interest payable for a U.S. Base Rate Loan. Such interest is payable monthly in arrears on the first Business Day following each Interest Date for the period commencing on and including the day after the immediately prior Interest Date up to and including the Interest Date and shall be calculated on a daily basis and on the basis of the actual number of days elapsed in a year of three hundred sixty-five (365) days or three hundred sixty-six (366) days, as applicable. The annual rates of interest to which the rates determined in accordance with the foregoing provisions of this Section 5.2 are equivalent, are the rates so determined multiplied by the actual number of days in a period of one (1) year commencing on the first day of the period for which such interest is payable and divided by three hundred sixty-five (365) or three hundred sixty-six (366), as applicable.

5.3   Interest on Libor Loans

        The Borrower shall pay interest in Canadian Dollars, U.S. Dollars, Euros or Pounds Sterling, as applicable, to the Agent on behalf of each Lender on each Libor Loan made by each Lender for the period commencing on and including the first day of the Libor Interest Period applicable to such Libor Loan up to but not including the last day of such Libor Interest Period at a rate per three hundred sixty (360) day period for Libor Loans denominated in Canadian Dollars, U.S. Dollars and Euros and per three hundred sixty-five (365) day period for Libor Loans denominated in Pounds Sterling, equal to the sum of Libor plus the applicable Margin. A change in the Margin will, in accordance with Section 5.12, simultaneously cause a corresponding change in the interest payable for a Libor Loan. Such interest shall be payable on each Libor Interest Date applicable to such Libor Interest Period and shall be calculated on a daily basis and on the basis of the actual number of days elapsed in the period for which such interest is payable (including the first day of such period but excluding the date on which such interest is payable) divided by three hundred sixty (360). The annual rates of interest to which the rates determined in accordance with the foregoing provisions of this Section 5.3 are equivalent, are the rates so determined multiplied by the actual number of days in a period of one (1) year commencing on the first day of the period for which such interest is payable and divided by three hundred sixty (360) or three hundred sixty-five (365), as applicable.

5.4   Bankers' Acceptance Fees

        The Borrower shall pay a fee in Canadian Dollars to the Agent on behalf of each Lender on each Bankers' Acceptance accepted by such Lender ("Acceptance Fees"). Such Acceptance Fees are payable forthwith upon the acceptance of each Bankers' Acceptance issued by the Borrower at a rate per three hundred and sixty-five (365) days equal to the Margin in effect on the acceptance of such Bankers' Acceptance calculated on the face amount of such Bankers' Acceptance and on the basis of the number of days in the term of such Bankers Acceptance divided by three hundred and sixty-five (365). The annual rate of fees to which the Acceptance Fees are equivalent, are the fees so determined multiplied by the actual number of days in a period of one (1) year commencing on the first day of the period for which such fee is payable and divided by three hundred and sixty-five (365). Acceptance Fees payable to the Lenders pursuant to this Section 5.4 shall be paid in the manner specified in Section 3.7. All Acceptance Fees payable on any date in respect of any issuance of Bankers' Acceptances shall be calculated by the Agent and payable by the Borrower based on the Margin in effect on such date; provided that if during the term of any such Bankers' Acceptance a change in the Margin occurs, the fees paid by the Borrower in respect of such Bankers' Acceptance shall be adjusted to reflect the Margin for the remaining term of the Bankers' Acceptance and the Borrower, in the case of an increase in the Margin, shall forthwith after receipt of a notice from the Agent make such payments to the Agent for the account of the Lenders as are necessary to reflect such change and the Lenders, in the case of a decrease in the Margin, shall forthwith credit any amount which would otherwise be refundable to the Borrower against amounts in respect of interest or fees accruing hereunder.

5.5   Letter of Credit Fees

(a)
LC Fees: In consideration of each Lender's commitment to issue Direct Letters of Credit under this Agreement or be liable for its Pro-Rata Share of Fronted Letters of Credit under this Agreement, the Borrower hereby agrees to pay to the Agent, for the rateable account of each Lender (in proportion to such Lender's share of the undrawn and unexpired amounts of all outstanding Letters of Credit), a letter of credit fee (the "LC Fees") computed at the Margin multiplied by the average daily aggregate then undrawn and unexpired amount of the Letters of Credit outstanding during the period (or any portion thereof) for which payment is being made, payable quarterly in arrears for the Fiscal Quarter or portion thereof then ended on the first Business Day of the following calendar quarter and, as to each Lender, on the Maturity Date applicable to such Lender, as applicable, and thereafter where a Letter of Credit remains outstanding after the Maturity Date of a Lender, on the first Business Day of each Fiscal Quarter occurring after the Maturity Date and on the expiry date of such Letter of Credit. The LC Fees shall be calculated on the basis of the actual number of days elapsed in a year of three hundred sixty-five (365) days.

(b)
Fronting Fees: In consideration of each Fronting Lender agreeing to issue Fronted Letters of Credit under this Agreement, the Borrower hereby agrees to pay directly to such Fronting Lender, a fronting fee (the "Fronting Fee") computed at the Fronting Fee Rate multiplied by the average daily aggregate then undrawn and unexpired amount of the Fronted Letters of Credit issued by such Fronting Lender outstanding during the period (or any portion thereof) for which payment is being made, payable quarterly in arrears on the first Business Day of the following calendar quarter and on the Maturity Date and thereafter where a Letter of Credit remains outstanding after the Maturity Date of such Fronting Lender, on the first Business Day after each Fiscal Quarter occurring after the Maturity Date and on the expiry date of such Letter of Credit. The Fronting Fees shall be calculated on the basis of the actual number of days elapsed in a year of three hundred sixty-five (365) days.

5.6   Utilization Fees

        The Borrower agrees that it shall pay to the Agent, for the benefit of the Lenders, a utilization fee ("Utilization Fees") in Canadian Dollars, in addition to the Margin, on Borrowings if at any time the aggregate of the Equivalent Amount in Canadian Dollars of all Borrowings hereunder is greater than 33% of the Total Commitment and for so long as such is the case (the "Utilization Fee Period"). The utilization fee shall be 10 bps and shall be calculated on the Equivalent Amount in Canadian Dollars of all Borrowings outstanding at the commencement of the Utilization Fee Period and on the Equivalent Amount in Canadian Dollars of all Borrowings made during the Utilization Fee Period. The utilization fee shall be payable quarterly in arrears by the Borrower on the first Business Day of each calendar quarter and on the Maturity Dates of the respective Lenders. Each payment of utilization fees shall be calculated for the period commencing on and including the first day of the immediately prior calendar quarter or the date of this Agreement, as the case may be, up to and including the last day of such immediately prior calendar quarter or the Maturity Date, as applicable, but only for each Utilization Fee Period in any such period. Such utilization fees shall be calculated on a daily basis on the basis of the actual number of days elapsed in a year of three hundred sixty-five (365) days. For the purposes of calculating whether utilization fees are payable pursuant to this Section 5.6, the amount of all Borrowings outstanding on each day in U.S. Dollars, Euros and Pounds Sterling shall be notionally converted to the Equivalent Amount in Canadian Dollars at the rate of exchange in effect for the purposes of determining an Equivalent Amount on such day.

5.7   Interest on Overdue Amounts

        The Borrower shall, on demand, pay to the Agent on behalf of each Lender interest on all overdue payments in connection with this Agreement from the date any such payment becomes overdue and for so long as such amount remains unpaid at a rate per annum which is equal to:

(a)
the Cdn. Prime Rate plus one percent (1%) in respect of all amounts due in Canadian Dollars; and

(b)
the U.S. Base Rate plus one percent (1%) in respect of all amounts due in U.S. Dollars, Euros and Pounds Sterling.

Such interest on overdue amounts shall be computed daily, compounded monthly and shall be payable both before and after default, maturity and judgment.

5.8   Standby Fees

        The Borrower shall pay standby fees to each Lender in Canadian Dollars to the Agent on behalf of each Lender quarterly in arrears on the first Business Day of each calendar quarter in each year during the term of this Agreement commencing with the first Business Day of the calendar quarter occurring after the date hereof. Each payment of standby fees shall be calculated for the period commencing on and including the date hereof or the last date for which such standby fees were payable hereunder, as the case may be, up to and including the last day of the calendar quarter for which such standby fees are to be paid or the Term Date applicable to each Lender (as applicable and whichever is earlier) and shall be in an amount equal to the Standby Fee Rate in effect on each day during such period calculated on the amount, if any, of the difference obtained by subtracting the Borrowings outstanding from such Lender during such period from the amount of such Lender's Commitment in effect during such period. For purposes of calculating standby fees payable pursuant to this Section 5.8, the amount of Borrowings outstanding from time to time in U.S. Dollars, Euros or Pounds Sterling, as applicable, on each day during the period for which such standby fees are payable shall be notionally converted to the Equivalent Amount in Canadian Dollars at the rate of exchange in effect for purposes of determining an Equivalent Amount on the first day of each month for such month or portion thereof in the calculation period. Such standby fees shall be calculated on a daily basis and on the basis of the actual number of days elapsed in a year of three hundred sixty-five (365) days or three hundred sixty-six (366) days, as the case may be.

5.9   Agent's Fees

        The Borrower shall pay agency fees to the Agent for the Agent's sole account at the Agent's Account for Payments at the time or times and in the amount agreed to in writing by the Borrower and the Agent and such fees shall, for purposes of this Agreement, be deemed to be an amount payable pursuant to this Agreement.

5.10 Maximum Rate Permitted by Law

        Under no circumstances shall a Lender be entitled to receive nor shall it in fact receive a payment or partial payment of interest, fees or other amounts under this Agreement at a rate that is prohibited by applicable law. Accordingly, notwithstanding anything herein or elsewhere contained, if and to the extent that under any circumstances, the effective annual rate of "interest" (as defined in Section 347 of the Criminal Code of Canada) received or to be received by a Lender (determined in accordance with such section) on any amount of "credit advanced" (as defined in that section) pursuant to this Agreement or any agreement or arrangement collateral hereto entered into in consequence or implementation hereof would, but for this Section 5.10, be a rate that is prohibited by applicable law, then the effective annual rate of interest, as so determined, received or to be received by the Lender on such amount of credit advanced shall be and be deemed to be adjusted to a rate that is one whole percentage point less than the lowest effective annual rate of interest that is so prohibited (the "adjusted rate"); and, if the Lender has received a payment or partial payment which would, but for this Section 5.10, be so prohibited then any amount or amounts so received by the Lender in excess of the adjusted rate shall and shall comprise and be deemed to have comprised a credit to be applied (together with interest thereon at the adjusted rate from the date of receipt of any such amount by the Lender to the date of its application as hereinafter provided) to subsequent payments on account of interest, fees or other amounts due to the Lender at the adjusted rate.

5.11 Waiver

        To the extent permitted by law, any provision of the Judgment Interest Act (Alberta) and the Interest Act (Canada) which restricts the rate of interest on any judgment debt shall be inapplicable to this Agreement and is hereby waived by the Borrower.

5.12 Interest and Fee Adjustment

        All interest and fees payable pursuant to Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6 and 5.8 which are to be adjusted as a result of a change in the rating by any Rating Agency of the long term senior unsecured and unsubordinated debt of the Borrower and a corresponding change in the Margin, shall be adjusted effective on the date of such change in such rating and the Borrower and the Lenders shall make all adjustments as are necessary to give effect to any such change.

ARTICLE 6
PAYMENT AND TAXES

6.1   Time, Place and Currency of Payment

        Each payment of principal, interest, fees and all other amounts payable by the Borrower pursuant to this Agreement shall be paid in the currency in which it is denominated for value on the day such amount is due failing which such payment shall be deemed to be received on the next following Business Day. If any day on which any amounts are payable hereunder is not a Business Day, such amount shall be deemed for all purposes of this Agreement to be due on the Business Day next following such day and such extension of time shall in such case be included in the computation of the payment of any interest or fees payable under this Agreement. Unless otherwise specifically provided for herein, all payments required to be made by the Borrower or a Lender shall be made to the Agent's Account for Payments. Receipt by the Agent from the Borrower of funds pursuant to this Agreement, as principal, interest, fees or otherwise, shall be deemed to be receipt of such funds by the Agent or Lenders, as the case may be.

6.2   Application of Payments Prior to an Event of Default

        Except as otherwise agreed to by all of the Lenders in their sole discretion, all payments made by or on behalf of the Borrower pursuant to this Agreement prior to the delivery of an Acceleration Notice or the occurrence of an Event of Default specified in Section 9.1(c) or Section 9.1(d) shall (subject to Section 3.4(c) or Section 4.4(i)) be applied rateably among the Lenders and the Agent in accordance with amounts owed to such Lenders and the Agent in respect of each category of amounts set forth below, each such application to be made to the category or categories specified by the Borrower or, failing such direction, shall be made in the following order with the balance remaining after application in respect of each category to be applied to the next succeeding category:

(a)
in payment of any amounts due and payable as and by way of recoverable expenses hereunder;

(b)
in payment of any amounts due and payable as and by way of the Agent's fees referred to in Section 5.9;

(c)
in payment of any amounts due and payable as and by way of the standby fees referred to in Section 5.8;

(d)
in payment of any amounts due and payable as and by way of interest on Borrowings pursuant to Sections 5.1, 5.2 and 5.3, Acceptance Fees pursuant to Section 5.4, LC Fees pursuant to Section 5.5, Utilization Fees pursuant to Section 5.6 and interest on overdue amounts pursuant to Section 5.7; and

(e)
in payment of any amounts (other than Borrowings) then due and payable by the Borrower hereunder other than amounts hereinbefore referred to in this Section 6.2;

with the balance to be applied to repay or otherwise reduce Borrowings in a manner so that the Borrowings and each basis of Borrowing outstanding hereunder to each Lender will, to the extent possible, be in the same proportion as the Pro-Rata Share of such Lender in respect of such Borrowings.

6.3   Taxes

(a)
Withholding: The Borrower agrees that any and all payments by the Borrower to or for the benefit of the Lenders under this Agreement shall be, except as required by applicable law or expressly provided in this Section 6.3(a) and Section 12.1, free and clear of and without set off, counterclaim, reduction or deduction for any and all present or future Taxes imposed by or on behalf of Canada or any political subdivision thereof, other than Excluded Taxes. If the Borrower shall be required to deduct or withhold any Taxes (other than Excluded Taxes) from or in respect of any sum payable hereunder to any Lender:

(i)
the sum payable shall be increased as may be necessary so that, after making all required deductions or withholdings (including deductions applicable to additional sums payable under this Section 6.3(a)), such Lender has received an amount equal to the sum it would have received had no such deductions or withholdings been made and the Borrower hereby agrees to indemnify each Lender, as applicable, on an after-tax basis for any additional taxes on net income that such Lender may be obliged to pay as a result of the receipt of any such additional sums under this Section 6.3(a)(i);

(ii)
the Borrower shall make such deductions or withholdings; and

(iii)
the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law and shall provide the Agent with copies of official receipts or other documentation evidencing such payment within a reasonable period of time from receipt by it of such receipts or other documentation.

  If the Borrower is required by law to withhold, deduct or otherwise reduce or set-off amounts from any payments hereunder, but the Borrower is not required to make a corresponding increase in the sum payable pursuant to clause 6.3(a)(i) above, the Borrower shall notify the Agent in writing of the amount it has withheld, or intends to withhold, from any payment hereunder in respect of such legal requirement or, if the Agent and the Borrower so agree, the Agent may make or confirm such calculations as may be requisite to determine the amount of the required withholding and notify the Borrower thereof in writing. Provided that the amount stated by the Borrower in any such notice given by it was determined by the Borrower in good faith, the Borrower shall not be considered to be in default hereunder, or to have failed to make any required payment hereunder, for any purpose if the Borrower withholds from any such payment the amount set forth in any such notice.

(b)
Refunds: If any Taxes (other than Excluded Taxes) are imposed on or with respect to any payment on or under this Agreement, in consequence of which the Borrower is required to make any additional payment to any Lender under Section 6.3(a), and if such Lender is entitled to a cash refund or to a credit which is applied against Taxes otherwise payable in a taxation year of a Lender and in either case which is both identifiable and quantifiable by such Lender as being attributable to the imposition of such Taxes (a "Tax Refund"), and such Tax Refund may be obtained without increased liability to such Lender by filing one or more forms, certificates, documents, applications or returns (collectively, the "Forms"), then such Lender shall notify the Borrower and shall, if requested by the Borrower, file such Forms in a timely fashion. If such Lender subsequently receives a Tax Refund, and such Lender is able to identify the Tax Refund as being attributable, in whole or in part, to the Tax with respect to which such additional payment was made, then such Lender shall promptly reimburse the Borrower such amount as such Lender shall determine acting reasonably and in good faith to be the proportion of the Tax Refund, together with any interest received thereon, attributable to such additional payment as will leave such Lender after the reimbursement in the same position as it would have been if the additional payment had not been required; provided that, if any Tax Refund reimbursed by a Lender to the Borrower is subsequently disallowed, the Borrower shall repay such Lender such amount (together with interest and, if such refund resulted from a request by the Borrower, any applicable penalty payable by such Lender to the relevant taxing authority) promptly after receipt of notice by such Lender of such disallowance. The Borrower agrees to reimburse each such Lender for such Lender's reasonable out-of-pocket expenses, if any, incurred in complying with any request hereunder and agrees that all costs incurred by such Lender in respect of this Section 6.3(b) may be deducted from the amount of any reimbursement to the Borrower in respect of any Tax Refund pursuant to this Section 6.3(b).

(c)
Cooperation: In the event that the Borrower makes any indemnification payment to a Lender under Section 6.3 and in the event the Borrower determines in its good faith judgment that the Lender is not liable for the Taxes for which such indemnification payment was made, such Lender agrees to use reasonable efforts to cooperate with the Borrower in contesting the liability for such Taxes; provided that, the Borrower shall reimburse such Lender for any reasonable out-of-pocket costs and expenses incurred in providing such cooperation and shall indemnify and hold such Lender harmless from and against any liabilities incurred as a result of such Lender providing such cooperation or contesting such liability, and provided further that no such cooperation shall be required if such contest shall in such Lender's good faith judgment subject it to any liability not covered by such indemnity.

(d)
Representations of Schedule III Lenders: By its execution hereof, each Lender that is not listed on Schedule I or Schedule II to the Bank Act (Canada) represents and warrants to the Borrower, each of the other Lenders and the Agent, which representation and warranty shall survive the execution of this Agreement, that either:

(i)
it is listed on Schedule III to the Bank Act (Canada), is not subject to the restrictions and requirements referred to in Section 524(2) of the Bank Act (Canada) and is resident, or deemed to be resident, in Canada for purposes of Part XIII of the Income Tax Act (Canada) and any amounts paid or credited to the Lender under the terms of this Agreement will be paid or credited to such Lender in respect of its Canadian banking business; or

(ii)
it is an entity organized in Canada, wholly owned by a Canadian federal or provincial government, and resident in Canada for purposes of the Income Tax Act (Canada).

ARTICLE 7
CONDITIONS PRECEDENT TO DISBURSEMENT OF THE BORROWINGS

7.1   Conditions Precedent

        This Agreement shall become effective on the date (the "Effective Date") each of the following conditions precedent are satisfied or waived by the Lenders hereunder:

(a)
as of the Effective Date, there exists no Default or Event of Default and the Agent has received a certificate of the Borrower certifying the same;

(b)
the representations and warranties contained in Article 2 are true and correct as of the Effective Date and the Agent has received a certificate of the Borrower certifying the same;

(c)
the Agent has received, in sufficient numbers for distribution to itself and each of the Lenders, the following:

(i)
a duly executed copy of this Agreement;

(ii)
a written instrument executed by the Borrower listing the Subsidiaries which are being designated as Designated Subsidiaries;

  (iii)
  certificates of status in respect of the Borrower issued under the laws of Canada and the Provinces of Alberta, British Columbia and Saskatchewan and of any other jurisdiction referred to in Section 2.1(a) which the Agent requests, acting reasonably;

  (iv)
  a certified copy of the constitutional documents and by-laws of the Borrower certified as of the Effective Date;

  (v)
  a certified copy of a resolution of the board of directors of the Borrower relating to its authority to execute, deliver and perform its obligations under the Loan Documents and the manner in which and by whom the foregoing documents are to be executed and delivered, certified as of the Effective Date;

  (vi)
  a certificate of the Borrower dated as of the Effective Date setting forth specimen signatures of the individuals who will be executing the Loan Documents on its behalf;

  (vii)
  a certificate of the Borrower certifying as of the Effective Date the current rating provided by each of Moody's and S&P to the long term senior unsecured and unsubordinated debt of the Borrower;

  (viii)
  a duly executed and completed certificate of the Borrower as at December 31, 2003 certifying as to the Consolidated Debt to Capitalization Ratio as at such date and as to the test set forth in Section 8.1(y) as at such date on the assumption that the Designated Subsidiaries as of such date were the Subsidiaries designated pursuant to Section 7.1(c)(ii);

  (ix)
  evidence of repayment and cancellation of Tranche A under the syndicated credit agreement dated April 10, 2002 between the Borrower, a syndicate of lenders and Royal Bank of Canada, as agent;

  (x)
  evidence of concurrent closing of the International Credit Facility;

  (xi)
  an opinion of Messrs. Fraser Milner Casgrain LLP, counsel to the Borrower, addressed to the Agent and each Lender with respect to the Borrower, in form and substance satisfactory to the Lenders, acting reasonably;

  (xii)
  an opinion of Messrs. Burnet, Duckworth & Palmer LLP, counsel to the Agent and the Lenders, addressed to the Agent and each Lender with respect to the transactions provided for herein, in form and substance satisfactory to the Lenders, acting reasonably;

  (xiii)
  evidence satisfactory to the Lenders, acting reasonably, that the funding of the Borrowings for the purposes set out herein should not violate any of the U.S. Economic Sanctions or Canadian economic sanctions; and

  (xiv)
  such other closing documents and documentation as the Agent may reasonably request for delivery on the Effective Date;

(d)
the Lenders, acting reasonably, are satisfied that the Borrower has implemented procedures and controls sufficient to ensure that the Borrowings are to be used only for the purposes provided for herein and that none of such Borrowings will be used to fund operations, or finance investments, in any country targeted by the U.S. Economic Sanctions or to make payments to any country or person targeted by the U.S. Economic Sanctions;

(e)
the Agent and the Lenders shall have received all fees and expenses due under the Loan Documents on the Effective Date as agreed to with the Borrower; and

(f)
the Agent has received, in form and substance satisfactory to the Agent, a duly executed agreement between the Borrower and the Agent with respect to fees payable pursuant to Section 5.9.

7.2   Continuing Conditions Precedent

(a)
The obligation of each Lender to make available any Borrowings (except by way of Conversion or Rollover) after the Effective Date is subject to and conditional upon satisfaction of the conditions precedent set forth in Section 7.1 on the Effective Date and that on each Drawdown Date:

(i)
there exists no Default or Event of Default and the Agent has received a certificate of the Borrower certifying the same; and

(ii)
the representations and warranties referred to in Section 2.1 are true and correct in all respects with the same effect as if made as of that Drawdown Date and will be true and correct after giving effect to the Borrowing and the Agent has received a certificate of the Borrower certifying the same.

(b)
If on any Conversion Date or Rollover Date, as applicable, there exists a Default or Event of Default, the Borrower shall so advise the Agent but shall nonetheless be entitled to a Conversion or Rollover in accordance with the terms of Section 3.18 or 3.19, as applicable.

7.3   Waiver of a Condition Precedent

        The terms and conditions of Sections 7.1 and 7.2 are inserted for the sole benefit of the Agent and the Lenders and may be waived by the Agent by or with the prior consent of all of the Lenders in whole or in part with or without terms or conditions, in respect of all or any portion of the Borrowings, without affecting the right of the Lenders to assert such terms and conditions in whole or in part in respect of any other Borrowing.

ARTICLE 8
COVENANTS OF THE BORROWER

8.1   Covenants of the Borrower

        During the term of this Agreement, the Borrower covenants with each of the Lenders and the Agent that:

(a)
Payment and Performance: the Borrower shall duly and punctually pay all sums of money payable by it hereunder as and when due and the Borrower shall and shall cause each Subsidiary to perform all other obligations on its part to be performed under the terms of the Loan Documents at the times and places and in the manner provided for therein;

(b)
Corporate Existence: subject to Section 8.1(x), the Borrower shall maintain its corporate existence in good standing under the laws of Canada and register and qualify and remain registered and qualified as a corporation authorized to carry on business under the laws of each jurisdiction in which the nature of any material business conducted by it or the character of any material properties and assets owned or leased by it requires such registration and qualification except where failure to obtain and maintain such registration or qualification would not reasonably be expected to have a Material Adverse Effect;

(c)
Existence of Designated Subsidiaries: subject to Section 8.1(x), the Borrower shall cause each Designated Subsidiary to maintain its corporate or partnership existence in good standing under the laws of the jurisdiction of incorporation or creation, as applicable, and shall cause each Designated Subsidiary to duly register and qualify and remain duly registered and qualified as a corporation or partnership authorized to carry on business under the laws of each jurisdiction in which the nature of any material business transacted by it or the character of any material properties and assets owned or leased by it requires such registration and qualification except where failure to obtain and maintain such registration or qualification would not reasonably be expected to have a Material Adverse Effect;

(d)
Maintenance of Properties: the Borrower shall and shall cause each Designated Subsidiary to maintain and operate all of its material properties and assets, including, without limitation, its oil and gas properties and related production facilities, in a good and workmanlike manner and in accordance with good business practice and, to the extent applicable, good oilfield practice except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

(e)
Insurance: the Borrower shall, or shall cause the applicable Designated Subsidiary to, maintain in full force and effect such policies of insurance in such amounts issued by insurers of recognized standing covering the properties and operations of the Borrower and the Designated Subsidiaries including, without limitation, their respective oil and gas properties and related production facilities, as is customarily maintained by persons of comparable size and financial standing to the Borrower and its Designated Subsidiaries engaged in the same or similar business in the localities where their properties and operations are located except where the failure to have such policies of insurance in place would not reasonably be expected to have a Material Averse Effect;

(f)
Compliance With Laws and Regulations: the Borrower shall and shall cause each Designated Subsidiary to:

(i)
comply in all respects with all applicable laws, rules, regulations and orders of governmental authorities, including, without limitation, Environmental Laws; and

(ii)
observe and conform in all respects to all valid requirements of any governmental authority relative to any of its assets and all covenants, terms and conditions of all agreements upon or under which any of its assets are held;

  except to the extent failure to so comply or failure to so observe and conform does not have and would not reasonably be expected to have a Material Adverse Effect;

(g)
Notice of Environmental Damage: the Borrower shall, promptly upon acquiring actual knowledge thereof, provide the Agent with written notice of the discovery of any Release of a contaminant into the environment from or upon the land or property of the Borrower or a Subsidiary which is contrary to applicable Environmental Laws and which has had or would reasonably be expected to have a Material Adverse Effect;

(h)
Additional Environmental Information: the Borrower shall, upon the request of the Agent (acting reasonably), make available for discussion with the Lenders at reasonable times during Business Days and on a reasonable number of occasions the senior officers of the Borrower and any Designated Subsidiary primarily responsible for the environmental activities and affairs of the Borrower and any such Designated Subsidiary;

(i)
Payment of Taxes and Government Levies: the Borrower shall and shall cause each Designated Subsidiary to pay or cause to be paid all material rents, Taxes, rates, levies, royalties and assessments, ordinary or extraordinary, government fees, dues, and other similar obligations to pay money validly levied, assessed or imposed upon it, or upon its properties or any part thereof, by any competent governmental authority in any jurisdiction where the Borrower or such Designated Subsidiary is required by Section 8.1(b) or 8.1(c), respectively, to register or qualify to carry on business, as and when the same become due and payable, except to the extent failure to do so would not be reasonably expected to have a Material Adverse Effect, and to the extent payment of any such amount is being contested by it, the Borrower has established adequate reserves in accordance with GAAP for the payment thereof if, and to the extent, required by GAAP;

(j)
Notice of Litigation: the Borrower shall provide the Agent with prompt written notice of any action, suit, litigation or other proceeding which is commenced or threatened in writing against the Borrower or any Designated Subsidiary and which has or would reasonably be expected to have a Material Adverse Effect;

(k)
Notice of Defaults: the Borrower shall provide notice to the Agent of any Default or Event of Default no later than five (5) Business Days after any person referred to in the definition of Compliance Certificate becomes aware that a Default or Event of Default has occurred and is continuing;

(l)
Maintenance of Books and Records: the Borrower shall and shall cause each Designated Subsidiary to keep proper and adequate records and books of account in a manner sufficient to enable the preparation of financial statements in accordance with Generally Accepted Accounting Principles and, if an Event of Default has occurred and is continuing, upon the request of the Agent, make the same available for confidential inspection by the Agent and the Lenders and their respective employees at all reasonable times and upon reasonable notice;

(m)
Year End Financial Statements of the Borrower: the Borrower shall furnish to the Agent as soon as made publicly available, and in any event within ninety (90) days of each Fiscal Year of the Borrower, a consolidated balance sheet of the Borrower as at the close of such Fiscal Year and a consolidated statement of earnings and a consolidated statement of changes in cash position of the Borrower for such Fiscal Year, in each case setting forth in comparative form the corresponding figures of the preceding Fiscal Year together with an auditor's report thereon expressed in accordance with generally accepted auditing standards and Generally Accepted Accounting Principles as then in effect; provided the Borrower shall be deemed to have complied with this Section 8.1(m) if it advises the Agent that it has posted such financial statements (and has in fact posted such financial statements) on the System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com;

(n)
Quarterly Financial Statements of the Borrower: the Borrower shall furnish to the Agent as soon as publicly available and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a consolidated balance sheet of the Borrower as at the end of such Fiscal Quarter and a consolidated statement of earnings and a consolidated statement of changes in cash position of the Borrower for such period; provided the Borrower shall be deemed to have complied with this Section 8.1(n) if it advises the Agent that it has posted such financial statements (and has in fact posted such financial statements) on SEDAR;

(o)
Compliance Certificate: the Borrower shall furnish to the Agent as soon as available and in any event within one hundred and five (105) days of each Fiscal Year of the Borrower, and within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a duly executed and completed Compliance Certificate;

(p)
Regulatory Filings: the Borrower shall promptly make all filings it is required to make with any governmental or regulatory authority in each jurisdiction where it carries on a material portion of its business or in each jurisdiction in Canada or under the federal laws of the United States where it is required by applicable securities laws to make any filings which, in any case, shall include, for greater certainty, material change reports, except, in each case, to the extent failure to do so would not reasonably be expected to have a Material Adverse Effect and shall furnish to the Agent (or advise the Agent of posting of the same on SEDAR or, if applicable, the Electronic Data Gathering, Analysis and Retrieval system ("EDGAR") at www.edgar.com) all financial statements, proxy statements, information circulars, notices and reports as it shall send to its shareholders together with copies of all final prospectuses, registration statements, material change reports and annual information forms filed by it with any Canadian or United States securities regulatory authorities;

(q)
Additional Information: the Borrower shall furnish to the Agent any additional information in the control or possession of or readily available to the Borrower or any Subsidiary regarding the business affairs, operations, properties and assets and financial condition of the Borrower and its Subsidiaries as the Agent may reasonably request from time to time, provided that the Borrower shall not be required to provide to the Agent under this Section 8.1(q) any information which the Borrower or any Subsidiary is prohibited by contract or law from so providing or which would require the Borrower to make a securities filing or press release in order to comply with securities disclosure rules as a result of such disclosure to the Agent;

(r)
Payment of Other Obligations: the Borrower shall and shall cause each Designated Subsidiary to pay or cause to be paid all material rents, royalties and similar obligations to pay money validly imposed upon it, or upon its properties or assets or any part thereof, as and when the same become due and payable or shall establish adequate reserves (in accordance with GAAP) for payment of any such obligation the payment of which is being contested in good faith, unless the failure to make such payments would not, individually or in the aggregate, have a Material Adverse Effect;

(s)
Rating: forthwith upon release of the same by any Rating Agency and notification of the Borrower, the Borrower shall advise the Agent if any Rating Agency changes, discontinues, suspends or puts on review for a potential downgrade its rating of the long term senior unsecured and unsubordinated debt of the Borrower;

(t)
Ranking with Other Debt: the Borrower shall ensure that its payment obligations hereunder rank at least pari passu in right of payment with the other most senior unsecured and unsubordinated Indebtedness for Borrowed Money of the Borrower;

(u)
Change of Business: the Borrower shall ensure that notwithstanding any additions to, deletions from or other changes to the nature of its and its Subsidiaries' businesses, operations or properties, the businesses and operations of the Borrower and its Subsidiaries taken as a whole shall consist primarily of businesses forming part of the Core Business;

(v)
Use of Proceeds and U.S. Economic Sanctions: the Borrower shall only use the Borrowings obtained hereunder for the purposes set out in Section 3.3 and shall maintain in place at all times procedures and measures to ensure that:

(i)
the Borrowings are only used for such purposes; and

(ii)
none of the Borrowings are used to fund operations, or finance investments, in any country targeted by any of the U.S. Economic Sanctions or to make payments to any country or person targeted by the U.S. Economic Sanctions;

(w)
Negative Pledge: except for Permitted Encumbrances, neither the Borrower nor any Designated Subsidiary shall create, incur, assume or suffer to exist any Security Interest, upon or with respect to any of its undertaking, properties, rights or assets, whether now owned or hereafter acquired and including, without limitation, its oil and gas properties and related production facilities unless at the time thereof or prior thereto the indebtedness and liabilities of the Borrower hereunder and under the International Credit Facility are equally and rateably secured with the indebtedness and liabilities of the Borrower and/or its Designated Subsidiaries secured by any such Security Interest;

(x)
Restriction on Amalgamation etc.: neither the Borrower nor any Designated Subsidiary shall merge, amalgamate, consolidate or otherwise enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other person other than the Borrower or a Designated Subsidiary (each called a "Successor") whether by way of reconstruction, reorganization, recapitalization, consolidation, amalgamation, merger, transfer, sale or otherwise (each a "Transaction") without the consent of the Lenders, such consent not to be unreasonably withheld, provided that no such consent will be required if:

  (i)
  prior to or contemporaneously with the consummation of such Transaction and if the Transaction involves the Borrower:

  (A)
  the Successor will be bound by or have assumed all the covenants and obligations of the Borrower under this Agreement and the other Loan Documents; and

  (B)
  this Agreement and the other Loan Documents will be valid and binding obligations of the Successor, enforceable against the Successor and entitling the Lenders, as against the Successor, to exercise all its rights under, as applicable, this Agreement and the other Loan Documents;

    and, if the Transaction involves the Borrower, the Successor shall also execute and/or deliver to the Lenders such documents (including legal opinions of counsel to the Successor), if any, as may, in the opinion of the Agent, acting reasonably, be necessary to effect or establish (A) and (B) above;

  (ii)
  if the Transaction involves the Borrower, the Successor is a person organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia or the laws of Canada or any province or territory thereof, or, if such consolidation, amalgamation, merger, statutory arrangement or other transaction would not impair the rights of the Lenders, in any other jurisdiction;

  (iii)
  immediately after such Transaction and after giving effect thereto, the unsubordinated debt of the Borrower or such Successor is or will be rated at least Baa3 by Moody's or BBB- by S&P;

  (iv)
  if the Transaction involves the Borrower, such Transaction shall be on such terms and shall be carried out in such manner as to preserve and not to impair any of the rights and powers of the Lenders hereunder and under any other Loan Documents and not to affect adversely the liability of the Lenders for any present or future taxes, duties, assessments or charges of whatsoever nature imposed or levied by or on behalf of the Government of Canada or any province or political subdivision thereof other than Excluded Taxes; and

  (v)
  no Default or Event of Default shall exist after or result from such Transaction;

(y)
Designated Subsidiary Asset Test: the Borrower shall not permit, for a period of more than sixty (60) days after the last day of the first three (3) Fiscal Quarters of the Fiscal Year or for a period of more than ninety (90) days after the last day of the Fiscal Year, the aggregate of the Consolidated Net Tangible Assets of the Borrower and its Designated Subsidiaries as determined on an unconsolidated basis as of the last day of such Fiscal Quarter and by excluding all amounts which would be excluded in the Consolidated Net Tangible Assets of the Borrower reported on a consolidated basis as of the last day of such Fiscal Quarter to be less than seventy percent (70%) of the Consolidated Net Tangible Assets of the Borrower, as shown on the most recent consolidated balance sheet of the Borrower delivered to the Agent pursuant to Section 8.1(m) or 8.1(n), as applicable and as determined as of the last day of such Fiscal Quarter and in accordance with GAAP to the extent relevant;

(z)
Restriction on Swaps: the Borrower shall not and shall not permit any Designated Subsidiary to enter into any Swap which is entered into for speculative purposes; provided, however, that the Borrower shall be considered in compliance with this covenant so long as the Borrower has in place formal policies prohibiting entering into Swaps for speculative purposes and takes commercially reasonable steps to enforce such policies; and

(aa)
Further Assurances: the Borrower shall, within thirty (30) days after notice thereof from the Agent, do all such further acts and things and execute and deliver all such further documents as shall be required by the Agent, acting reasonably, in order to ensure the material terms and provisions of the Loan Documents are fully performed and carried out and to ensure that each material provision of each Loan Document is and continues to be a valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms (except as enforceability may be limited by general principles of equity and bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by moratorium laws from time to time in effect).

8.2   Financial Covenants

        During the term of this Agreement, the Borrower covenants with each of the Lenders and the Agent that, without the consent of all of the Lenders, the Borrower shall not permit the Consolidated Debt to Capitalization Ratio to be greater than .60 to 1.0 as at the end of any Fiscal Quarter.

8.3   Designation of Designated Subsidiaries

        The Borrower may, so long as no Event of Default will exist immediately thereafter or result therefrom:

(a)
designate by notice in writing to the Agent that a Subsidiary, which is not otherwise a Designated Subsidiary, be a Designated Subsidiary for all purposes of this Agreement (which designation may be retroactive to the end of the preceding Fiscal Quarter); and

(b)
revoke the designation of a Subsidiary as a Designated Subsidiary at any time; provided, for certainty, the Borrower shall not be entitled to revoke any such designation in respect of a Designated Subsidiary which is a Designated Subsidiary pursuant to paragraph (a) of the definition thereof.

ARTICLE 9
EVENTS OF DEFAULT

9.1   Events of Default

        The occurrence of any one or more of the following events or circumstances constitutes an Event of Default under this Agreement:

(a)
Repayment of Borrowings: the failure to repay or otherwise reduce the Borrowings or any portion thereof when due for repayment, payment or other reduction hereunder;

(b)
Repayment of Other Amounts: the failure to pay any amount due hereunder (other than Borrowings) for a period of three (3) Business Days after the date on which such amount was due;

(c)
Voluntary Insolvency: if the Borrower or any Designated Subsidiary shall:

(i)
apply for or consent to the appointment of a receiver, trustee or liquidator of itself or of all or a substantial part of its assets;

(ii)
make a general assignment for the benefit of creditors;

(iii)
commit an act of bankruptcy under the Bankruptcy and Insolvency Act (Canada) or under any analogous statute of any other jurisdiction;

(iv)
commence any cause, proceeding or other action under any existing or future law relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts or an arrangement with creditors or taking advantage of any insolvency law or proceeding for the relief of debtors, or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or file a notice of intention or a proposal under the Bankruptcy and Insolvency Act (Canada); or

  (v)
  take corporate or partnership action for the purpose of effecting any of the foregoing;

  unless, in the case of any such action in respect of a Designated Subsidiary, such action would not reasonably be expected to have a Material Adverse Effect;

(d)
Involuntary Insolvency: if any cause, proceeding or other action shall be instituted in any court of competent jurisdiction, against the Borrower or any Designated Subsidiary, seeking in respect of the Borrower or such Designated Subsidiary an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or the like of the Borrower or such Designated Subsidiary or of all or any substantial part of its assets, or any other like relief in respect of the Borrower or such Designated Subsidiary under any bankruptcy or insolvency law and:

(i)
such cause, proceeding or other action results in an entry of an order for relief or any such adjudication or appointment unless such order, adjudication or appointment is stayed or otherwise effectively reversed within fifteen (15) days thereof; or

(ii)
if such cause, proceeding or other action is being contested by the Borrower or such Designated Subsidiary in good faith, the same shall continue undismissed, or unstayed and in effect, for any period of sixty (60) consecutive days;

(e)
Cross Default: if the Borrower or any Designated Subsidiary is in default under any term or provision of any agreement evidencing Indebtedness for Borrowed Money (other than this Agreement and any agreement evidencing Non-Recourse Debt of the Borrower or any Designated Subsidiary but including, for this purpose, unless constituting Non-Recourse Debt, any agreement evidencing a Capital Lease, a Swap, a Purchase Money Obligation or a Production Payment) between itself and any lender (which, for purposes hereof, shall include any lessor under a Capital Lease, a counter party under a Swap, a lender under a Purchase Money Obligation and a purchaser under a Production Payment) and as a result of such default such lender shall have accelerated or shall have the right to accelerate the repayment of any indebtedness of the Borrower or such Designated Subsidiary, or if any lender shall demand repayment of any indebtedness (other than Non-Recourse Debt) which is repayable on demand and is owing to it by the Borrower or such Designated Subsidiary and such indebtedness shall not be paid within the time required by law, and the aggregate amount of all such indebtedness outstanding at any one time to which all such defaults or demands relate is in excess of the greater of Cdn. $75,000,000 or the Equivalent Amount in any other currency and 2% of Consolidated Shareholders' Equity based upon the Borrower's most recent consolidated financial statements delivered to the Agent pursuant to Section 8.1(m) or 8.1(n), as applicable;

(f)
Judgments: if final judgments for the payment of money (other than Non-Recourse Debt of the Borrower or any Designated Subsidiary) aggregating in excess of the greater of Cdn. $75,000,000 or the Equivalent Amount in any other currency and 2% of Consolidated Shareholders' Equity based upon the Borrower's most recent consolidated financial statements delivered to the Agent pursuant to Section 8.1(m) or 8.1(n), as applicable, shall be rendered against the Borrower or any Designated Subsidiary and the same shall remain undischarged and not effectively stayed or appealed for a period of the lesser of sixty (60) days and the relevant period under the laws of the applicable jurisdiction during which such judgments may be appealed;

(g)
Representations and Warranties: if any representation or warranty made or deemed to be made by the Borrower in Article 2 or repeated pursuant to Section 7.1 or 7.2 shall prove to have been incorrect, when made or deemed to be made, in any material respect and the underlying facts, if capable of being remedied such that the representation and warranty if made at such time would be correct, are not so remedied within such period (not exceeding 60 days after notice of such incorrectness is given to the Borrower by the Agent) as may be required to so remedy such facts but only if and for so long as the remedying thereof was and continues to be diligently and in good faith pursued and there is no Material Adverse Effect as a result of such facts;

(h)
Writs: if a writ, execution, attachment or similar process is issued or levied against the property of the Borrower or any Designated Subsidiary in connection with any judgment or judgments against the Borrower or such Designated Subsidiary (other than in respect of Non-Recourse Debt of the Borrower or any Designated Subsidiary or, subject to Section 9.1(n), as a result of any expropriation proceedings commenced by any governmental authority) aggregating in excess of the greater of Cdn. $75,000,000 or the Equivalent Amount in any other currency and 2% of Consolidated Shareholders' Equity based upon the Borrower's most recent consolidated financial statements delivered to the Agent pursuant to Section 8.1(m) or 8.1(n), as applicable, and such writ, execution, attachment or similar process is not released, satisfied, discharged, vacated or stayed within thirty (30) days after the Borrower or such Designated Subsidiary has notice of its entry, commencement or levy;

(i)
Encumbrancers: if any encumbrancers or lienors take possession of any part of the property of the Borrower or any Designated Subsidiary (other than property in which a holder of Non-Recourse Debt of the Borrower or any Designated Subsidiary has a Security Interest or, subject to Section 9.1(n), property which is the subject of expropriation proceedings) which property has a fair market value aggregating in excess of the greater of Cdn. $75,000,000 or the Equivalent Amount in any other currency and 2% of Consolidated Shareholders' Equity based upon the Borrower's most recent consolidated financial statements delivered to the Agent pursuant to Section 8.1(m) or 8.1(n), as applicable, or if execution or other similar process is enforced against such property and such taking of possession or enforcement is not being contested by the Borrower or such Designated Subsidiary in good faith and the encumbrancer or lienor remains in possession for any period of thirty (30) consecutive days;

(j)
Carrying on Business: if the Borrower or any Designated Subsidiary ceases or takes affirmative action to cease to carry on any part of its business as presently conducted by it other than as provided for herein if such cessation or action has or would reasonably be expected to have a Material Adverse Effect;

(k)
Financial Covenants and Designated Subsidiary Asset Test: if the Agent provides notice to the Borrower in writing that the Borrower is in breach of or has failed to comply with the provisions of Section 8.2 or 8.1(y);

(l)
Invalid Loan Documents: if the Agent notifies the Borrower in writing that the representation and warranty set forth in Section 2.1(f) would, if made on the date of such notice, be incorrect in respect of any of the Loan Documents, such condition continues for a period exceeding thirty (30) days without being cured to the satisfaction of the Agent, acting reasonably, and such incorrectness would reasonably be expected to materially and adversely affect the rights and remedies of the Lenders under the Loan Documents taken as a whole;

(m)
Notice of Default: if the Borrower breaches Section 8.1(k) and such breach continues for a period of three (3) Business Days;

(n)
Expropriation: if expropriation proceedings are commenced by any governmental authority in respect of any property of the Borrower or any Designated Subsidiary, the result of which would reasonably be expected to have a Material Adverse Effect; or

(o)
Breach of Other Covenants: if there is a breach or failure of due performance by the Borrower or any Designated Subsidiary of any covenant in any of the Loan Documents to which it is a party (other than those heretofore dealt with in this Section 9.1) for a period of thirty (30) consecutive days after notice in writing of such breach or failure shall have been given to the Borrower or such Designated Subsidiary or, if such breach or failure is capable of being remedied, such longer period, not exceeding ninety (90) days, as is required to remedy such breach or failure but only if and for so long as the remedying thereof was and continues to be diligently and in good faith pursued and there is no Material Adverse Effect as a result of such breach or failure.

9.2   Acceleration and Demand

        Upon the occurrence of any Event of Default which has not been remedied or waived as provided in Section 11.12, the Agent shall, if so required by the Majority Lenders, by written notice to the Borrower (an "Acceleration Notice"):

(a)
declare the Total Commitment and each Lender's Commitment and the right of the Borrower to apply for further Accommodations to be terminated; and

(b)
declare all indebtedness and liabilities (whether matured or unmatured) of the Borrower outstanding to the Lenders hereunder (including the face amount of all Bankers' Acceptances and the undrawn amount of all outstanding Letters of Credit) to be immediately due and payable (or to be due and payable at such later time as may be stated in such notice) without further demand, presentation, protest or other notice of any kind, all of which are expressly waived by the Borrower;

but upon the occurrence of an Event of Default specified in Sections 9.1(c) or 9.1(d), the Total Commitment shall automatically terminate and all indebtedness and liabilities specified in Section 9.2(b) shall automatically become due and payable, in each case without any requirement that notice be given to the Borrower. Immediately upon the occurrence of an Event of Default specified in Section 9.1(c) or 9.1(d), or at the time stated in an Acceleration Notice, the Borrower shall pay to the Agent on behalf of each Lender all amounts owing or payable in respect of such indebtedness and liabilities specified in Section 9.2(b), failing which all rights and remedies of the Lenders and the Agent under the Loan Documents shall thereupon become enforceable and shall be enforced by the Agent in accordance with the determinations of the Majority Lenders.

9.3   Waiver of Default

        Any single or partial exercise by any Lender, the Agent or by the Agent on behalf of any Lender of any right or remedy for a default or breach of any term, covenant, condition or agreement contained in the Loan Documents shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy to which the Agent or such Lender may be lawfully entitled for the same default or breach, and any waiver by any Lender, the Agent or by the Agent on behalf of any Lender of the strict observance, performance or compliance with any term, covenant, condition or agreement contained in the Loan Documents, and any indulgence granted thereby, shall be deemed not to be a waiver of any subsequent default. To the extent permitted by applicable law, the Borrower hereby waives any rights now or hereafter conferred by statute or otherwise which may limit or modify any of the Agent's or Lenders' rights or remedies under the Loan Documents.

9.4   Application of Payments Following Demand and Acceleration

        Except as otherwise agreed to by all the Lenders in their sole discretion, any sum received by the Agent at any time after delivery of an Acceleration Notice or the occurrence of an Event of Default specified in Sections 9.1(c) or 9.1(d), which the Agent is obliged to apply in or towards satisfaction of sums due from the Borrower hereunder shall be applied by the Agent among the Lenders and the Agent in accordance with amounts owed to the Lenders and the Agent in respect of each category of amounts set forth below, each such application to be made in the following order with the balance remaining after application in respect of each category to be applied to the next succeeding category:

(a)
in or towards payment of any fees or expenses then due and payable to the Agent hereunder;

(b)
rateably among the Lenders in respect of amounts due and payable to the Lenders as and by way of recoverable expenses hereunder;

(c)
rateably among the Lenders in respect of amounts due and payable to the Lenders by way of interest pursuant to Sections 5.1, 5.2 and 5.3, Acceptance Fees pursuant to Section 5.4, LC Fees pursuant to Section 5.5, Utilization Fees pursuant to Section 5.6, interest on overdue amounts pursuant to Section 5.7 and standby fees pursuant to Section 5.8;

(d)
rateably among the Lenders in respect of any other amount (other than Borrowings) not hereinbefore referred to in this Section 9.4 which are then due and payable by the Borrower hereunder;

(e)
in or towards repayment to the Lenders of the Borrowings then outstanding hereunder in accordance with the provisions of Section 11.11; and

(f)
any balance remaining to the Borrower or as otherwise required by applicable law.

9.5   Remedies Cumulative

        For greater certainty, it is expressly understood and agreed that the rights and remedies of the Agent and the Lenders under the Loan Documents are cumulative and are in addition to and not in substitution for any rights or remedies provided by law; any single or partial exercise by the Agent or any Lender of any right or remedy for a default or breach of any term, covenant, condition or agreement therein contained shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy or other rights or remedies to which the Agent or such Lender or any of the other Lenders may be lawfully entitled for the same default or breach, and any waiver by the Agent or any Lender of the strict observance, performance or compliance with any term, covenant, condition or agreement therein contained, and any indulgence granted thereby, shall be deemed not to be a waiver of any subsequent default. The Agent, if so required by the Majority Lenders, shall, to the extent permitted by applicable law, bring suit at law, in equity or otherwise for any available relief or purpose including but not limited to:

(a)
the specific performance of any covenant or agreement contained in the Loan Documents;

(b)
enjoining a violation of any of the terms of the Loan Documents;

(c)
aiding in the exercise of any power granted by the Loan Documents or by applicable law; or

(d)
obtaining and recovering judgment for any and all amounts due in respect of the Borrowings or amounts otherwise due hereunder or under the Loan Documents.

9.6   Set-Off

        In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, the Agent and the Lenders are authorized at any time after the occurrence and during the continuance of an Event of Default and from time to time thereafter for so long as such Event of Default is continuing without prior notice to the Borrower or to any other person, any such prior notice being expressly waived by the Borrower, to set-off and to appropriate and to apply any and all deposits (general and special) and any other indebtedness at any time held by or owing by the Agent or such Lender to or for the credit of or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to the Agent or such Lender under this Agreement, including, without limitation, all claims of any nature or description arising out of or connected with this Agreement, including, without limitation, contingent obligations of the Lenders in respect of unmatured Bankers' Acceptances, provided demand for payment to the extent required hereunder has been made.

9.7   Cash Collateral Accounts

        Upon the occurrence of an Event of Default and for so long as such Event of Default is continuing or upon receipt of cash cover by the Agent pursuant to Section 4.2 and in addition to any other rights or remedies of the Lenders hereunder but subject to Section 3.15 with respect to Letters of Credit, the Agent, for the benefit of the Lenders hereunder, shall thereafter be entitled to deposit and retain in an account to be maintained by the Agent, and which for the purposes hereof shall be considered to be the Agent's account and not the Borrower's account (bearing interest for the Borrower's account at the rates of the Agent as may be applicable in respect of other deposits of similar amounts for similar terms), amounts which are received by the Agent from the Borrower to the extent that, and for so long as, such amounts may be required to satisfy any contingent or unmatured obligations or liabilities of the Borrower to the Agent and the Lenders under the Loan Documents.

9.8   Lenders May Perform Covenants

        If an Event of Default has occurred and is continuing and the Borrower fails to perform any covenant on its part herein contained, the Agent may on behalf of the Lenders and with the approval of the Majority Lenders, without prior notice to the Borrower, perform any of the said covenants capable of being performed by it and, if any such covenant requires the payment or expenditure of money, it may make such payment or expenditure with its own funds on behalf of the Lenders and shall be entitled to reimbursement of any such expenditure from the Lenders on a Pro-Rata basis. All amounts so paid by the Agent hereunder shall be repaid by the Borrower on demand therefor, and shall bear interest at the rate set forth in Section 5.7 from the date paid by the Agent hereunder to and including the date such amounts are repaid in full by the Borrower.

ARTICLE 10
EXPENSES AND INDEMNITIES

10.1 Reimbursement of Expenses and Indemnity

        All statements, reports, certificates, opinions and other documents or information required to be furnished to the Agent or the Lenders by the Borrower under this Agreement shall be supplied by the Borrower without cost to the Agent or the Lenders and, in the case of Sections 8.1(m), 8.1(n), 8.1(o) and 8.1(p) and in any other circumstances where the Agent, acting reasonably, requests, the Borrower shall furnish sufficient copies of such items to the Agent for distribution to the Lenders to the extent the Borrower has not advised the Agent and the Lenders that such items are available electronically and is entitled hereunder to deliver such items electronically. In addition, the Borrower hereby agrees to pay promptly to the Agent on demand all reasonable legal fees and all other reasonable out of pocket expenses which are incurred from time to time by the Agent in respect of the documentation, preparation, negotiation, execution, and administration of the Loan Documents (including Taxes payable in connection with the execution, delivery or enforcement of the Loan Documents) and the initial syndication of the Credit Facilities and all out-of-pocket expenses which are incurred from time to time by the Agent or the Lenders in respect of the enforcement of this Agreement and any other Loan Documents.

10.2 Increased Cost

        If, subsequent to the date of this Agreement, the introduction of, any change in or the implementation of any applicable law, regulation, treaty or official directive or regulatory requirement of general application now or hereafter in effect (whether or not having the force of law) or any change in the interpretation or application thereof by any court or by any judicial or governmental authority charged with the interpretation or administration thereof, or if compliance by any Lender with any request from any central bank or other fiscal, monetary or other authority (whether or not having the force of law):

(a)
subjects a Lender to any Tax (other than Excluded Taxes) for which the Lender is not entitled to be indemnified by the Borrower pursuant to Section 6.3, or changes the basis of taxation of payments due to such Lender or increases any existing Tax (in either case other than Excluded Taxes) for which the Lender is not entitled to be indemnified by the Borrower pursuant to Section 6.3, on payments of principal, interest or other amounts payable by the Borrower to such Lender under this Agreement unless, in any such case, such Tax is for the account of the Lender pursuant to Section 12.1;

(b)
imposes, modifies or deems applicable any reserve, special deposit, capital adequacy, regulatory or similar requirement against assets or liabilities held by, or deposits in or for the account of, or loans by, or any other acquisition of funds for loans or commitments to fund loans or obligations in respect of bankers' acceptances accepted by a Lender; or

(c)
imposes on a Lender any other condition of general application which applies to this Agreement;

and the result of (a), (b) or (c) is, in the determination of such Lender acting reasonably and in good faith, to increase the cost to such Lender or to reduce the income or return (including, without limitation, return on capital) which is receivable by such Lender in respect of a Borrowing or standby fees payable pursuant to Section 5.8, such Lender shall promptly notify the Agent. The Agent shall promptly notify the Borrower in writing and the Borrower shall pay to the Agent for the benefit of such Lender that amount which compensates such Lender for such additional cost or reduction in income ("Additional Compensation") on the later of:

  (i)
  the next Libor Interest Date in the case of a Libor Loan, on the next date on which standby fees are payable under Section 5.8 in the case of standby fees and on the next Interest Date in any other case (and each such successive date, if applicable); and

  (ii)
  three (3) Business Days after receipt of such notice.

        The Borrower shall not be obligated to pay any portion of such Additional Compensation accruing under this Section 10.2 for any period prior to the date on which the Agent, on behalf of such Lender, gives written notice to the Borrower that such Additional Compensation is so accruing or if such Lender is not generally collecting amounts which are the equivalent to Additional Compensation from other borrowers in similar circumstances to the Borrower where it is contractually entitled to do so. A certificate of an officer of such Lender setting forth the amount of the Additional Compensation must be submitted by the Agent to the Borrower and shall be prima facie evidence, in the absence of manifest error, of the amount of the Additional Compensation and shall set forth in reasonable detail the calculation of Additional Compensation being claimed and describe in reasonable detail the basis for such Additional Compensation. The Lender shall (where appropriate) use reasonable averaging and attribution methods in determining the amount of Additional Compensation to be paid by the Borrower under this Section 10.2. If the Agent notifies the Borrower that Additional Compensation is owed, the Borrower shall pay such Additional Compensation to the Agent for the account of such

Lender and the Borrower shall have the right, upon written irrevocable prior notice of at least three (3) Business Days to the Agent at the Agent's Branch of Account, to make payment in full to the Agent for the account of such Lender in respect of the applicable Borrowing on the date specified in such notice together with accrued interest in respect of such Borrowing or to convert such Borrowing into another basis of Borrowing available under this Agreement.

10.3 Illegality

        If, after the date hereof, the introduction of or any change in applicable law, regulation, treaty or official directive, or regulatory requirement (whether or not having the force of law) or in the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof (including, without limitation, the U.S. Economic Sanctions), makes it unlawful, or prohibited for a Lender (in its opinion acting reasonably and in good faith) to make, to fund or to maintain the Borrowings or a portion of the Borrowings or to perform its obligations under this Agreement, the Lender may, by written notice to the Borrower through the Agent terminate its obligations under this Agreement to make such Borrowings or perform such obligations and the Borrower shall prepay such Borrowings forthwith (or at the end of such period as the Lender in its discretion agrees acting reasonably and in good faith) together with all accrued but unpaid interest and fees as may be applicable to the date of payment or, if any such Lender is not similarly affected with respect to any other basis of Borrowing, convert by notice to the Agent such Borrowings forthwith into any of such other basis of Borrowing available under this Agreement.

10.4 Substitute Basis of Borrowing

(a)
Libor Loans: If, on or prior to any Interest Determination Date in respect of a Libor Loan, a Lender determines acting reasonably and in good faith (which determination is final, conclusive and binding upon the Borrower) that:

(i)
adequate and fair means do not exist for ascertaining the rate of interest on such Libor Loan;

(ii)
the making or the continuation of such Libor Loan or a portion of such Libor Loan by such Lender has become impracticable by reason of circumstances which materially and adversely affect the London interbank market; or

(iii)
deposits in Canadian Dollars, U.S. Dollars, Euros or Pounds Sterling are not available to such Lender in the London interbank market in sufficient amounts in the ordinary course of business for the applicable Libor Interest Period to make, fund or maintain such Libor Loan during such Libor Interest Period;

  then, such Lender shall promptly notify the Agent and the Agent shall promptly notify the Borrower in writing of such determination setting forth the basis of such determination and such Lender shall not thereafter be obligated to provide such Libor Loan. The Borrower shall thereupon forthwith notify such Lender as to the substitute basis of Borrowing available under this Agreement which it has selected for such Libor Loan. If the Borrower has not so notified the Lender, such Libor Loan shall automatically be made as or converted at the end of the Libor Interest Period applicable to such Libor Loan to, as applicable, a U.S. Base Rate Loan in the case of Libor Loans denominated in U.S. Dollars and a Cdn. Prime Loan in the case of Libor Loans denominated in Canadian Dollars, Euros or Pounds Sterling for all purposes under this Agreement on the date falling two (2) Business Days subsequent to such Interest Determination Date.

(b)
Bankers' Acceptances: In the event that at any time subsequent to the giving of a Drawdown Notice, Conversion Notice or Rollover Notice to the Agent by the Borrower with regard to any requested Bankers' Acceptances, but before the date of the Drawdown, Rollover or Conversion, as the case may be, the Agent (acting reasonably) makes a determination, which shall be conclusive and binding upon the Borrower, that there no longer exists an active market for bankers' acceptances accepted by the Lenders then:

  (i)
  the right of the Borrower to request Bankers' Acceptances or BA Equivalent Advances from any Lender shall be suspended until the Agent determines that the circumstances causing such suspension no longer exist, and so notifies the Borrower;

  (ii)
  any outstanding Drawdown Notice requesting an Accommodation by way of Bankers' Acceptances or BA Equivalent Advances shall be deemed to be a Drawdown Notice requesting an Accommodation by way of Cdn. Prime Loans in the amount specified in the original Drawdown Notice;

  (iii)
  any outstanding Conversion Notice requesting a Conversion of U.S. Base Rate Loans or Libor Loans into Bankers' Acceptances or BA Equivalent Advances shall be deemed to be a Conversion Notice requesting a Conversion of such Loan into Cdn. Prime Loans; and

  (iv)
  any outstanding Rollover Notice requesting a Rollover of Bankers' Acceptances or BA Equivalent Advances shall be deemed to be a Rollover Notice requesting a Conversion of such Bankers' Acceptances into Cdn. Prime Loans.

  The Agent shall promptly notify the Borrower and the Lenders of any suspension of the Borrower's right to request Bankers' Acceptances or BA Equivalent Advances and of any termination of any such suspension.

10.5 Funding Indemnity

        If, for any reason whatsoever and whether or not required or permitted pursuant to the provisions of this Agreement, the Borrower repays, prepays, converts or cancels a Libor Loan other than on the last day of a Libor Interest Period applicable to such Libor Loan, the Borrower shall indemnify the applicable Lender for any loss or expense incurred by such Lender including, without limitation, any loss of profit or expenses such Lender incurs by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to maintain the Libor Loan or any increased interest or other charges payable to lenders of funds borrowed in order to maintain such Libor Loan together with any other out-of-pocket charges, costs or expenses incurred by such Lender relative thereto. A certificate of such Lender (acting reasonably and prepared in good faith) setting out the basis for the determination of the amount necessary to indemnify such Lender shall be prima facie evidence thereof.

10.6 General Indemnity

        The Borrower hereby covenants with the Agent and each Lender that it shall at all times hereafter keep the Agent and such Lender indemnified and held harmless from and against all suits (whether founded or unfounded), actions, proceedings, judgments, demands or claims instituted or made against the Agent or such Lender, and all costs, losses, liabilities, damages and expenses (including all reasonable legal fees on a solicitor and his own client basis) incurred by the Agent or such Lender in any way relating to, arising out of, or incidental to any Environmental Laws or Environmental Liabilities or any default by the Borrower under any provision of any of the Loan Documents (collectively, the "Damages"). This indemnity shall extend to the officers, directors, employees, agents, shareholders and assignees of the Agent and each Lender (each such person, together with the Agent and each Lender, an "Indemnified Party") but shall not apply to Damages arising from or attributable to the wilful misconduct or negligence of any Indemnified Party.

        If any claim (in this Section 10.6 referred to as a "Claim") shall be asserted by any person against an Indemnified Party which may give rise to Damages, the Indemnified Party shall promptly notify the Borrower in writing of all particulars of such Claim upon learning of same. The failure to give any such notice, however, shall not affect the Borrower's liability to indemnify the Indemnified Party except to the extent such failure adversely affects the Borrower's ability to defend, object to, oppose or contest that Claim.

        The Borrower shall at all times have the right, if no Event of Default has occurred and is continuing, at its sole expense, to resist, defend and compromise any Claim in the name of the Indemnified Party, by legal counsel acceptable to the Indemnified Party, acting reasonably, who will co-operate in such defence on a reasonable basis; provided that the Indemnified Party shall have the right to participate in the defense or compromise of any Claim by other legal counsel of its choosing if the Indemnified Party, acting reasonably, determines it should so participate; provided that the fees and disbursements of such other counsel shall be for the account of such Indemnified Person unless:

(a)
the Borrower and the Indemnified Party shall have mutually agreed to the retention of counsel;

(b)
the named parties to such proceedings include the Borrower or a Subsidiary thereof and the Indemnified Party and representation of such parties by the same counsel would be inappropriate due to actual or potential differing interests between them; or

(c)
the Borrower has failed to assume the defense of the Claim in a timely manner or to continue to defend the Claim diligently and reasonably throughout the period while such Claim exists.

The Indemnified Party shall not effect any settlement or compromise of any Claim without the written consent of the Borrower which consent shall not be unreasonably withheld or delayed. If the Borrower exercises its rights under this Section 10.6, it shall not compromise or otherwise settle a Claim without the consent of the Indemnified Party suffering such Claim, which consent shall not be unreasonably withheld or delayed. The inability of the Borrower to pay such Claim in full shall constitute a sufficient reason to withhold such consent.

        The Borrower shall not, in connection with any Damages in the same jurisdiction, be liable for the fees and expenses of more than one separate legal firm for the Indemnified Parties unless such representation by the same legal counsel would be inappropriate due to actual or potential differing interests or the employment thereof has been specifically authorized by the Borrower in writing and such firm or firms shall be designated in writing by the Agent on behalf of each Indemnified Party.

ARTICLE 11
THE AGENT AND THE LENDERS

11.1 Authorization

        Each Lender irrevocably appoints and authorizes the Agent to exercise such powers, perform such duties, take such actions, make such decisions and determinations and give such consents under the Loan Documents as are required to be exercised, performed, taken, made, given or otherwise carried out by the Agent hereunder or under any other agreement between the Lenders, together with all powers reasonably incidental thereto. As to any matters not expressly required by this Agreement or by any other agreement between the Lenders to be carried out by the Agent, the Agent is not required to exercise any discretion or take or to refrain from taking any action except upon the written instructions of the Majority Lenders. Notwithstanding anything to the contrary in this Agreement, the Agent shall not be required to exercise any discretion or to take or to refrain from taking any action in any manner which is contrary to the Loan Documents or to applicable law.

11.2 Responsibility of Agent

        The Agent makes no representations or warranties and accepts no responsibility with respect to the due execution, legality, validity, sufficiency, enforceability or priority of any of the Loan Documents nor with respect to the due execution, legality, validity, sufficiency, enforceability, accuracy or authenticity of any documents, papers, materials or other information furnished by the Borrower (or any other person, including any Designated Subsidiary or the Agent) in connection with the Loan Documents, whether provided before or after the date of this Agreement. The Agent shall not incur any liability to the Lenders under or in respect of the Loan Documents with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or wilful misconduct. The Agent does not assume any responsibility for the payment of any of the Borrowings or other amounts outstanding hereunder by the Borrower.

11.3 Acknowledgement of Lenders

        Each Lender acknowledges to the Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Borrower and accordingly each Lender confirms to the Agent that it has not relied, and will not hereafter rely, on the Agent:

(a)
Information: to check or inquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Borrower or any Subsidiary or in connection with the Loan Documents (whether or not such information has been or is hereafter circulated to such Lender by the Agent);

(b)
Performance: to inquire as to the performance by the Borrower or any Subsidiary of its obligations under the Loan Documents; or

(c)
Credit Review: to assess or keep under review on its behalf the financial condition, creditworthiness, affairs, status or nature of the Borrower or any Subsidiary.

11.4 Rights and Obligations of Each Lender

        The rights and obligations of each Lender under this Agreement are several and no Lender shall be obligated to make Accommodations available to the Borrower in excess of such Lender's Commitment. The failure of a Lender to perform its obligations under this Agreement shall neither:

(a)
result in any other Lender incurring any liability whatsoever; nor

(b)
relieve any of the other Lenders from their respective obligations under any Loan Document to which they are a party or relieve the Borrower or any Subsidiary from its obligations to such other Lenders.

Nothing contained herein or in any other Loan Document nor any action taken pursuant hereto or thereto shall be deemed to constitute the Lenders a partnership, joint venture or any other similar entity.

11.5 Determinations by Lenders

(a)
Lenders' Determinations: Where the provisions of this Agreement provide that any waiver of or any amendment to any provision of the Loan Documents may be made or any action, consent or other determination in connection with the Loan Documents may be taken or given, with the consent or agreement of the Majority Lenders or "the Lenders" and not "all the Lenders", then any such waiver, amendment, action, consent or determination so made, so taken or so given with the consent or agreement of the Majority Lenders shall be binding on all of the Lenders and all of the Lenders shall cooperate in all ways necessary or desirable to implement and effect such waiver, amendment, action, consent or determination.

(b)
Deemed Non-Consent: If the Agent delivers a written notice to a Lender requesting advice from such Lender as to whether it consents or objects to any matter in connection with the Loan Documents, then, except as otherwise expressly provided herein, if such Lender does not deliver to the Agent its written consent or objection to such matter within fifteen (15) Business Days of the delivery of such written notice by the Agent to such Lender, such Lender shall be deemed not to have consented thereto upon the expiry of such fifteen (15) Business Day period.

(c)
International Credit Facility: If a Lender is an Exempt Lender and is a lender under the International Credit Facility, the Lender will be required to vote the same way under this Agreement and the credit agreement for the International Credit Facility on matters common to both this Agreement and the credit agreement for the International Credit Facility.

11.6 Notices between the Lenders, the Agent and the Borrower

        All notices by the Lenders to the Agent shall be through the Agent's Branch of Account and all notices by the Agent to a Lender shall be through such Lender's Branch of Account. All notices or communications between the Borrower and the Lenders which are required or contemplated pursuant to the Loan Documents shall be given or made through the Agent at the Agent's Branch of Account.

11.7 Agent's Duty to Deliver Documents Obtained from the Borrower

        Other than as specifically provided for herein, the Agent shall within five (5) Business Days deliver to each Lender, at its Branch of Account, such documents, papers, materials and other information as are furnished by the Borrower to the Agent on behalf of such Lender pursuant to this Agreement or provide notice that the same are available electronically, and the Borrower shall provide the Agent with sufficient copies of all such information for such purpose. The Agent shall make requests of the Borrower pursuant to Section 8.1(q) from time to time on behalf of a Lender for such information as such Lender may from time to time reasonably request.

11.8 Arrangements for Borrowings

        The Agent shall promptly give written notice to each Lender at its Branch of Account upon receipt by the Agent of any notice given pursuant to any of Sections 3.5, 3.16, 3.18, 3.19 or 4.3. The Agent shall advise each such Lender of the amount, date and details of each Accommodation and of such Lender's participation in each such Accommodation. At or before 11:00 a.m. (Calgary time) on the Drawdown Date, Conversion Date or Rollover Date, as the case may be:

(a)
Loan Participation: each Lender will make its Pro-Rata Share of Accommodations by way of Loans available to the Borrower at the Agent's Account for Payments by forwarding to the Agent the amount of Loans required to be made available by such Lender;

(b)
Bankers' Acceptance Participation: each Lender will make available to the Borrower its Pro-Rata Share of Accommodations by way of Bankers' Acceptances (or BA Equivalent Advances) by forwarding to the Agent at the Agent's Account for Payments the amount of:

(i)
if the Borrower has not elected to have (or is deemed not to have elected to have) the Lenders purchase such Bankers' Acceptances pursuant to Section 3.7(h), the discounted proceeds of sale of such Bankers' Acceptances received by such Lender or the amount of any BA Equivalent Advance (less, in each case, the amount of applicable Acceptance Fees payable by the Borrower to such Lender); or

(ii)
if the Borrower has elected to have the Lenders purchase such Bankers' Acceptances pursuant to Section 3.7(h), the Discount Proceeds in respect of such Bankers' Acceptances and BA Equivalent Advances (less, in each case, the amount of applicable Acceptance Fees payable by the Borrower to such Lender).

11.9 Arrangements for Repayment of Borrowings

(a)
Prior to Acceleration: Prior to the delivery of an Acceleration Notice or the occurrence of an Event of Default specified in Section 9.1(c) or 9.1(d), upon receipt by the Agent of payments from the Borrower on account of principal, interest, fees or any other payment made to the Agent on behalf of the Lenders, the Agent shall pay over to each Lender at its Branch of Account the amount to which it is entitled under this Agreement and shall use its best efforts to make such payment to such Lender on the same Business Day on which such payment is received by the Agent. If the Agent does not remit any such payment to a Lender on the same Business Day as such payment is received by the Agent, the Agent shall pay interest thereon to such Lender until the date of payment at a rate determined by the Agent (such rate to be conclusive and binding on such Lender) in accordance with the Agent's usual banking practice in respect of deposits of amounts comparable to the amount of such payment which are received by the Agent at a time similar to the time at which such payment is received by the Agent.

(b)
Subsequent to Demand and Acceleration: Following the delivery of an Acceleration Notice or the occurrence of an Event of Default specified in Section 9.1(c) or 9.1(d), the Lenders shall share any payments subsequently received in accordance with Section 9.4 of this Agreement.

11.10 Repayment by Lenders to Agent

(a)
Where Borrower Fails to Pay: Unless the Agent has been notified in writing by the Borrower at least one (1) Business Day prior to the date on which any payment to be made by the Borrower hereunder is due that the Borrower does not intend to remit such payment, the Agent may, in its discretion, assume that the Borrower has remitted such payment when so due and the Agent may, in its discretion and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to the amount of such payment which is due to such Lender pursuant to this Agreement. If the Borrower does not in fact remit such payment to the Agent, the Agent shall promptly notify each Lender and each such Lender shall forthwith on demand repay to the Agent the amount of such assumed payment made available to such Lender, together with interest thereon until the date of repayment thereof at a rate determined by the Agent (such rate to be conclusive and binding on such Lender) in accordance with the Agent's usual banking practice for similar advances to financial institutions of like standing to such Lender.

(b)
Where a Lender Fails to Pay: Unless the Agent has been notified in writing by a Lender at least one (1) Business Day prior to a Drawdown Date, Conversion Date or Rollover Date that such Lender does not intend to make available the amount required to be made available by such Lender pursuant to this Agreement on such Drawdown Date, Conversion Date or Rollover Date, the Agent may, in its discretion, assume that such Lender has remitted funds to the Agent in an amount equal to the amount required to be made available by such Lender pursuant to this Agreement and the Agent may, in its discretion and in reliance upon such assumption, make available to the Borrower on such Drawdown Date, Conversion Date or Rollover Date an amount equal to the amount required to be made available by such Lender pursuant to this Agreement. If a Lender does not in fact remit such funds to the Agent, the Agent shall promptly notify such Lender and such Lender shall forthwith remit such funds to the Agent, failing which the Borrower shall forthwith on demand repay to the Agent (without prejudice to the Borrower's rights against such Lender) the amount made available by the Agent on behalf of such Lender, in each case together with interest thereon until the date of repayment thereof at a rate determined by the Agent (such rate to be conclusive and binding on such Lender or the Borrower, as the case may be) in accordance with the Agent's usual banking practice for similar advances to financial institutions of like standing to such Lender.

11.11 Adjustments Among Lenders

(a)
Adjustments to Outstanding Borrowings: Each Lender agrees that, after the delivery of an Acceleration Notice or the occurrence of an Event of Default specified in Section 9.1(c) or 9.1(d), it will at any time and from time to time upon the request of the Agent as required by any Lender purchase portions of the Borrowings made available by the other Lenders which remain outstanding and make any other adjustments which may be necessary or appropriate, in order that the amount of Borrowings made available by each Lender which remain outstanding, as adjusted pursuant to this Section 11.11, will be in the same proportion as the Pro-Rata Share of each such Lender.

(b)
Application of Payments: The Lenders agree that, after the delivery of an Acceleration Notice or the occurrence of an Event of Default specified in Section 9.1(c) or 9.1(d), the amount of any repayment made by the Borrower in respect of Borrowings, and the amount of any proceeds from the exercise of any rights or remedies of the Lenders under the Loan Documents, which are to be applied against amounts owing hereunder, will be so applied in a manner so that to the extent possible the amount of Borrowings made available by each Lender which remain outstanding after giving effect to such application will be in the same proportion as the Pro-Rata Share of each such Lender.

(c)
Receipt of Payments other than Borrowings: Notwithstanding anything contained in this Section 11.11, there shall not be taken into account for the purposes of computing any amount payable to any Lender pursuant to this Section 11.11, any amount which a Lender receives as a result of any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any monies owing by the Borrower to such Lender other than on account of liabilities arising under the Loan Documents; provided that, if at any time a Lender receives any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of monies owing or payable to it by the Borrower in respect of liabilities of the Borrower arising under the Loan Documents, such Lender shall purchase portions of the applicable Borrowings made available by the other Lenders which remain outstanding to the extent required pursuant to Section 11.11(a).

(d)
Further Assurances: The Borrower agrees to be bound by and, at the request of the Agent, to do all things necessary or appropriate to give effect to any and all purchases and other adjustments made by and between the Lenders pursuant to this Section 11.11 but shall incur no increased liabilities, in aggregate, by reason thereof.

11.12 Lenders' Consents to Waivers, Amendments, etc.

(a)
Unanimous Consent: Any waiver of or any amendment to a provision of the Loan Documents which relates to:

(i)
a change in the types of Borrowings, decreases in interest rates, standby fees, Acceptance Fees, LC Fees, Utilization Fees, the Margin, the Standby Fee Rate, decreasing the amount of any payments payable by the Borrower to the Lenders under this Agreement or any waiver of the time of payment of any amounts payable to the Lenders under this Agreement;

(ii)
an increase or decrease in the Commitment of any Lender other than as provided for herein;

(iii)
an assignment or transfer by the Borrower of any of its rights and obligations under this Agreement other than as provided for herein;

(iv)
a change in the definition of "Majority Lenders", "Maturity Date", "Designated Subsidiary", "Term Date", "Term Period" or any other definition to the extent relevant to any of the other provisions of this Section 11.12(a);

  (v)
  any matter which, pursuant to the Loan Documents, specifically requires the consent or agreement of all of the Lenders;

  (vi)
  the provisions of Section 8.1(v), Section 8.2 or this Section 11.12(a); or

  (vii)
  an Event of Default under Section 9.1(a) or 9.1(b);

  shall bind the Lenders only if such waiver or amendment is agreed to in writing by all of the Lenders. In addition, any waiver of or amendment to any provision of the Loan Documents which relates to an increase in the Commitment of any Lender shall bind that Lender only if agreed to in writing by such Lender.

(b)
Majority Consent: Subject to Sections 11.12(a) and 11.12(c) and except as otherwise provided in the Loan Documents, any waiver of or any amendment to any provision of the Loan Documents and any action, consent or other determination in connection with the Loan Documents shall bind all of the Lenders if such waiver, amendment, action, consent or other determination is agreed to in writing by the Majority Lenders.

(c)
Agent Approval: Subject to Section 11.12(a) and except as otherwise provided in the Loan Documents, any determination, consent, approval or other action made by the Agent hereunder pursuant to any provision which states that such action shall or may be taken by the Agent shall bind all of the Lenders.

(d)
Agent Consent: Any waiver of or any amendment to any provision of the Loan Documents which relates to the rights or obligations of the Agent in its capacity as Agent shall require the agreement of the Agent thereto.

11.13 Reimbursement of Agent's Expenses

        Each Lender agrees that it will indemnify the Agent for its Pro-Rata Share of any and all costs, expenses and disbursements (including, without limitation, those costs and expenses referred to in Section 10.1) which may be incurred or made by the Agent in good faith in connection with the Loan Documents, and agrees that it will, on written demand, reimburse the Agent for any such costs, expenses or disbursements for which the Agent is not promptly reimbursed at any time by the Borrower. The Agent may refrain from exercising any right, power or discretion or taking any action to protect or enforce the rights of any Lender under the Loan Documents until it has been so reimbursed.

11.14 Reliance by Agent on Notices, etc.

        The Agent shall be entitled:

(a)
Reliance on Written Documents: to rely upon any writing, letter, notice, certificate, telex, facsimile copy, cable, statement, order or other document believed by the Agent to be genuine and correct and to have been signed, sent or made by the proper person or persons; and

(b)
Reliance on Legal Advice: with respect to legal matters, to act upon advice of legal advisors selected by the Agent concerning all matters pertaining to the Loan Documents and the Agent's duties thereunder;

and the Agent shall assume no responsibility and shall incur no liability to any Lender by reason of relying on any such document or acting on any such advice.

11.15 Relations with Borrower

        Except for the transactions provided for in this Agreement, each Lender may deal with the Borrower in all transactions and generally do any banking business with or provide any financial services to the Borrower without having any liability to account to the other Lenders therefor. With respect to the Agent's Commitment and Pro-Rata Share with respect thereto, the Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent.

11.16 Sharing of Information

        Subject to Section 12.2, the Borrower authorizes the Agent and each Lender to share among each other any information possessed by it regarding the Borrower, any Subsidiary or the Loan Documents. The Agent and each Lender agrees to keep the Loan Documents and all information provided by the Borrower or any Subsidiary confidential and shall not disclose such information to any person whatsoever (other than as provided for herein and other than to employees and professional advisors in the necessary course of business).

11.17 Successor Agent

        Subject to the appointment and acceptance of a successor agent as provided in this Section 11.17, the Agent may resign at any time by giving written notice thereof to each of the Lenders and the Borrower, and the Agent may be removed at any time for cause by the Lenders other than the Agent in its capacity as a Lender (the "Remaining Lenders") provided that Remaining Lenders holding Commitments of eighty percent (80%) or more of the aggregate of the Commitments of all the Remaining Lenders consent to such removal. Upon any such resignation or removal, the Remaining Lenders shall appoint a successor agent; provided that the Borrower shall provide its written approval of the successor agent (such approval not to be unreasonably withheld). Any successor agent appointed under this Section 11.17 shall be a Lender which has offices in Calgary, Alberta and Toronto, Ontario. If no successor agent shall have been appointed by the Remaining Lenders and shall have accepted such appointment within thirty (30) days after the retiring agent's giving of notice of resignation or the Remaining Lenders' removal of the retiring agent, then the retiring agent may, on behalf of the Lenders and with the written approval of the Borrower (such approval not to be unreasonably withheld), appoint a successor agent. Upon the acceptance of any appointment as Agent by a successor agent, such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring agent as Agent, and the retiring agent shall be discharged from its duties and obligations under this Agreement as Agent. After any retiring agent's resignation or removal hereunder as the Agent, the provisions of this Agreement shall continue in effect for its benefit and for the benefit of the Lenders in respect of any actions taken or omitted to be taken by the retiring agent while it was acting as the Agent.

11.18 Dealing with the Agent

        In the absence of actual knowledge of a lack of authority of the Agent to act for and on behalf of the Lenders in respect of any matter hereunder or under the Loan Documents, the Borrower shall be entitled to conclusively assume that any certificate, directive or other writing of the Agent for and on behalf of the Lenders in connection with such matter has been duly authorized by the Lenders in accordance with this Agreement.

11.19 Indemnity of Agent

        Each Lender hereby agrees to indemnify the Agent (to the extent either not reimbursed by the Borrower or not paid for by the Borrower pursuant to Section 5.9), as to its Pro-Rata share from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Agent under or in respect of this Agreement or the other Loan Documents provided that the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or wilful misconduct. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its Pro-Rata share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preservation of any rights of the Agent or the Lenders under, or the enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Documents, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

ARTICLE 12
SUCCESSORS AND ASSIGNS AND JUDGMENT CURRENCY

12.1 Successors and Assigns

        Subject to Section 8.1(x), the Borrower may not assign its rights or obligations hereunder without the prior written consent of all of the Lenders. If an Event of Default has occurred and is continuing, a Lender may, with the prior consent of the Agent and each Fronting Lender (such consents not to be unreasonably withheld) and upon payment to the Agent (for the benefit of the Agent) of Cdn. $3,500 but without the Borrower's consent, assign in whole or in part their rights and obligations under this Agreement and the other Loan Documents. If no Event of Default has occurred and is continuing, a Lender may, at its sole cost and expense, with the prior consent of the Agent, each Fronting Lender and the Borrower (such consents not to be unreasonably withheld) and upon payment to the Agent (for the benefit of the Agent) of Cdn. $3,500, assign in whole or in part its rights and obligations under this Agreement and the other Loan Documents to another financial institution where such Lender assigns a minimum aggregate amount of its Commitment of at least Cdn. $10,000,000 and in whole multiples of Cdn. $1,000,000 thereafter and would thereafter, where such assignment is for less than its entire Commitment, retain for its own account a Commitment of at least Cdn. $10,000,000. Assignments by an Exempt Lender shall include a concurrent assignment by the Exempt Lender which is a "Lender" under the International Credit Facility of a corresponding portion of its "Commitment" under the International Credit Facility to the assignee. Notwithstanding the foregoing and without the consent of the Borrower or the Agent but subject to the immediately preceding sentence, a Lender may, at any time, assign all or any part of its Commitment to an Affiliate of such Lender provided that any increased cost to the Borrower howsoever arising, including as a result of the residency of such Affiliate, will be the sole obligation of such Lender. Upon any assignment by a Lender to an assignee permitted by this Section 12.1 (a "Permitted Assignee") in accordance with the provisions of this Section 12.1, such Lender shall cause such Permitted Assignee to execute a Lender Assignment Agreement and to be substituted for such Lender in respect of the whole or any part of its rights and obligations under the Loan Documents which are so assigned and such Lender shall, as of the effective date thereof and except in the case of an assignment to an Affiliate where the consent, not to be unreasonably withheld, of the Borrower to a release shall be required, be released from its obligations to the Borrower hereunder arising subsequent to such date to the extent thereof. Any such assignment shall not increase, in aggregate, the liabilities of the Borrower hereunder and, for greater certainty, the Borrower shall have no liability to a Permitted Assignee of a Lender pursuant to either Section 6.3(a) or 10.2(a) if such Lender assigns all or any of its Commitment to a Permitted Assignee who is a non-resident of Canada within the meaning of the Income Tax Act (Canada) if such liability would not arise if such Permitted Assignee was not a non-resident of Canada for such purposes. Nothing in this Section 12.1 shall restrict a Lender from the sale of participations in all or any part of the Borrowings made or to be made by it; provided that any increased costs to the Borrower as a result of any such participation shall be for the sole account of such Lender and that the selling Lender shall continue to be obligated as a Lender hereunder in all respects notwithstanding any such participation. The selling Lender shall act on behalf of all of its participants in all dealings with the Borrower in respect of the Credit Facilities and no person who acquires a participation shall have any voting or consent rights with respect to any matter requiring the Lender's consent hereunder. A person who acquires a participation in Borrowings hereunder shall have no standing as a Lender under the Loan Documents and shall not acquire as a result thereof any rights or benefits under any of the Loan Documents in relation to the Borrower and its Subsidiaries.

12.2 Exchange and Confidentiality of Information

        Each of the Lenders and the Agent acknowledges the confidential nature of the financial, operational and other information, reports and data provided and to be provided to them by the Borrower and its Subsidiaries pursuant to this Agreement including, without limitation, any confidential information obtained pursuant to Section 8.1(q) (the "Information") and agrees to hold the Information in confidence and shall not discuss or disclose or allow access to, or transfer or transmit the Information to any person, provided however that:

(a)
each of the Lenders and the Agent may disclose all or any part of the Information if such disclosure is required by any applicable law or regulation, or by applicable order, policy or directive having the force of law, to the extent of such requirement, or is required in connection with any actual or threatened judicial, administrative or governmental proceeding, including, without limitation, proceedings initiated under or in respect of this Agreement, provided that in any such circumstance (other than disclosure to governmental regulators conducting examinations of a Lender's loan portfolio) the Lenders and the Agent, as soon as reasonably practicable, shall advise the Borrower of their obligation to disclose such Information in order to enable the Borrower, if it so chooses, to attempt to ensure that any such disclosure is made on a confidential basis;

(b)
each of the Lenders and the Agent may disclose Information to each other and to any Permitted Assignees or participants and to their respective counsel, agents, employees and advisors; provided that in the case of a participant, the participant has provided the Agent or the applicable Lender, as the case may be, with the written agreement referred to in Section 12.2(c) and, in the case of any such agents and advisors, the Agent or the applicable Lender shall advise such person of the confidential nature of the Information;

(c)
each of the Lenders and the Agent may disclose and discuss the Information with credit officers of any potential Permitted Assignees for the purposes of assignment pursuant to Section 12.1 or any participant for the purposes of a participation; provided that such potential Permitted Assignee or participant shall have, for the benefit of the Borrower, previously provided to the Agent or the applicable Lender, as the case may be, its written agreement to hold the Information under the same obligations of confidentiality as set forth in this Section 12.2 at all times prior to and, if applicable, after becoming a Permitted Assignee or participant;

(d)
each of the Lenders and the Agent may disclose all or any part of the Information so as to enable such Lender or the Agent to initiate any lawsuit against the Borrower or to defend any lawsuit commenced by the Borrower with respect to or arising from the Loan Documents, the issues of which are directly or indirectly related to the Information, but only to the extent such disclosure is necessary or desirable to the initiation or defense of such lawsuit; and

(e)
each of the Lenders and the Agent may disclose Information to any person with the prior written consent of the Borrower.

Notwithstanding the foregoing, "Information" shall not include any such information:

(f)
which is or becomes readily available to the public (other than by a breach hereof or by a breach of an obligation of confidentiality imposed on a Permitted Assignee or participant or other person referred to in this Section 12.2) or which has been made readily available to the public by the Borrower;

(g)
which the Agent or any Lender can show was, prior to receipt thereof from the Borrower, lawfully in the Agent's or the Lender's possession and not then subject to any obligation on its part to or for the benefit of the Borrower to maintain confidentiality; or

(h)
which the Agent or any Lender received from a third party, prior to receipt thereof from the Borrower, which was not, to the knowledge of the Agent or such Lender after due enquiry, subject to a duty of confidentiality to or for the benefit of the Borrower at the time the Information was so received.

12.3 Judgment Currency

        If for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement it becomes necessary to convert into the currency of such jurisdiction (herein called the "Judgment Currency") any amount due hereunder in any currency other than the Judgment Currency, then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose "rate of exchange" means the spot rate at which the Agent will, on the relevant date at or about 12:00 o'clock noon (Toronto time), sell such currency in Toronto, Ontario against the Judgment Currency. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of payment of the amount due, the Borrower will, on the date of payment, pay such additional amounts (if any) as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of payment is the amount then due under this Agreement in such other currency. Any additional amount due from the Borrower under this Section 12.3 will be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement.

ARTICLE 13
MISCELLANEOUS

13.1 Severability

        Any provision of this Agreement which is or becomes prohibited or unenforceable in any jurisdiction does not invalidate, affect or impair the remaining provisions hereof in such jurisdiction and any such prohibition or unenforceability in any jurisdiction does not invalidate or render unenforceable such provision in any other jurisdiction.

13.2 Survival of Undertakings

        All covenants, undertakings, agreements, representations and warranties made pursuant to this Agreement survive the execution and delivery of this Agreement and continue in full force and effect until the full payment and satisfaction of all obligations of the Borrower incurred pursuant to the Loan Documents and the termination of this Agreement.

13.3 Failure to Act

        No failure, omission or delay on the part of any Lender in exercising any right, power or privilege hereunder shall impair such right, power or privilege or operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

13.4 Waivers

        No breach of any of the provisions of any of the Loan Documents may be waived or discharged verbally; any such waiver or discharge may only be made by way of an instrument in writing signed by either the Agent on behalf of the Lenders or the Majority Lenders, as applicable, or by all the Lenders and, if required, by the Agent and the Borrower, and such waiver or discharge will then be effective only in the specific instance, for the specific purpose and for the specific length of time for which it is given. Any such waiver or discharge which affects the rights of the Agent may only be made by way of an instrument in writing signed by the Agent.

13.5 Amendments

        No provision of the Loan Documents may be amended verbally and any such amendment may only be made by way of an instrument in writing signed by the Borrower, the Agent and either the Agent on behalf of the Lenders or by all of the Lenders or by the Majority Lenders, as the case may be.

13.6 Notice

        Except as otherwise expressly provided herein, all notices, advices, requests and demands hereunder shall be in writing (including facsimile transmissions) or, if telephonic, immediately confirmed in writing, and shall be given to or made upon the respective parties hereto at the address set forth opposite their names on the signature pages hereto or at such other address as any party shall designate for itself. Any demand, notice or communication made or given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof, or, if made or given by facsimile or other electronic means of communication on the date of transmittal if sent prior to noon (Calgary time), otherwise on first Business Day following the transmittal thereof. In the event of any discrepancy between any telephonic notice, advice, request or demand and the written confirmation thereof, the telephonic version shall govern with respect to actions taken by the recipient thereof notwithstanding subsequent written notice to the contrary but the person receiving such contrary subsequent written notice shall, as soon as practicable, use its reasonable best efforts to act in accordance with the written notice. The Borrower shall indemnify the Agent and each Lender for, and hold them harmless from, any and all loss, damage, claim or expense (including reasonable legal fees on a solicitor and client basis) however arising, which the Agent or any Lender may suffer or incur, based on or arising out of any action taken by the Agent or such Lender pursuant to the telephonic notice, advice, request or demand and which did not result from the Agent's or such Lender's negligence or wilful misconduct.

13.7 Further Assurances

        The Borrower, the Agent and each of the Lenders shall do all such further acts and things and execute and deliver all such further documents as shall be reasonably required in order to fully perform and carry out the terms of the Loan Documents.

13.8 Governing Law

        The parties agree that this Agreement is conclusively deemed to be made under, and for all purposes to be governed by and construed in accordance with, the laws of the Province of Alberta and the federal laws of Canada applicable therein.

13.9 Whole Agreement

        This Agreement together with the other Loan Documents constitutes the whole and entire agreement between the parties and cancels and supersedes any prior agreements, undertakings, declarations and representations, written or verbal, in respect of the subject matter of this Agreement and the other Loan Documents.

13.10 Term of Agreement

        The term of this Agreement is until the termination of the Commitment of each Lender and payment in full of all the obligations of the Borrower incurred pursuant to this Agreement.

13.11 Time of Essence

        Time shall be of the essence of this Agreement.

13.12 Jurisdiction

(a)
Submission: The courts of the Province of Alberta shall have jurisdiction to settle any disputes in connection with the Loan Documents and each of the Lenders, the Agent and the Borrower accordingly submits to the jurisdiction of the courts of the Province of Alberta.

(b)
Forum Convenience and Enforcement Abroad: The Borrower, each Lender and the Agent:

(i)
waives objection to the courts of the Province of Alberta on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Loan Document; and

(ii)
agrees that a judgment or order of a court of the Province of Alberta in connection with a Loan Document is conclusive and binding on it (subject to any rights of appeal in respect thereof) and may be enforced against it in the courts of any other jurisdiction.

(c)
Non-exclusivity: Nothing in this Section 13.12 limits the right of a Lender or the Agent or the Borrower to bring proceedings in connection with any Loan Document:

(i)
in any other court of competent jurisdiction; or

(ii)
concurrently in more than one jurisdiction.

13.13 Counterpart Execution

        This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of March 18, 2004.

COMMITMENTS AND ADDRESS FOR NOTICES:
Borrower:		PETRO-CANADA
150—6th Avenue S.W. Calgary, Alberta
T2P 3E3		Per:	/s/ E. F. H. ROBERTS
Attention:	Vice President, General Counsel & Corporate Secretary	Name: Title:	E. F. H. Roberts Senior Vice President and Chief Financial Officer
Facsimile:	(403) 296-4990	Per:	/s/ DOUGLAS FRASER
		Name: Title:	Douglas Fraser Treasurer

Lender:		BANK OF MONTREAL
2200, 333—7th Avenue S.W. Calgary, Alberta
T2P 2Z1		Per:	/s/ R. P. HEINRICHS
Attention:	Director	Name: Title:	R. P. Heinrichs Vice-President
Facsimile:	(403) 515-3650	Per:
Name: Title:
Commitment: Cdn. $90,000,000 Fronted LC Commitment: Cdn. $75,000,000

Lender:		ROYAL BANK OF CANADA
1100, 888–3rd Street S.W. Calgary, Alberta
T2P 5C5		Per:	/s/ KEVIN ADAMS
Attention:	Director, Corporate Credit	Name: Title:	Kevin Adams Authorized Signatory
Facsimile:	(403) 292-3234	Per:
Name: Title:
Commitment: Cdn. $90,000,000 Fronted LC Commitment: Cdn. $75,000,000

Lender:		THE BANK OF NOVA SCOTIA
2000, 700–2nd Street S.W. P.O. Box 2540 Calgary, Alberta
T2P 2N7		Per:	/s/ JEFF CEBRYK
Attention:	Director	Name: Title:	Jeff Cebryk Director
Facsimile:	(403) 221-6497	Per:	/s/ EUGENIA SCARLETT
		Name: Title:	Eugenia Scarlett Associate
Commitment: Cdn. $90,000,000 Fronted LC Commitment: Cdn. $75,000,000

Lender:		ABN AMRO BANK N.V.
79 Wellington St. West, Suite 1500 Toronto, Ontario
M5K 1G8		Per:	/s/ LAWRENCE J. MALONEY
Attention:	Group Vice President	Name: Title:	Lawrence J. Maloney Managing Director Credit Portfolio Management
Facsimile:	(416) 367-7937	Per:	/s/ DAVID MOORE
		Name: Title:	David Moore Credit Portfolio Management
Commitment: Cdn. $65,000,000

Lender:		BNP PARIBAS (CANADA)
77 King Street West, Suite 4100 Box 31 Toronto, Ontario
M5K 1N8		Per:	/s/ JEAN-PHILIPPE CADOT
Attention:	Vice President	Name: Title:	Jean-Philippe Cadot Vice-President Energy & Project Finance
Facsimile:	(416) 947-3538	Per:	/s/ MICHAEL GOSSELIN
		Name: Title:	Michael Gosselin Managing Director
Commitment: Cdn. $65,000,000

Lender:		CANADIAN IMPERIAL BANK OF COMMERCE
Oil and Gas Group 855—2nd St. S.W., 9th floor (East Tower, Bankers Hall) Calgary, Alberta
T2P 2P2		Per:	/s/ DAVID SWAIN
Attention:	Vice President	Name: Title:	David Swain Managing Director
Facsimile:	(403) 221-5779	Per:	/s/ SCOTT BLACK
		Name: Title:	Scott Black Associate
Commitment: Cdn. $65,000,000

Lender:		CITIBANK, N.A. Canadian branch
4301, 400—3rd Avenue S.W. Calgary, Alberta
T2P 4H2		Per:	/s/ _______________
Attention:	Vice President	Name: Title:
Facsimile:	(403) 294-0601	Per:
Name: Title:
Commitment: Cdn. $95,000,000

Lender:		DEUTSCHE BANK AG, CANADA BRANCH
1200, 222 Bay Street Toronto, Ontario
M5K 1H6		Per:	/s/ ROBERT A. JOHNSTON
Attention:	Vice President	Name: Title:	Robert A. Johnston Vice President
Facsimile:	(416) 682-8444	Per:	/s/ _______________
Name: Title:
Commitment: Cdn. $65,000,000

Lender:		HSBC BANK CANADA
2210, 777—8th Avenue S.W. Calgary, AB
T2P 3R5		Per:	/s/ NIGEL RICHARDSON
Attention:	Assistant Vice President, Corporate Banking	Name: Title:	Nigel Richardson Assistant Vice President, Corporate Banking
Facsimile:	(403) 215-4433	Per:	/s/ GREG GANNETT
		Name: Title:	Greg Gannett Senior Manager
Commitment: Cdn. $65,000,000

Lender:		JPMORGAN CHASE BANK, Toronto Branch
200 Bay Street, Suite 1800 Royal Bank Plaza, South Tower Toronto, Ontario
M5J 2J2		Per:	/s/ DREW MCDONALD
Attention:	Vice President	Name: Title:	Drew McDonald Vice President
Facsimile:	(416) 981-9138	Per:
Name: Title:
Commitment: Cdn. $95,000,000

Lender:		THE TORONTO-DOMINION BANK
800, 324—8th Avenue S.W. Calgary, Alberta
T2P 2Z2		Per:	/s/ NORM BIRBECK
Attention:	Manager	Name: Title:	Norm Birbeck Managing Director
Facsimile:	(403) 292-2772	Per:	/s/ CLINT WARKENTIN
		Name: Title:	Clint Warkentin Vice President
Commitment: Cdn. $65,000,000

Agent:		BANK OF MONTREAL, as Agent
19th Floor, First Canadian Place 100 King Street West Toronto, Ontario
M5X 1A1		Per:	/s/ R. P. HEINRICHS
Attention:	Manager, Agency Services Canada	Name: Title:	R. P. Heinrichs Vice-President
Facsimile:	(416) 867-5718

Schedule A to the Credit Agreement (Canada) dated as of March 18, 2004 between PETRO-CANADA as Borrower and a syndicate of Lenders with BANK OF MONTREAL as Agent

NOTICE OF BORROWING, REPAYMENT,
PREPAYMENT OR CANCELLATION OF COMMITMENT

Date:

Bank of Montreal
19th Floor, First Canadian Place
100 King Street West
Toronto, Ontario M5X 1A1

Attention: Manager, Agency Services Canada

Dear Sir:

        We refer to the Credit Agreement (Canada) dated as of March 18, 2004 between PETRO-CANADA as Borrower, and a syndicate of Lenders with BANK OF MONTREAL as Agent (the "Credit Agreement"). Capitalized terms used herein have the same meaning as in the Credit Agreement.

        We hereby give notice of our request for a [Accommodation, repayment, prepayment and/or cancellation of [all/a portion of] the Total Commitment] pursuant to Section [3.5, 3.16 or 4.3] of the Credit Agreement as follows:

1.
Amount of [Accommodation, prepayment, repayment] [Cdn. $, U.S. $, Euros or Pounds Sterling]

2.
Date of [Accommodation, repayment, prepayment and/or cancellation of Total Commitment/ Fronted LC Commitment]                        .

3.
[If applicable]. Nature of [Accommodation, repayment or prepayment] is by way of a [Cdn. Prime Loan, U.S. Base Rate Loan, Libor Loan, Letter of Credit or Bankers' Acceptances and, if applicable, BA Equivalent Advance)].

4.
[If applicable]. The amount of the [Total Commitment/Fronted LC Commitment] to be cancelled is Cdn. $                        .

5.
[If applicable]. The Libor Interest Period for the Libor Loan is            months.

6.
[If applicable]. We hereby request that the Lenders accept drafts and purchase Bankers' Acceptances at the applicable Discount Rate.

7.
[If applicable—when Lenders are not purchasing Bankers' Acceptances]. We will forward a Notice of Borrowing by way of Bankers' Acceptance in the form of Schedule B to the Credit Agreement on [the Drawdown Date]. The term of each such Bankers' Acceptance shall be for a period of            days, maturing on                         .

8.
[If applicable—when Lenders are purchasing Bankers' Acceptances]. Please forward the funding particulars with respect to the Bankers' Acceptances on [the Drawdown Date]. The term of each such Bankers' Acceptance shall be for a period of            days, maturing on                        .

9.
[If applicable]. We hereby request the Agent issue a Direct Letter of Credit or [    •    ], as Fronting Lender, issue a Fronted Letter of Credit on the following terms: [Note: include an LC Application and all of the terms required by Section 3.10(b)]. The Letter of Credit is a [Standby/Performance] Letter of Credit.

10.
We hereby confirm that each condition precedent in Section 7.2 of the Credit Agreement is satisfied on the date hereof and will be satisfied on the Drawdown Date unless, in each case, waived in accordance with the Credit Agreement.

Yours truly,
PETRO-CANADA
Per:

Name:

Title:

2

Schedule B to the Credit Agreement (Canada) dated as of March 18, 2004 between PETRO-CANADA as Borrower and a syndicate of Lenders with BANK OF MONTREAL as Agent

NOTICE OF BORROWING BY WAY OF BANKERS' ACCEPTANCES

Date:

Bank of Montreal
19th Floor, First Canadian Place
100 King Street West
Toronto, Ontario M5X 1A1

Attention: Manager, Agency Services Canada

Dear Sir:

        We refer to the Credit Agreement (Canada) dated as of March 18, 2004 between PETRO-CANADA as Borrower, and a syndicate of Lenders with BANK OF MONTREAL as Agent (the "Credit Agreement"). Capitalized terms used herein have the same meaning as in the Credit Agreement.

        In accordance with Section 3.7 of the Credit Agreement, we confirm our instructions regarding the issuance of the following Bankers' Acceptances for value                        ,             .

        Each should be dated so as to mature on                        ,             , resulting in a term of            days and should be delivered to the persons described in Exhibit 1 attached hereto.

        Particulars in respect of such Bankers' Acceptances are as set out in Exhibit 1 attached hereto.

Yours truly,
PETRO-CANADA
Per:

Name:

Title:

Exhibit 1 to Notice of Borrowing by way of Bankers' Acceptances

CONFIRMATION OF BANKERS' ACCEPTANCES FUNDING DETAILS

Name of Lender	Bank of Montreal	•	•
Amount
Discount Rate
Price
Discount Proceeds
Acceptance Fees
Net Proceeds
BA Purchaser

Note: if any Non-Acceptance Lenders include particulars of BA Equivalent Advance

2

Schedule C to the Credit Agreement (Canada) dated as of March 18, 2004 between PETRO-CANADA as Borrower and a syndicate of Lenders with BANK OF MONTREAL as Agent

CONVERSION NOTICE

Date:

Bank of Montreal
19th Floor, First Canadian Place
100 King Street West
Toronto, Ontario M5X 1A1

Attention: Manager, Agency Services Canada

Dear Sir:

        We refer to the Credit Agreement (Canada) dated as of March 18, 2004 between PETRO-CANADA as Borrower, and a syndicate of Lenders with BANK OF MONTREAL as Agent (the "Credit Agreement"). Capitalized terms used herein have the same meaning as in the Credit Agreement.

        We hereby give notice of a conversion of Borrowings pursuant to Section 3.18 of the Credit Agreement.

        We have outstanding $                                           by way of [Cdn. Prime Loan, U.S. Base Rate Loan, Libor Loan or Bankers' Acceptances]. Please convert [Cdn. $, U.S. $, Euros or Pounds Sterling] outstanding by way of                        [Cdn. Prime Loan, U.S. Base Rate Loan, Libor Loan or Bankers' Acceptances] into a            [Cdn. Prime Loan, U.S. Base Rate Loan, Libor Loan or Bankers' Acceptances] on the            day of                                     .

        [If Applicable]. The Libor Interest Period for the Libor Loan is            days.

        [If Applicable]. We hereby request that the Lenders accept drafts [and purchase] the Bankers' Acceptances to be issued pursuant to this Notice of Conversion.

        [If Applicable]. We will forward a notice of Borrowing by way of Bankers' Acceptances in the form of Schedule B to the Credit Agreement on the Conversion Date. The term of each Bankers' Acceptance shall be for a period of            days, maturing on .

        [If Applicable]. Please forward the funding particulars with respect to the Bankers' Acceptances on the Conversion Date. The term of each Bankers' Acceptance shall be for a period of            days, maturing on                        .

        We hereby confirm that each condition precedent in Section 7.2 of the Credit Agreement is satisfied on the date hereof and will be satisfied on the Conversion Date unless, in each case, waived in accordance with the Credit Agreement.

Yours truly,
PETRO-CANADA
Per:

Name:

Title:

Schedule D to the Credit Agreement (Canada) dated as of March 18, 2004 between PETRO-CANADA as Borrower and a syndicate of Lenders with BANK OF MONTREAL as Agent

ROLLOVER NOTICE

Date:

Bank of Montreal
19th Floor, First Canadian Place
100 King Street West
Toronto, Ontario M5X 1A1

Attention: Manager, Agency Services Canada

Dear Sir:

        We refer to the Credit Agreement (Canada) dated as of March 18, 2004 between PETRO-CANADA as Borrower, and a syndicate of Lenders with BANK OF MONTREAL as Agent (the "Credit Agreement"). Capitalized terms used herein have the same meaning as in the Credit Agreement.

        We hereby give notice of a rollover of a [Bankers' Acceptance/Libor Loan/Letter of Credit] pursuant to Section 3.19 of the Credit Agreement.

        We have outstanding [Cdn. $                        by way of Bankers' Acceptances] [Cdn. $, U.S. $/Euros/Pounds Sterling] by way of Libor Loan.] The [Bankers' Acceptance matures on                        /Libor Interest Period in respect of such Libor Loan expires on                        .] Please rollover such [Bankers' Acceptance/Libor Loan [or Cdn. $/U.S. $/Euros/Pounds Sterling]                        thereof—if less than entire [Bankers' Acceptance/Libor Loan] is being rolled-over] such that the subsequent [term of each such Bankers' Acceptance shall be            months maturing on                         /Libor Interest Period is            days].

        We have outstanding [Cdn. $/U.S. $/Euro/Pounds Sterling                        ] by way of Letter of Credit. The Letter of Credit matures on                        . Please extend the expiry date of such Letter of Credit to                        .

        We hereby confirm that each condition precedent in Section 7.2 of the Credit Agreement is satisfied on the date hereof and will be satisfied on the Rollover Date unless, in each case, waived in accordance with the Credit Agreement.

Yours truly,
PETRO-CANADA
Per:

Name:

Title:

Schedule E to the Credit Agreement (Canada) dated as of March 18, 2004 between PETRO-CANADA as Borrower and a syndicate of Lenders with BANK OF MONTREAL as Agent

COMPLIANCE CERTIFICATE

To: The Agent and the Lenders under the Credit Agreement defined in paragraph 3 below

I,                        , of the City of Calgary, in the Province of Alberta, hereby certify as at the date of this Certificate as follows:

1.
I am the [Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Vice President, Treasurer or Corporate Secretary] of Petro-Canada (the "Borrower");

2.
This Certificate applies to the Fiscal [Quarter/Year] ending            ;

3.
I am familiar with and have examined the provisions of the Credit Agreement (Canada) (the "Credit Agreement") dated as of March 18, 2004 between the Borrower and a syndicate of Lenders and Bank of Montreal as Agent and I have made such reasonable investigations as I have deemed necessary for purposes of this Certificate;

4.
The following constitute the only Subsidiaries which are Designated Subsidiaries:             ;

5.
No Default or Event of Default has occurred and is continuing;

6.
[If applicable]. The present rating given to the Borrower's long term senior unsecured and unsubordinated debt by Moody's is            and by S&P is             .

        For purposes of this Compliance Certificate, the following defined terms have been determined in accordance with the definitions thereof in the Credit Agreement as at the end of the above Fiscal [Quarter/Year]:

Consolidated Debt
All Indebtedness for Borrowed Money from consolidated balance sheet plus (without duplication):	Cdn. $
reimbursement obligations under financial letters of credit	Cdn. $
other support obligations	Cdn. $
Production Payments and deferred revenues in respect of obligations to third parties	Cdn. $
Capitalized Lease Obligations	Cdn. $
Purchase Money Obligations	Cdn. $
Non-Recourse Debt	Cdn. $
Guarantees of the above obligations	Cdn. $
Consolidated Debt	Cdn. $

Consolidated Assets
Total assets from consolidated balance sheet	Cdn. $
Consolidated Assets	Cdn. $

Consolidated Net Tangible Assets
Consolidated Assets less: amounts attributable to goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other similar intangibles and adjustments on account of minority interests of other persons holding stock of a Subsidiary	Cdn. $
Consolidated Net Tangible Assets	Cdn. $

Consolidated Shareholders' Equity
Consolidated Shareholders' Equity from consolidated balance sheet	Cdn. $

Consolidated Shareholders' Equity	Cdn. $

Consolidated Capitalization
Consolidated Shareholders' Equity	Cdn. $
plus: Consolidated Debt	Cdn. $
Consolidated Capitalization	Cdn. $

7.	The Consolidated Debt to Capitalization Ratio as of the end of this Fiscal [Quarter/Year], which is to be not more than .60 to 1.0, is to ;
8.	(a)
The Consolidated Net Tangible Assets of the Borrower and its Designated Subsidiaries as of the end of this Fiscal [Quarter/Year], determined as provided for in Section 8.1(y) of the Credit Agreement, and which are to be not less than 70% of the Consolidated Net Tangible Assets, are not less than % of Consolidated Net Tangible Assets;
9.	Except where the context otherwise requires, all capitalized terms used herein have the same meaning as in the Credit Agreement; and
10.	This Certificate is given by the undersigned officer in [his/her] capacity as an officer of the Borrower without any personal liability on the part of such officer.

        Executed at the City of Calgary, in the Province of Alberta this            day of                        ,            .

PETRO-CANADA
Per:

Name:

Title:

2

Schedule F to the Credit Agreement (Canada) dated as of March 18, 2004 between PETRO-CANADA as Borrower and a syndicate of Lenders with BANK OF MONTREAL as Agent

LENDER ASSIGNMENT AGREEMENT

TO:	Bank of Montreal (the "Agent")
AND TO:	Petro-Canada (the "Borrower")
RE:	Credit Agreement (Canada) ("Credit Agreement") made as of March 18, 2004 between the Borrower, the Agent and a syndicate of Lenders

        Unless otherwise defined herein, capitalized terms in this Lender Assignment Agreement shall have the meanings set out in the Credit Agreement.

1.
[name of new lender] (the "Assignee") acknowledges that its proper officers have received and reviewed a copy of the Loan Documents and further acknowledges the provisions of the Loan Documents.

2.
The Assignee desires to become a Lender under the Credit Agreement. [name of selling Lender] (the "Assignor") has agreed to and does hereby sell, assign and transfer to the Assignee [Cdn. $                        ] of its Commitment such that the Commitment of the Assignor shall be [Cdn. $                        ] and, accordingly, the Assignee has agreed to execute this Lender Assignment Agreement.

3.
The Assignee, by its execution and delivery of this Lender Assignment Agreement, agrees that from and after the date hereof it shall be a Lender under the Credit Agreement and agrees to be subject to, bound by and to perform all of the terms, conditions and covenants of the Credit Agreement applicable to a Lender but its liability to make Borrowings shall be limited to its Commitment identified in paragraph 2 of this Lender Assignment Agreement.

4.
The Assignee agrees to assume, without recourse to the Assignor, all liabilities and obligations of the Assignor as Lender under the Credit Agreement to the extent of the Assignee's Commitment as provided for herein and [each of the Borrower and] [may not be applicable if assignment is to an Affiliate of Assignor] the Assignee hereby releases and discharges the Assignor from such obligations and liabilities to the same extent. Nothing herein shall release or be deemed to release any claim, demand, action or cause of action which the Borrower may have against the Assignor arising out of or in connection with a breach or default by the Assignor of any provision of the Credit Agreement and the other Loan Documents. Notwithstanding the foregoing, if any Libor Loans made by the Assignor or Bankers' Acceptances accepted by the Assignor or Direct Letters of Credit remain outstanding on the effective date of the sale, assignment or transfer referred to therein, such Libor Loans, Bankers' Acceptances and Letters of Credit shall remain the liability and obligation of the Assignor and the Assignor shall be entitled to all of the rights, titles and benefits arising out of the Credit Agreement and the other Loan Documents with respect to such Libor Loans, Bankers' Acceptances and Letters of Credit until the last day of the Libor Interest Period of any such Libor Loan or the maturity date of such Bankers' Acceptances or the expiry date of such Letter of Credit (including repayment and reimbursement rights); provided, however, that the Assignee shall indemnify the Assignor and hold the Assignor harmless from and against any losses or costs paid or incurred by the Assignor in connection with such Libor Loans, Bankers' Acceptances and Letters of Credit (other than losses or costs which arise out of the gross negligence or wilful misconduct of the Assignor) and shall be entitled to a proportionate amount of the Margin paid in respect of such Libor Loans or fees paid in respect of such Bankers' Acceptances or Letters of Credit based upon the number of days remaining in the Libor Interest Period of any such Libor Loan or the term of any such Bankers' Acceptances or Letters of Credit, in each case as agreed with the Assignor.

5.
The Assignee acknowledges and confirms that it has not relied upon and that the Assignor or the Agent or any of their respective directors, officers, employees or agents have not made any representation or warranty whatsoever as to the due execution, legality, effectiveness, validity or enforceability of any of the Loan Documents or any other documentation or information delivered by the Assignor or the Agent to the Assignee in connection therewith or for the performance thereof by any party thereto or of the financial condition of the Borrower or any Subsidiary. All representations, warranties and conditions express or implied by law or otherwise are hereby excluded.

6.
The Assignee represents and warrants that it [is not a non-resident within the meaning of the Income Tax Act (Canada) and that it—delete if second sentence applicable] has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Borrower or any Subsidiary and has not relied and will not hereafter rely on the Assignor or the Agent or any of their respective directors, officers, employees or agents to appraise or keep under review on its behalf the financial condition, creditworthiness, affairs, status or nature of the Borrower or any Subsidiary. [If applicable—By its execution hereof, each Assignee that is not listed on Schedule I or Schedule II to the Bank Act (Canada) represents and warrants to the Borrower, each of the other Lenders and the Agent, which representation and warranty shall survive the execution of this Lender Assignment Agreement, that either: (i) it is listed on Schedule III to the Bank Act (Canada), is not subject to the restrictions and requirements referred to in Section 524(2) of the Bank Act (Canada) and is resident, or deemed to be resident, in Canada for purposes of Part XIII of the Income Tax Act (Canada) and any amounts paid or credited to the Assignee under the terms of the Credit Agreement will be paid or credited to such Assignee in respect of its Canadian banking business; or (ii) it is a government-owned entity organized in Canada and is resident in Canada for purposes of the Income Tax Act (Canada).]

7.
The Assignee represents and warrants that its (or its parent's) current credit rating is                        as rated by                        .

8.
Each of the Assignor and the Assignee represents and warrants to the other, and to the Agent and the Lenders that it has the capacity and power to enter into this Lender Assignment Agreement in accordance with the terms hereof and to perform its obligations arising therefrom, and all actions required to authorize the execution and delivery hereof and the performance of such obligations have been duly taken.

9.
This Lender Assignment Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta, Canada.

10.
Notices shall be given to the Assignee in the manner provided for in the Credit Agreement as follows:

•

•

Attention:     •

Telecopier:     •

[specify lending office of the Assignee if different from above]

11.
This Lender Assignment Agreement shall be binding upon the Assignee and its successors and permitted assigns.

2

DATED this            day of                        ,             .

[Name of Assignee]
Per:

Name:

Title:

The Assignor hereby acknowledges the above Lender Assignment Agreement and agrees that its Commitment is reduced by an amount equal to the Commitment assigned to the Assignee hereunder.
[Name of Assignor]
Per:

Name:

Title:

Each of Petro-Canada and Bank of Montreal hereby acknowledges the above Lender Assignment Agreement and consents to the Assignee becoming a Lender under the Credit Agreement to the extent of its Commitment as set out in paragraph 2 of the Lender Assignment Agreement.
PETRO-CANADA
Per:

Name:

Title:

BANK OF MONTREAL, as Agent
Per:

Name:

Title:

[if necessary—insert consent of Fronting Lenders]

3

Schedule G to the Credit Agreement (Canada) dated as of March 18, 2004 between PETRO-CANADA as Borrower and a syndicate of Lenders with BANK OF MONTREAL as Agent

REQUEST FOR OFFER OF EXTENSION

Date:

Bank of Montreal
19th Floor, First Canadian Place
100 King Street West
Toronto, Ontario M5X 1A1

Attention: Manager, Agency Services Canada

Dear Sir:

        We refer to the Credit Agreement (Canada) dated as of March 18, 2004 between PETRO-CANADA as Borrower, and a syndicate of Lenders with BANK OF MONTREAL as Agent (the "Credit Agreement"). Capitalized terms used herein have the same meaning as in the Credit Agreement.

        In accordance with Section 3.21 of the Credit Agreement, we hereby request that the Lenders in respect of whom the Term Period has not commenced provide an Offer of Extension to extend the Term Date.

Yours truly,
PETRO-CANADA
Per:

Name:

Title:

Schedule H to the Credit Agreement (Canada) dated as of March 18, 2004 between PETRO-CANADA as Borrower and a syndicate of Lenders with BANK OF MONTREAL as Agent

POWER OF ATTORNEY TERMS- BANKERS' ACCEPTANCES

        In order to facilitate the acceptance of Bankers' Acceptances pursuant to the terms of the Credit Agreement (Canada), Petro-Canada (the "Borrower") hereby appoints each Lender (individually, the "Bank"), acting by its duly authorized signatories (the "Attorney") for the time being at the Bank's main branch in Toronto, Ontario or at such other branch designated by the Bank (the "Branch of Account"), the attorney of the Borrower:

1.
to sign for and on behalf and in the name of the Borrower as drawer, drafts in the Bank's standard form of a "depository bill" under and as defined in the Depository Bills and Notes Act (Canada) (the "DBNA") ("Drafts") drawn on the Bank payable to the order of a "clearing house" under the DBNA or its nominee for deposit by the Bank with the "clearing house" after acceptance thereof by the Bank; and

2.
to fill in the amount, date and maturity date of such Drafts;

provided that such acts in each case are to be undertaken by the Bank in accordance with written instructions given to the Bank by the authorized officers of the Borrower as provided in this power of attorney.

        Notwithstanding paragraph 1 above, in the event the Bank is an Old System Issuer, such Bank shall sign for and on behalf of and in the name of the Borrower as drawer, drafts in the Bank's standard form ("Old System Issuer Drafts") drawn on the Bank payable to the order of the Bank.

        Instructions to the Bank relating to the execution, completion, endorsement, discount and/or delivery or deposit by the Bank on behalf of the Borrower of Drafts or Old System Issuer Drafts, as applicable, which the Borrower wishes to submit to the Bank for acceptance by the Bank shall be communicated by the Agent and/or by officers of the Borrower, designated by the Borrower as its "authorized officers" to the Bank in writing at the Branch of Account following delivery by the Borrower of a Drawdown Notice, Conversion Notice or Rollover Notice pursuant to the Credit Agreement and shall specify the following information:

  (a)
  a Canadian Dollar amount, which shall be the aggregate face amount of the Drafts or Old System Issuer Drafts to be accepted by the Bank in respect of a particular drawdown, conversion or rollover;

  (b)
  a specified period of time, as provided in the Credit Agreement, which shall be the number of days after the date of such Drafts or Old System Issuer Drafts that such Drafts or Old System Issuer Drafts are to be payable, and the dates of issue and maturity of such Drafts; and

  (c)
  payment instructions specifying the account number of the Borrower and the financial institution at which the proceeds from the sale of such Drafts or Old System Issuer Drafts are to be credited.

        The communication in writing by the authorized officers of the Borrower to the Bank of the instructions referred to above shall constitute the authorization and instruction of the Borrower to the Bank to complete and execute and, if applicable, endorse Drafts and Old System Issuer Drafts in accordance with such information as set out above and the request of the Borrower to the Bank to accept such Drafts and Old System Issuer Drafts and deliver the same or deposit the same with the "clearing house", against payment as set out in the instructions. The Borrower acknowledges that the Bank shall not be obligated to accept any such Drafts and Old System Issuer Drafts except in accordance with the provisions of the Credit Agreement. The Bank shall be and it is hereby authorized to act on behalf of the Borrower upon and in compliance with instructions communicated to the Bank as provided herein if the Bank reasonably believes them to be genuine.

        The Borrower agrees to indemnify the Bank and its directors, officers, employees, affiliates and agents and to hold it and them harmless from and against any loss, liability, expense or claim of any kind or nature whatsoever incurred by any of them as a result of any action or inaction in any way relating to or arising out of this power of attorney or the acts contemplated hereby including the deposit of any Draft with the "clearing house"; provided that this indemnity shall not apply to any such loss, liability, expense or claim which results from the gross negligence or wilful misconduct of the Bank or any of its directors, officers, employees, affiliates or agents.

        This power of attorney may be revoked by the Borrower at any time upon not less than five (5) Business Days' written notice served upon the Bank at the Branch of Account, provided that (i) it may be replaced with another power of attorney forthwith in accordance with the requirements of the Credit Agreement; and (ii) no such revocation shall reduce, limit or otherwise affect the obligations of the Borrower in respect of any Draft or Old System Issuer Drafts executed, completed, discounted and/or deposited in accordance herewith prior to the time at which such revocation becomes effective. This power of attorney may be terminated by the Bank at any time upon not less than five (5) Business Days' written notice to the Borrower in accordance with Section 13.6 of the Credit Agreement.

        Any revocation or termination of this power of attorney shall not affect the rights of the Bank and the obligations of the Borrower with respect to the indemnities of the Borrower above stated with respect to all matters arising prior in time to any such revocation or termination.

        This power of attorney is in addition to and not in substitution for any agreement to which the Bank and the Borrower are parties.

        This power of attorney shall be governed in all respects by the laws of the Province of Alberta and the laws of Canada applicable therein and each of the Borrower and the Bank hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of such jurisdiction in respect of all matters arising out of this power of attorney.

        In the event of a conflict between the provisions of this Power of Attorney and the Credit Agreement, the Credit Agreement shall prevail.

2

Schedule I to the Credit Agreement (Canada) dated as of March 18, 2004 between PETRO-CANADA as Borrower and a syndicate of Lenders with BANK OF MONTREAL as Agent

FORM OF DIRECT LETTER OF CREDIT

[Letterhead of Agent, Toronto Branch]

Irrevocable Letter of Credit No.:
Date of Issue:
Expiry Date:
Place of Expiry:
Amount:

Beneficiary:	Name:	Applicant:	Name:
	Address:		Address:
	Attn:		Attn:
Fax No.:

        The Issuing Lenders (as defined below) hereby establish this irrevocable and unconditional Letter of Credit in your favour as beneficiary for drawings up to [Canadian Dollars/U.S. Dollars/Euros/Pounds Sterling]            in aggregate amount. This Letter of Credit is issued, presentable and payable at our office at [    •    , Toronto, Ontario] and expires at our close of business 5:00 PM on            (the "Expiry Date"). The aggregate amount available under this Letter of Credit shall be reduced immediately following the honoring of any draft drawn hereunder in an amount equal to the amount of such draft. Except when the amount of this Letter of Credit is increased, this Letter of Credit cannot be modified or revoked without your consent. Bank of Montreal, in addition to acting in its individual capacity as an Issuing Lender hereunder, is acting as an agent for the other Issuing Lenders hereunder (in such capacity, together with its successors in such capacity, the "Agent").

        Funds shall be available under this Letter of Credit upon presentation to the Agent of the following: [    •    describe requirements for a drawing]

        Each Issuing Lender hereby undertakes, severally according to the percentage set forth next to its signature below (such Issuing Lender's "Applicable Percentage") and not jointly with any other Issuing Lender, that drafts drawn under and in strict compliance with the terms of this Letter of Credit will be duly honored by paying to the Agent such Issuing Lender's share (according to its Applicable Percentage) of the amount of such draft. The Agent hereby undertakes that any amount so received by it will be made available to you by promptly remitting the payment so received, in like funds, in accordance with your instructions.

        The obligation of each Issuing Lender under this Letter of Credit is several and not joint and shall at all times be an amount equal to such Issuing Lender's Applicable Percentage of the aggregate undrawn amount of this Letter of Credit (and of each drawing under this Letter of Credit).

        This Letter of Credit has been executed and delivered by the Agent in the name and on behalf of, and as attorney-in-fact for, each Issuing Lender. The Agent is authorized to act under this Letter of Credit as the agent of each Issuing Lender in order to:

  (a)
  receive drafts, other demands for payment and other documents presented by you under this Letter of Credit;

  (b)
  determine whether such drafts, demands and documents are in compliance with the terms and conditions of this Letter of Credit; and

  (c)
  notify such Issuing Lender that a valid drawing has been made and the date that the related disbursement is to be made.

        The Agent undertakes that it will promptly notify each Issuing Lender of any valid drawing under this Letter of Credit.

        The beneficiary hereof by its acceptance hereof, agrees that the Agent shall have no obligation or liability to honor any drawing under this Letter of Credit (subject to the obligation and liability of the Agent in its capacity as an Issuing Lender with respect to its Applicable Percentage) and that neither any Issuing Lender nor the Agent shall be responsible for the failure of any other Issuing Lender to make a payment to be made by such other Issuing Lender hereunder.

        This Letter of Credit sets forth in full the terms of our and each Issuing Lender's undertaking, and such undertaking is not subject to any agreement, requirement or qualification and shall not in any way be amended, modified, amplified or limited by reference to any document, instrument or agreement referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit relates (other than the annexes attached hereto, if any), and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement. The obligation of each Issuing Lender under this Letter of Credit is the individual obligation of such Issuing Lender and is in no way contingent upon reimbursement of any drawing hereunder or upon any Issuing Lender's ability to perfect a lien or security interest.

        Each Issuing Lender's obligation to pay is irrevocable, absolute and unconditional and, in furtherance and support thereof and without limiting the irrevocable, absolute and unconditional nature of each Issuing Lender's obligations to the beneficiary hereunder, any demand by the beneficiary shall be honoured without any inquiry as to the beneficiary's rights to make such demand, without regard to or recognition of any contractual rights, claims or defences (legal or equitable) of the applicant against the beneficiary and without regard to any other defence to the beneficiary's demand for payment, arising as a result of any dispute between the beneficiary and the applicant or between the applicant and the Issuing Lenders.

        [If applicable—It is a condition of this Letter of Credit that it will be automatically extended without amendment for one year periods from the Expiry Date hereof, or any future expiration date unless, not more than [30] days and not less than [    •    ]days prior to any expiration date, we shall notify you by registered mail, at your address specified above, that this Letter of Credit will not be extended for any such additional period.]

        This Letter of Credit shall be governed by and construed in accordance with the law of the Province of [Alberta] (without reference to choice of law doctrine) and is subject to the Uniform Customs and Practice for Letter of Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (the "UCP"). In the event of any conflict between the law of the Province of [Alberta] and the UCP, the UCP shall control. Notwithstanding Article 17 of the UCP, if this Letter of Credit expires during an interruption of business as described in said Article 17, each Issuing Lender agrees to effect payment if this Letter of Credit is drawn against within 30 days after the resumption of business.

        This [Letter of Credit may not be assigned or transferred; provided that this] Letter of Credit shall inure to the benefit of any successor by operation of law of the named beneficiary hereof, including, without limitation, any liquidator, receiver or trustee for such named beneficiary.

        All communications regarding this Letter of Credit should be addressed to Bank of Montreal, [    •    ], Toronto, Ontario, Attention:                        , referencing Irrevocable Letter of Credit No.            .

        An Issuing Lender may, subject to the replacement thereof with a new Lender having the minimum credit rating set forth below or with your consent (as applicable), cease to be a party to, and a new Lender may become a party to, this Letter of Credit, and the Applicable Percentage of an Issuing Lender may change; provided that no such event will reduce the then available amount under

2

this Letter of Credit. Upon the occurrence of any such event, the Agent will provide prompt notice to you of such event, including any change in the identities of the Issuing Lenders severally but not jointly liable in respect of the aggregate undrawn amount of this Letter of Credit (based upon their respective Applicable Percentages thereof) and any change in such Applicable Percentages. If a new Lender becomes a party to this Letter of Credit and the credit rating of such new Lender (or its parent) is lower than [A-] as rated by Standard & Poors or the equivalent by any other recognized rating agency, the consent of the beneficiary to such change shall be required.

Very truly yours,
BANK OF MONTREAL, as Agent
	By:	Name: Title:
Applicable Percentage	ISSUING LENDERS
%	[NAME OF LENDER]
	By:	Bank of Montreal, Attorney-in-Fact
	By:	Title
NTD: LIST OTHER LENDERS AND APPLICABLE PERCENTAGE.

3

Schedule J to the Credit Agreement (Canada) dated as of March 18, 2004 between PETRO-CANADA as Borrower and a syndicate of Lenders with BANK OF MONTREAL as Agent

REALLOCATION REQUEST

Date:

Bank of Montreal 19th Floor, First Canadian Place 100 King Street West Toronto, Ontario M5X 1A1	[International Credit Facility Agent]
Attention: [•]
Attention: Manager, Agency Services Canada

Dear Sir:

        We refer to the Credit Agreement (Canada) dated as of March 18, 2004 between PETRO-CANADA as Borrower, and a syndicate of Lenders with BANK OF MONTREAL as Agent (the "Credit Agreement"). Capitalized terms used herein have the same meaning as in the Credit Agreement.

        Pursuant to Section 3.2 of the Credit Agreement, we hereby give notice of our intention, effective                        , to cancel the Total Commitment from Cdn.$                        to Cdn.$                        and to do so by reducing the Commitment of each of the Exempt Lenders by the amounts described in Exhibit I hereto and to increase the "Total Commitment" under the International Credit Facility from Cdn.$                        to Cdn.$                        and to do so by increasing the "Commitment" of each of the "Lenders" under the International Credit Facility by the amounts described in Exhibit I hereto. We confirm that the conditions precedent to such reallocation contained in Section 3.2 will be satisfied on the effective date of such reallocation.

Yours truly,
PETRO-CANADA
Per:

Name:

Title:

QuickLinks

TABLE OF CONTENTS
ARTICLE 1 INTERPRETATION
ARTICLE 2 REPRESENTATIONS AND WARRANTIES
ARTICLE 3 THE CREDIT FACILITY
ARTICLE 4 REPAYMENT AND PREPAYMENT
ARTICLE 5 PAYMENT OF INTEREST AND FEES
ARTICLE 6 PAYMENT AND TAXES
ARTICLE 7 CONDITIONS PRECEDENT TO DISBURSEMENT OF THE BORROWINGS
ARTICLE 8 COVENANTS OF THE BORROWER
ARTICLE 9 EVENTS OF DEFAULT
ARTICLE 10 EXPENSES AND INDEMNITIES
ARTICLE 11 THE AGENT AND THE LENDERS
ARTICLE 12 SUCCESSORS AND ASSIGNS AND JUDGMENT CURRENCY
ARTICLE 13 MISCELLANEOUS